Exhibit 10.12

AGREEMENT OF LEASE

EQC 600 WEST CHICAGO PROPERTY LLC, a Delaware limited liability company,

LANDLORD,

AND

TEMPOS LABS, INC.,

a Delaware corporation,

TENANT

PREMISES: Portion of the 5th Floor

                  600 West Chicago Avenue, Chicago, Illinois 60654

DATED: January 18, 2018

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Table of Contents

(continued)

EXHIBITS

Exhibit A:	Floor Plan of the Premises
Exhibit B:	Rules and Regulations
Exhibit C:	Fixed Rent Schedule
Exhibit D:	Work Letter
Exhibit E:	Additional Provisions
Exhibit E-1:	First, Second and Third Expansion Spaces
Exhibit F:	Cleaning Specifications
Exhibit G:	Premises Acceptance Letter
Exhibit H:	Form of Letter of Credit

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AGREEMENT OF LEASE (“Lease”), dated as of January 18, 2018 (“Effective Date”) between EQC 600 WEST CHICAGO PROPERTY LLC, a Delaware limited liability company (“Landlord”), and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

The parties hereto, for themselves, their legal representatives, successors and assigns, covenant and agree as follows.

ARTICLE 1 BASIC LEASE PROVISIONS; ADDITIONAL DEFINITIONS.

Section 1.1 Basic Lease Provisions. The provisions of this Section 1.1 are intended to be definitional in nature and in outline form and may be addressed in detail in other Articles of this Lease.

Broker:	CBRE, Inc. (“Tenant’s Broker”) and The Telos Group LLC (“Landlord’s Broker”)

600 Building or Building:	All the buildings, equipment and other improvements and appurtenances now located or hereafter erected, constructed or placed upon the real property and any and all alterations, renewals, replacements, additions and substitutions thereto, presently known by the address of 600 West Chicago Avenue, Chicago, Illinois. For purposes of clarification. the term ‘600 Building” does not include any residential buildings. structures or units or parking facilities.

900 Building or 900 Building:	All the buildings, equipment and other improvements and appurtenances now located or hereafter erected, constructed or placed upon the real property and any and all alterations, renewals, replacements, additions and substitutions thereto, presently known by the address of 900 North Kingsbury, Chicago, Illinois. For purposes of clarification, the term ‘900 Building and “900 North Building’ does not include floors 8-11 or any residential buildings, structures or units or parking facilities.

Commencement Date:	The date which is the earlier of (i) 180 days after the Delivery Date (as defined in Section 1 of Exhibit D) (the “Build Out Period”), and (ii) the date on which Tenant commences its business operations in the Premises. If Tenant commences its business operations in the Premises prior to the last day of the Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations in the Premises and ending on the last day of the Build Out Period is referred to as the “Beneficial Occupancy Period”:

.Expiration Date:	The last day of the 132nd calendar month from and including the Commencement Date.

Fixed Rent:	As set forth on Exhibit C attached hereto and incorporated herein.

Landlord’s Agent:	CBRE Inc., or any other person or entity designated at any time and from time to time by Landlord as Landlords Agent and their successors and assigns.

Permitted Use:	The Premises shall be used by Tenant, in compliance with all Legal Requirements, solely as executive and general offices, the Laboratory Use (defined in Section 3.2 of this Lease as set forth in Section 9 of Exhibit E attached hereto), and uses ancillary thereto, and for no other purpose.

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Premises:	A portion of the 5th floor of the 600 Building, as shown on the floor plan attached to this Lease as Exhibit A.

Premises	The Rentable Square Foot area of the Premises described on the floor plan attached as Exhibit A hereto, as the Premises Area may be increased or decreased from time to time pursuant to this Lease. Landlord and Tenant agree that for purposes of this Lease, the Rentable Square Foot Area of the Premises is 78,017 which shall not be subject to remeasurement or adjustment.

Security Deposit:	$500,000.00, subject to Sections 2.5 and 2.6.

Tenant’s Proportionate Share:	6.5281% (78,017/1,195,099)

Term:	The term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date, unless sooner terminated or extended pursuant to the terms of this Lease.

Section 1.2 Additional Definitions,

Additional Rent	All sums other than Fixed Rent payable by Tenant to landlord under this Lease, including, without limitation, Tenants Tax Payment, Tenant’s Operating Payment, overtime or excess service charges, any fees and amounts due under Article 10 hereof, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease. If Tenant fans to timely pay any amount of Additional Rent as required under this Lease beyond any applicable notice and cure periods, Landlord shall have the same rights and remedies reserved by Landlord herein for a failure to timely pay Fixed Rent.

Affiliate:	With respect to any Person, any other Person that, directly or indirectly, through one or mare intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

Alterations:	Alterations, installations, improvements, additions or other physical changes (other than decorations consisting of painting, wall coverings and carpeting in the Premises which are not visible from outside the Premises) in or about the Premises or elsewhere in the Building, including, without limitation, Tenant’s Alterations.

Base Rate:	The annual rate of interest publicly announced from time to time by Citibank, NA., New York, New York (or any successor thereto) as its “base rate”, or such other term as may be used by Citibank, N.A. from time to time for the rate presently referred to as its base rate.

Building Systems:	The mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, sanitary, life-safety, utility and all other service systems of the Building, but not including the portions of such systems installed in the Premises or elsewhere in the Building by Tenant for Tenant’s exclusive use or by another tenant or occupant for such other tenants or occupants use.

Business Days:	All days, excluding Saturdays, Sundays, and all days observed by the City of Chicago, the State of Illinois, or the United States of America or any unions serving the Building as legal holidays.

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Control:	As to any Person: (a) the ownership, erectly or Wire*. of more than Any per cart (SO%) of (0 the outstanding voting stock of a corporation, or (II) the beneficial ownership [Merest*, however characterized, of any other entity, and/or (b) the possession, directly or indirectly, of the power to direct or cause the canyon of the management and pews of such Person, whether through the ownership of voting securities or other ownership interests. by statute, or by contact.

Default Rate:	A rate per annum equal to the lesser of four (4) percentage points above the Base Rate or the highest rate permitted by applicable law.

Environmental Laws:	All Legal Requirements now or hereafter in effect relating to the environment, health, safety, or Hazardous Materials.

Governmental Authority:	Any of the United States of America, the State of Illinois, the City of Chicago, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the vaults, curbs, sidewalks, streets and wets adjacent thereto.

Hazardous Materials:	Any substances, materials or wastes regulated by any Governmental Authority or deemed or defined as a °hazardous substance”. “hazardous ‘material”, “toxic substance”, “toxic pollutant”, “contaminant”, “pollutant”, “solid waste”, “hazardous waste” or words of similar import under applicable Legal Requirements, oil and petroleum palate natural or synthetic gas, polychlorinated biphenyls, asbestos in any form, urea formaldehyde, radon gas, or the emission of non-ionizing radiation, microwave radiation or electromagnetic fields at levels in access of those (if any) specified by any Governmental Authority or which may cause a health hazed or danger to property, or the emission of any loon of ionizing radiation.

Legal Requirements:	Ail present and future laws. rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the Americans with Disabilities Act (42 U.S.C. §12,101 et seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. 89801 at seq.), the Chicago Building Code (Title 17 Municipal, Code of Chicago) and any law of like import, Chapter 2-120-580 through 920 of the Municipal Code of Chicago regarding landmark restrictions and conditions affecting the Real Property. and all rules, regulations and government orders with respect thereto, and of any applicable Nit rating bureau, or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in from thereof or any vault ln or under the Building.

Mortgage:	Any mortgage or trust indenture which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgagee:	Any mortgagee, trustee or other holder of a Mortgage.

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Person:	Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

Prohibited Use:	Any use, occupancy or purpose which is not a Permitted Use or any use or occupancy of the Premises that in Landlords reasonable judgment would: (a) cause damage to the Building, the 900 North Building (defined below), the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises, the Building or the 900 North Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facings or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building or the 900 North Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building or (f) adversely affect the first class image of the Building or the 900 North Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant, tavern or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or a pantry (which may include a microwave oven) installed solely and exclusively for the use of Tenant’s employees and invitees), liquor, tobacco or drugs; (iii) the business of photocopying, multililth or offset printing (except photocopying in connection with Tenant’s own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generated solicitation of the general public to visit Tenant’s offices in person without a prior appointment) or a savings and loan association or retail facilities or any financial, lending, securities brokerage or investment activity, except as permitted pursuant to the Permitted Use; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of the City of Chicago or the State of Illinois or of any other Governmental Authority, any foreign government, the United Nations. or any agency or department of any of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of tiny kind to the general public; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services expressly including, without limitation, a clinic, office or other facility performing abortions; (xiv) any pornographic indecent or immoral use or purpose including, without limitation, an establishment selling or exhibiting pornographic materials or drug related paraphernalia or an adult theatre or live performance theatre exhibiting nude or lewd performers or performances or lascivious behavior; (xv) any illegal purposes or any activity constituting a legal nuisance; (xvi) a fire sale, bankruptcy or going out of business sale (unless permitted pursuant to a court order with proper permits issued by the City of Chicago); (xvii) a mortuary or funeral home; (xviii) a carnival or flea market; (xix) an off-track betting store or parlor; (xx) a pawn shop or currency exchange; (xxi) a deep discount store; (xxii) a bowling alley, disco, nightclub, pool or billiard hall, dance hall or amusement or video arcade; (xxiii) a massage parlor; (xxiv) a gun shop or firing range; (xxv) a salvage shop; (xxvi) a methadone clinic or drug or alcohol dependency clinic; (xxvii) a dry cleaner or other use which produces odors that emanate beyond the Premises; or (xxviii) any other use inconsistent with comparable buildings in a 1⁄2 mile radius of the Real Property.

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Real Property:	Collectively, the Building, the land on which the Building is located, and any other buildings, improvements and structures located on such land. For purposes of clarification, the term “Real Property” does not include any residential buildings, structures or units or parking facilities.

Rent:	Fixed Rent and Additional Rent, collectively.

Rentable Square Feet (Foot or Footage):	The deemed rentable area of the Building or any portion thereof, computed on the basis set forth below; provided, however, that in no event shall such deemed Rentable Square Footage constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises.

Rules and Regulations:	The rules and regulations attached to this Lease as Exhibit B and such additional rules and regulations as Landlord may adopt from time to time in a reasonable manner and which do not materially and adversely interfere with Tenants use of the Premises as permitted hereunder or reduce Tenants rights under this Lease.

Substantial Completion:	As to any construction performed by any party in the Premises, that all of such work has been completed substantially in accordance with (i) the provisions of this Lease applicable thereto, and (ii) the plans and specifications for such work, except for minor details of construction, decoration and mechanical adjustments. if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises, and with are capable of being corrected (in Landlord’s reasonable judgment) within thirty (30) days by the party performing the same (collectively the “Punchlist Items”) or which, in accordance with good construction practice, should be completed after the completion of other work to. be performed in the Premises.

Superior Lease:	Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord, as lessee, and all renewals, extensions, supplements, amendments and modifications thereof.

Superior Lease:	A lessor under a Superior Lease.

Tenant’s Alterations:	All Alterations, including Tenants initial Alterations, as defined in Section 4.1, in and to the Premises and elsewhere in the Building which may be made by or on behalf of Tenant prior to and during the Term, or any renewal thereof.

Tenant Party:	Any Tenant, any Affiliate of Tenant, any assignee of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents or representatives.

Tenant’s Property;	Tenant’s movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings, and other items of personal property installed by Tenant which are removable without material damage to the Premises or Building.

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ARTICLE 2 DEMISE, PREMISES, TERM, RENT, SECURITY DEPOSIT

Section 2.1 Lease of Premises; Possession prior to Commencement Date. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use. on a non-exclusive basis and in common with other tenants, the lobby area and other building common areas which are meant to be used by tenants of the Building. Subject to Landlord’s obligation to correct Latent Defects (as defined in Section 5.1) pursuant to the terms of Section 5.1, Tenant accepts the Premises in “as is” condition and configuration without any representations or warranties by Landlord or any party acting on Landlord’s behalf. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition and that Landlord has no obligation to perform any work in the Premises, the Building or the Real Property or otherwise prepare the Premises for Tenants occupancy, provided, nothing contained in this Section 2.1 shall in any way limit, reduce or affect Landlords maintenance obligations as to the Premises pursuant to the terms and provisions of this Lease. Landlord shall not be liable for, and the validity of this Lease shall not be impaired by, a failure to deliver possession of the Premises or any other space due to the holdover or continued wrongful possession of such space by another party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of this Lease; provided, however, (i) except for the cost of such services requested by Tenant. Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Premises and for any services specifically requested by Tenant.

A form of premises acceptance letter is attached as Exhibit G (the “Premises Acceptance Letter”), Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a Premises Acceptance Letter specifying the dates referenced therein. If Tenant fails to execute and return the Premises Acceptance Letter, or to provide written objection to the statements contained in the Premises Acceptance Letter, within 30 days after the date Tenant receives the Premises Acceptance Letter from Landlord, Landlord shall provide an additional written notice to Tenant (“Landlord’s Additional PAL Notice”) advising Tenant that it has not executed the Premises Acceptance Letter or provided written objections thereto and that Tenant will be deemed to have approved the statements contained therein if Tenant does not deliver to Landlord either a signed Premises Acceptance Letter or written objections thereto within 5 Business Days after receipt of Landlord’s Additional PAL Notice. If Tenant falls to provide Landlord with either a signed Premises Acceptance Letter or written objections thereto within 5 Business Days after receipt of Landlords Additional PAL Notice, Tenant shall be deemed to have approved the statements contained in the Premises Acceptance Letter

Section 2.2 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by check or federal wire transfer of immediately available funds: (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be made by electronic money transfer in accordance with Landlords written instructions regarding the same or by such other means or method of payment as Landlord may direct in writing. Unless otherwise notified in writing by Landlord, all payments of Rent shall be made by ACH transfer to Landlord in accordance with the following: Bank: PNC Bank, Bank Address: 1950 East Route 70, Cherry Hill, NJ 08003, Account Name: EQC Operating Trust, ABA Routing #: 031207607, Account #: 8026300702, Reference: 605280. Except as otherwise expressly set forth in this Lease, Tenant’s obligations to pay Rent are independent of each and every covenant contained in this Lease.

Section 2.3 First Month’s. Rent. Tenant shall pay to Landlord an amount equal to the first full month of Fixed Rent due under this Lease upon the execution of this Lease by Tenant, which payment shall be applied by Landlord to the first month’s Fixed Rent due under this Lease following the Abatement Period (defined in Section 2.4 below).

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Section 2.4 Rent Abatement. Notwithstanding anything to the contrary set forth in Exhibit C so long as no Event of Default has occurred and is continuing, but subject to Section 7(c) of Exhibit D Tenant shall be entitled to (a) an abatement of 100% of the Fixed Rent due with respect to the Premises during each of the first 12 consecutive full calendar months following the Commencement Date (the “Rent Abatement Period”) (the total amount of Fixed Rent abated during the Rent Abatement Period is referred to as the “Abated Base Rent’), plus (b) an abatement of 100% of Tenants Operating Payment and Tenant’s Tax Payment payable for the Premises with respect to the Rent Abatement Period (collectively, the “Abated Additional Rent”). The Abated Base Rent and the Abated Additional Rent collectively are referred to as the “Abated Rent.” During the Rent Abatement Period, only Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment shall be abated, and all other Additional Rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

Section 2.5 Security Deposit. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Legal Requirements) as security for the performance of Tenants obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Legal Requirements, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other obligation, loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant within five (5) Business Days after written demand, shall restore the Security Deposit to its original amount Landlord shall return any unapplied portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of the Expiration Date or the date Tenant surrenders the Premises to Landlord in compliance with the terms of this Lease. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

Subject to the remaining terms of this Section 2.5 and provided that, during the twelve (12) month period immediately preceding the effective date of any reduction of the Security Deposit, Tenant has timely paid all Rent and no Event of Default has occurred and is continuing under this Lease as of the date upon which Tenant is entitled to a reduction in the Security Deposit pursuant to this Section 2.5 (the “Security Reduction Conditions”), Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit amounts will be as follows: (i) $250,000.00 effective as of the last day of the 48th full calendar month of the Term; and (ii) $0.00 effective as of last day of the 60th full calendar month of the Term. If Tenant is not entitled to reduce the Security Deposit as of a particular reduction effective date due to Tenants failure to satisfy the Security Reduction Conditions during the twelve (12) month period prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the Security Reduction Conditions during such twelve (12) month period. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such Event of Default, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein.

If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Security Reduction Notice”). If Tenant provides Landlord with a Security Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above.

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Section 2.6 Letter of Credit. The Security Deposit may be in the form of negotiable standby letter of credit (the “Letter of Credit”), which Letter of Credit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall: (a) be in the amount of $500,000.00, (b) be issued on the form attached hereto as Exhibit H or another form meeting the requirements set forth herein and otherwise acceptable to Landlord, (c) name Landlord as its beneficiary, (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord (the “Issuing Banks”), (e) be able to be drawn upon in Chicago, Illinois, (f) be “callable” at sight, unconditional and irrevocable, (g) be fully assignable, without a fee (or with a fee that shall be payable by Tenant), by Landlord and its successors and assigns, (h) permit partial draws and multiple presentations. If permitted by applicable Legal Requirements, the Letter of Credit shall be an “evergreen” letter of credit, which shall be for a term of not less than 1 year, and which provides that the same shall be automatically renewed for successive 1 year periods through a date which is not earlier than thirty (30) days after the Expiration Date of this Lease, as such date is renewed or extended (the “LOC Expiration Date”). In the event an “evergreen” letter of credit is not permitted by applicable Legal Requirements or a letter of credit cannot be obtained through the LOC Expiration Date, the Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year, and Tenant agrees that it shall from time to time, as necessary, as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder and meeting the requirements set forth herein, is in effect until a date which is at least thirty (30) days after the LOC Expiration Date. If the LOC Expiration Date is after the stated expiration date of the Letter of Credit then held by Landlord and either the issuing Bank does not renew the Letter of Credit at least sixty (60) days prior to the stated expiration date of such Letter of Credit or Tenant fails to furnish to Landlord such renewal or replacement at least sixty (60) days prior to the stated expiration date of such Letter of Credit, then Landlord, or its managing agent, may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of Section 2.5 above. In addition, Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or are applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease and remains unpaid after the expiration of any applicable notice and cure period, or (2) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the long term rating of the issuing Bank has been downgraded to BBB or lower (by Standard & Poor’s) or Baa2 or lower (by Moody’s) and Tenant has failed to deliver a new Letter of Credit from a bank with a long term rating of A or higher (by Standard & Poor’s) or A2 or higher (by Moody’s) and otherwise meeting the requirements set forth in this Section within ten (10) Business Days following notice from Landlord. The Letter of Credit will be honored by the issuing Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution satisfactory to the Landlord at the time of the issuance thereof.

If Landlord draws on the Letter of Credit as permitted in this Lease or by the Letter of Credit, then, within ten (10) Business Days after receipt of Landlord’s written demand, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount and Tenant’s failure to do so shall constitute an incurable Default. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with Section 2.5 above, equal to the restoration amount required under the Letter of Credit. If Landlord desires to assign the Letter of Credit, Tenant shall execute and deliver to the issuing Bank and documents required to effectuate such transfer and pay any transfer and processing fees.

The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Legal Requirements, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and it shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuing Bank in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing Bank, (b) Tenant is not a third party beneficiary of such contract, (c)

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Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenants bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

Subject to the remaining terms of this Section 2.6 and provided that the Security Reduction Conditions are satisfied, the balance of the Letter of Credit shall be reduced to (i) $250,000.00 effective as of the last day of the 48th full calendar month of the Term, and (ii) $0.00 effective as of the last day of the 60th full calendar month of the Term (each a “Reduction Date”). On each Reduction Date, Tenant shall send Landlord a notice requesting Landlord to reduce the Security Deposit. Provided the Security Reduction Conditions are satisfied, Landlord shall consent in writing to, and, at no cost to Landlord (A) accept from the issuing Bank, an amendment to the Letter of Credit or a substitute Letter of Credit in the form annexed hereto as Exhibit H or another font meeting the requirements set forth herein and otherwise acceptable to Landlord, which reduces the Letter of Credit as provided herein but which does not otherwise amend or modify same, and (B) if requested by the issuing Bank, execute and deliver to the issuing Bank such instruments reasonably required by the issuing Bank to effectuate such reduction.

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ARTICLE 3 USE AND OCCUPANCY

Section 3.1 Permitted Use: Licenses and Permits. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant acknowledges that Tenant’s use of the Premises solely for the specific use set forth in the “Permitted Use” paragraph of Section 1.1 above is a primary inducement for Landlords execution and delivery of this Lease, and the performance of Landlord’s obligations hereunder, in order that Landlord may ensure that there be maintained within the Building an appropriate tenant mix for the continued operation of a multiuse retail, office and telecommunications mixed-use development Tenant shall not use or occupy or Permit the use or occupancy of any Part of the Premises in a manner constituting a Prohibited Use, which violates any Legal Requirement, which causes the Building to be in violation of any Legal Requirement, or which exceeds the floor loads for the Premises. Tenant at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lased conduct of the Permitted Use in the Premises. Landlord makes no representation to Tenant that Tenant will be able to obtain all required licenses or permits for Tenant’s Permitted Use.

ARTICLE 4 ALTERATIONS

Section 4.1 Landlord’s Consent.

(a) Tenant’s Alterations. Tenant shall not make any Alterations, including, without limitation, Tenant’s installation and construction of the Premises to prepare the Premises for Tenet occupancy as well as fixturing, cabling and computer installations in connection therewith (collectively, “Tenant’s Initial Installations”), without Landlord’s prior written consent in each instance provided, however, that Tenant may make the following Alterations to the Premises without Landlord’s prior written consent (collectively, “Permitted Alterations”), (x) decorations consisting of furniture, painting, wall coverings and floor coverings in the Premises subject to the terms and conditions of the Lease (“Decorative Alterations”), and (y) other Alterations that satisfy the Alterations Criteria (as hereinafter defined), and which (together with any other Alterations performed by Tenant during the calendar year in which such other Alterations were performed) cost, in the aggregate, less than $30,000.00; provided, further, that Tenant shall provide Landlord with at least ten (10) (Business Days’ prior written notice prior to making any Permitted Alterations, which notice shall include (except in the case of Decorative Alterations) a set of plans and specifications for such Permitted Alterations, as described in Section 4.2(a) below. Landlords consent to Tenants Alterations shall be granted or denied in Landlords sole discretion; provided, however, that Landlord shall not unreasonably withhold or delay its consent to Tenants Initial Alterations to adapt the Premises for the Permitted Use provided that such Alterations (i) are nonstructural and do not affect the Building Systems or services, or violate the design or engineering standards or criteria of Landlord for the Building, (ii) are performed only by contractors or mechanics approved in writing by Landlord, (iii) affect only the Premises and are not visible from outside of the Premises, (iv) do not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building or the 900 North Building, (v) do not reduce the value or utility of the Building or the 900 North Building, (vi) do not violate any Legal Requirements or the Building Rules and Regulations, or cause the Premises or the Building or the 900 North Building to be non-compliant with any Legal Requirements, (vii) do not adversely affect any Common Areas or other tenant of the Building or the 900 North Building or the premises of any such other tenant, and (viii) do not conflict with or violate any rules and regulations of Landlord’s insurance carrier (collectively, the “Alterations Criteria”). Tenant shall provide Landlord with a final complete set of Tenant’s Plans (defined below) for Tenant’s Initial Alterations, which Tenant shall cause to be prepared at Tenant’s sole cost and expense, within forty-five (45) days after the Effective Date. Landlord shall notify Tenant within five (5) Business Days after Tenant’s delivery of Tenants Plans, (i) whether Landlord consents or withholds its consent thereto, and (ii) if Landlord withholds its consent, the reason or reasons therefor. If Landlord fails to notify Tenant of its consent or withholding of consent within such five (5) Business Day period, and (x) Landlord further falls to notify Tenant of its consent or withholding of consent within five (5) Business Days after delivery (or attempted delivery) of a second written request by Tenant to landlord, (y) Tenant has evidence that Landlord received or refused delivery of such second notice (In the form of a return receipt or proof of refusal of delivery), and (z) such second notice stated on its face that refusal to timely respond constitutes a “deemed consent”, then Landlord shall be deemed to have consented to Tenants Plans as submitted.

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If Landlord’s approval of a contractor is required, Landlord than notify Tenant within five (5) Business Days after Tenants written request whether Landlord consents or withholds its consent to any contractor proposed by Tenant to perform Tenant’s Initial Alterations. If Landlord falls to notify Tenant of its consent or withholding of consent within such five (5) Business Day period, and Tenant has evidence that Landlord received the notice requesting such consent (In the form of a return receipt or proof of refusal of delivery), than Landlord shall be deemed to have consented to the contractor proposed by Tenant to perform such Tenants Alteration.

(b) Tenants Acknowledgment. Tenant acknowledges and confirms that neither Landlord’s review and/or approval of any plans and specifications for any Alterations, nor Landlord’s consent to or approval of any Alterations, shall constitute a representation or warranty by Landlord that such Alteration comply with (or have been designed or engineered in a manner which would comply with) the Alterations Criteria. Tenant further acknowledges and confirms that Tenant’s obligation and responsibility to cause all Alterations performed by or on behalf of Tenant to comply with the Alterations Criteria shall remain in full force and effect notwithstanding that Landlord may have reviewed or approved plans and specifications for such Alterations (or otherwise consented or approved such Alterations) which do not comply with any such Alterations Criteria, and that no such review, consent or approval by Landlord shall in any way release or excuse Tenant from Tenants obligation to cause all Alterations performed by or on behalf of Tenant to comply with the Alterations Criteria. In the event that Tenant performs any Alterations which breach or violate the Alterations Criteria, Tenant shall, upon Landlord’s demand, immediately cure such breach or violation in a manner reasonably acceptable to Landlord at Tenant’s sole cost and expense, and if Tenant fails to so cure such breach or violation within the cure periods set forth in Section 16.1(c) hereof, Landlord shall have the right, (but not the obligation) to cure such breach or violation at Tenants sole cost and expense (in addition to all other rights) and remedies to which Landlord is entitled under this Lease, at law and in equity), which right shall only arise after the expiration of all applicable notice and cure periods. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any and all claims, demands, suits, causes of action, losses, costs, damages, liabilities and expenses (including, without limitation, reasonable attorney’s fees and expenses) brought against, sustained or incurred by Landlord which result from a arise out of any failure by Tenant (or any other Tenant Party) to comply with the Alterations Criteria. Notwithstanding the foregoing, Landlord agrees that to the extent Tenant performs an Alteration in accordance with plans and specifications approved by Landlord pursuant to the terms and provisions of this Lease, Landlord shall not claim such Alteration violates any Alterations Criteria which Landlord has knowledge, after due inquiry, unless (i) a change in a Legal Requirement occurs after the completion of such Alteration or (ii) Tenants subsequent used such Alteration violates, or is inconsistent with, any Alterations Criteria.

Section 4.2 Plans and Specifications.

(a) Conditions. Prior to making any Alterations (other than Decorative Alterations), including, without limitation, Tenants Initial Alterations, Tenant, at its expense, shall submit to Landlord for its written approved or, in the case of Permitted Alterations, for Landlord’s review, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings, if applicable) of each proposed Alteration, (individually and collectively, “Tenant’s Plans”), including any Alterations(s) affecting any Building System. Additionally, if any Building System will be affected by any Alteration proposed by Tenant, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for such affected Building System. With respect to all Alterations performed by or on behalf of Tenant (including, without limitation, Permitted Alterations), Tenant shall obtain all permits, approvals and certificates required by any Governmental Authorities, and shall furnish to Landlord copies of policies or certificates required of workers compensation (covering all persons to be employed by Tenant, and Tenants contractors and subcontractors in connection with such Alteration) and commercial general liability (Including property damage coverage) insurance and Builder’s Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent Landlord’s asset manager and their respective employees and agents, any Superior Lessor and any Mortgagee as additional insureds. Landlord shall notify Tenant whether Landlord consents or withholds its consent to any proposed Tenant’s Plans in the manner and time periods set forth in Section 4.1(a). In the event Landlord

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shall withhold approval of any proposed Tenant’s Plans, Landlord, within five (5) Business Days after Landlord’s receipt of a complete set of such Tenant’s Plans (together with any additional documents or information Landlord may reasonably request on account of Landlord’s review of such Tenant’s Plans), shall notify Tenant in writing of its objections thereto and Landlord and Tenant shall cooperatively and in good faith work to reach a mutually acceptable agreement with respect to such plans. Tenant shall promptly reimburse Landlord, as Additional Rent within ten (10) days after delivery of an invoice therefor; for all overtime services provided to Tenant by Landlord in connection with Tenant’s performance of any Alterations, together with all reasonable costs and expenses incurred by Landlord from any third-party consultants retained by Landlord in connection with Tenant’s performance of any Alteration, provided such consultants are necessary (In Landlords reasonable judgment) to review and/or supervise the Performance of such Alterations and Landlord provides advanced written notice to Tenant that such consultants are being retained in connection with such Alterations.

(b) Manner and Quality of Alteration. All Tenants Alterations, including, without limitation, Tenant’s Initial Alterations, shall be performed by Tenant with due diligence, in a good and workmanlike manner and free from liens and defects, in accordance with Tenant’s Plans and by contractors reasonably approved by Landlord (to the extant required above), under the supervision of a licensed architect reasonably satisfactory to Landlord, and in compliance with all Legal Requirements, the terms of this Lease, all procedures and regulations than prescribed by Landlord for coordinating all work performed in the Building and the Rules and Regulations. All materials and equipment to be used in the Premises shall be new, or first quality and at least equal to the reasonable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.

(c) Governmental Approvals. Upon completion of any Alterations, Tenant at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority, and shall furnish Landlord with copies thereof; together with “as-built” plans and specifications for any such Tenant Alterations prepared on an Autocad Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) and magnetic computer media of such record drawings and specifications, translated into DXF format or another format acceptable to Landlord.

(d) Removal of Tenant’s Alterations. On the date upon which the Term shall expire and coma to an and, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant at Tenant’s sole cost and expense, (i) shall quit and surrender the Premises to Landlord, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall remove all of Tenant’s Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Premises and the Building, and (iii) shall repair all damage to the Premises and Building occasioned by such removal. With the exception of any Specialty Alterations (as hereinafter defined), Tenant shall have no obligation to restore the Premises to the condition which existed therein prior to the Commencement Date. The term “Specialty Alterations” shall mean Alterations consisting of any executive or private lavatories, raised computer floors, vaults, any steel plates or reinforcement installed by Tenant (including without limitation, in connection with libraries or file systems), pneumatic tubes, horizontal transportation systems, and any other Alterations of a similar character to those enumerated in this sentence, and the installation of any equipment outside of the Premises. If Landlord so elects (at Landlords sole option), any or all of Specialty Alterations shall remain in the Premises and become the property of Landlord upon the expiration or sooner termination of this Lease:. Any election of Landlord to require that Specialty Alterations remain within the Premises upon the termination or expiration of this Lease shall be made in writing by Landlord to Tenant no later than twenty (20) days prior the Expiration Date or within fifteen (15) days after the sooner termination of this Lease, it being understood that (subject to the proviso at the end of this Sentence) in the absence of such notice from Landlord, Tenant shall be required to remove all Specialty Alterations from the Premises (In accordance with the terms and provisions of this Lease) upon the expiration or sooner termination of the Term at Tenant’s sole cost and expense; provided, however, that, at the time that Tenant requests Landlord’s approval for the performance of any Specialty Alterations under this Lease (or notifies Landlord of Tenant’s performance of any such Specialty

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Alterations, in the case of Specialty Alterations which do not require Landlord’s consent hereunder), Landlord shall, if Tenant so requests in writing (or may, if Tenant does not so request in writing), notify Tenant within fifteen (15) days after Tenant’s written request of those Specialty Alterations which Landlord will not require Tenant to remove upon the expiration or termination of the Term of this Lease, and, in the event that Landlord identifies any such Specially Alterations which shall not be removed from the Premises, Tenant shall not remove such Specially Alterations from the Premises upon the expiration or sooner termination of the Term of this Lease. Tenant’s obligations under this Section 4.2(d) shall survive the expiration or sooner termination of the Term.

(e) Removal of Tenant’s Property. Upon the Expiration Date (or earlier termination of the Lease or any renewal thereof), Tenant shall remove all of Tenants Property from the Premises at Tenant’s sole cost and expense.

(f) General. Tenant shall repair and restore in a good and workmanlike manner (reasonable wear and tear excepted) any damage to the Premises and the Building caused by such removal of Tenant’s Property and/or Tenant’s Alterations. Any of Tenant’s Alterations or Tenant’s Property not so removed by Tenant shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or be removed from the Premises and disposed of by Landlord (and any damage caused thereby repaired) at Tenants cost and without accountability to Tenant. The provisions of this Section 4.2(f) shall survive the expiration or earlier termination of this Lease.

(g) Waiver of Construction Supervisory Fee. Tenant shall not be required to pay Landlord or Landlord’s Agent a construction supervisory fee in respect of the Tenant’s Alterations, provided that nothing contained in this subsection 4.2(g) shall limit Landlord’s right to reimbursement for third-party consultants pursuant to the last sentence of subsection 4.2(a).

Section 4.3 Mechanic’s Liens.

(a) If because of any act or omission of Tenant or any Tenant Party, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property, then Tenant shall indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (inducting reasonable attorneys’ fees and disbursements) resulting therefrom, and Tenant shall cause such mechanic’s lien, financing statement or other lien, charge or order to either be released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, within thirty (30) days after the filing thereof (at Tenant’s sole cost and expense).

(b) Notwithstanding the foregoing, Tenant shall have the right to grant a lien to a lender or other financial institution on Tenant’s Property, provided, in no event shall such lien (or security therefor) be recorded and/or placed against Landlord, the Real Property, the Building or the Premises. If any such lien or security interest is recorded and/or placed against Landlord, the Real Property, the Building or the Premises, the indemnity provisions of this Section 4.3 and the provisions contained in subparagraph (a) above shall apply.

Section 4.4 Labor Relations. Tenant and any Tenant Party shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, or permit any materials to be delivered to or used in the Building, whether in connection with any alteration or otherwise. If, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict with any union, other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or remit in picketing, or labor stoppages, or interfere with the use and enjoyment of the Building by other tenants or occupants of the Building. In the event of such interference or conflict, upon Landlord’s request Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

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ARTICLE 5 CONDITION OF THE PREMISES

Section 5.1 Condition. Tenant has examined the Premises and, subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof, agrees to accept possession of the Premises in their “as is” condition on the Effective Date with the exception of all latent defects not readily observable to the naked eye (“Latent Defects”), so long as Tenant discloses the existence of any such Latent Defects to Landlord by written notice (the “Latent Defects Notice”) received by Landlord on the earlier to occur of (x) that date which is no later than thirty (30) days after Tenant’s discovery of any such Latent Defect, or (y) the date of Substantial Completion of Tenant’s Initial Alterations (the “Latent Defects Notice Date”), and subject to Landlord’s ongoing maintenance and repair obligations pursuant to Section 6.1 hereof, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses, make any contribution or make any installations in order to prepare the Premises for or in connection with Tenant’s occupancy or repair any Latent Defects after the Latent Defects Notice Date, unless Landlord timely receives the Latent Defect Notice and Landlord’s obligations with respect to Latent Defects shall be strictly limited to those Latent Defects set forth in the Latent Defects Notice. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the Premises was in good and satisfactory condition, except with respect to any Latent Defects discovered prior to the Latent Defeats Notice Date. Notwithstanding anything contained in this Lease to the contrary, Landlord, as of the date hereof and as of the Commencement Dade (unless otherwise noted in this Section 5.1), represents and warrants to Tenant that (i) Landlord is the lawful owner of the fee interest of the Building and the Real Property; (ii) Landlord possesses the authority to enter into this Lease and be bound by the terms and provisions hereof; (iii) there are no pending, and to the best of Landlord’s knowledge and belief, threatened lawsuits, proceedings or legal actions which would prevent Landlord from entering into this Lease or from performing any of its obligations or duties hereunder; and (iv) there are no Hazardous Materials located in the Premises (which have not been encapsulated or abated).

Section 5.2 Intentionally Omitted.

ARTICLE 6 REPAIRS: FLOOR LOAD

Section 6.1 Repair and Maintenance Obligations. Landlord shall maintain, replace and repay as necessary in Landlord’s discretion the Building Systems and the public portions of the Building, both exterior and interior, and the structural elements thereof, including the roof, foundation and curtain wall in good mutation and repair and in compliance with all Legal Requirements and consistent with a first-class, mixed use retail and commercial center. Tenant, at Tenants expense, shall properly maintain the Premises and the fixtures, systems, equipment and appurtenances therein to the extent such systems service only the Premises, and make all non-structural repairs thereto and replacements thereof as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 11 and 12. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, Building Systems, or to its fixtures, equipment and appurtenances of the Building, caused by or resulting from negligence, omission. neglect or improper conduct of, or Alterations made by Tenant or any Tenant Party shall be repaired at Tenant’s expense, (a) by Tenant to the satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System). or (b) by Landlord (If the required repairs are structural or effect any Building System). Tenant also shall repair all damage to the Building and the Premises caused by the making of any Alterations by Tenant or by the moving of Tenant’s Property. All of such repairs shall be of quality or class equal to the original work or construction. If, after fifteen (15) days notice, Tenant fails to proceed with due diligence to make such repairs, Landlord may make such repairs at the expense of Tenant and Tenant shall pay the costs and expenses thereof incurred by Landlord, with interest at the Default Rate, as Additional Rent within ten (10) days after delivery of an invoice therefor together with appropriate evidence of such costs and expenses.

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Section 6.2 Floor Load. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of (i) one hundred fifty (150) lbs. per square foot or (ii) the floor load which is allowed by law. Tenant shall not move any safe, heavy equipment business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent. which consent shall not be unreasonably withheld or delayed and which consent may be conditioned by Landlord on Tenant’s installation, at Tenant’s sole cost and expanse, of structural supports and noise attenuation devices.

Section 6.3 Interruptions Due To Repairs. Landlord reserves the right to make (or cause to made) all changes, alterations, additions, improvements, repairs or replacements to the Building, Including the Bulldog Systems which provide sambas to Tenant, as Landlord deems necessary a desirable. Landlord shall use reasonable efforts to provide Tenant with prior notice (which may be oral and excepting in the event of an emergency) of, and to minimize interference with Tenants use and occupancy of the Premises during the making of such repairs, alterations, additions, improvements, or replacements provided that Landlord shall have no obligation to employ (or cause such other parties to employ) contractors or labor at overtime or other premium pay rates a to incur any other overtime code or additional expenses whatsoever. Except as provided in Section 10.6(b) hereof, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenants other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

ARTICLE 7 TAXES AND OPERATING EXPENSES.

Section 7.1 Definitions. For the purposes of this Article 7 the following terms shall have the meetings set forth below:

(a) “Comparison Year” shall mean any calendar year, all or any part of which falls within the Term.

(b) “Excluded Expenses” shall mean the following which shall not be included in Operating Expenses: (1) leasing commissions and costs of advertising the Building; (2) costs for space in the Building occupied by Landlord or its affiliates, except that costs for space occupied by the property manager of the Building shall not be excluded from Operating Expenses; (3) costs of restoration including the cost of restoring the Building resulting torn a partial condemnation to the extent of Landlord’s collection of condemnation or insurance proceeds; (4) costs for salaries and benefits in respect of partners, shareholders, members, and officers of landlord in their capacity as such; (5) the cost of any items for which Landlord is actually reimbursed by insurance (6) that portion of any cost of any work or service performed for, or a facility furnished to, any tenant or occupant of the Building that is greater than the work, service or facility which is performed or furnished generally for tenants and occupants of the Building to the extent Tenant does not benefit (or does not have the right to benefit) from such work, service or facility; (7) interest or other financing charges incurred in connection with indebtedness secured by a mortgage lien on the Real Property, and rent under any ground or underlying lease; (8) cash allowances to any tenant or occupant of the Building for leasehold improvements and decorating in connection with the initial leasing of demised premises in the Building; (9) the portion of any costs that are allocable to any other properties of Landlord or any of its affiliates, such as the portion of the personnel benefits, expenses and salaries of the type set forth in these exclusions of employees allocable to time spent by such employees in connection with properties other than the Real Property, or the portion of the premiums for any insurance carried under “blanket” or similar policies to the extent allocable to any property other than the Real Property; (10) any “gains” or ownership or control tax, mortgage recording tax, transfer or transfer gains tax, inheritance or estate tax imposed upon Landlord; (11) costs incurred in connection with preparing and negotiation of leases, amendments and modifications thereto, consents to subleases, assignments or any form of leases and attorneys’ fees and disbursements for the enforcement of tenant leases; (12) the portion (if any) of the management fee for the Building which exceeds the competitive market rate for management fees for similar buildings located in Chicago, Illinois; (13) any bad debt loss, rent loss or reserves for bad debts or rent loss; and (14) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

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(c) “Operating Expenses” shall mean the aggregate old costs and expenses (and taxes, if any, thereon), excluding Excluded Expenses, paid or incurred by or on behalf of Landlord (whether directly or through independent contractors and whether or not paid to an Affiliate of Landlord (provided any costs and expenses paid to an Affiliate of Landlord shall be at market rates)) in connection with the management, operation, repair and maintenance of, and the providing of security for, the Building and the Real Property, such as (without limitation): insurance premiums; the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities; attorneys’ fees and disbursements; auditing, management administrative and other professional fees and expenses; salaries, benefits, unemployment taxes. payments under collective bargaining agreements and other like amounts paid to Building employees under service contracts relating to the Buildings and any deal improvement as described in items (1) or (2) below which shall be installed by or on behalf of Landlord in the Building. Such capital improvements shall be amortized on a straight-line basis over the useful life of such capital improvements as determined in accordance with generally accepted accounting principles (with interest accruing on the unamortized portion thereof at the Base Rate in effect at the time such improvements are substantially completed per annum), and the amount included in Operating Expenses in any Comparison Year (until such improvement has been fully amortized) shall be equal to the annual amortized amount A capital improvement shall be included in Operating Expenses only if made on or after the Commencement Date, and if it either (1) is intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided, the amount included in Operating Expenses shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (2) is made during any Comparison Year in compliance with Legal Requirements. If during all or part of any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such Comparison Year, as the case may be, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if landlord had furnished such item(s) of work or service to such portion of the Building; provided, however, that any such adjustment shall apply only to Operating Expenses that are variable and therefore increase as leasing of the Building increases (including, but not limited to, Operating Expenses related to janitorial, trash removal and water services (“Variable Opening Expenses”)). In determining the amount of Operating Expenses for any Comparison Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) at any time during any Comparison Year, Operating Expenses shall be determined for such Comparison Year to be an amount equal to the like expenses which would normally be needed to be incurred had such occupancy been 95% throughout such Comparison Year; provided however, that any such adjustment shall only apply to Variable Operating Expenses.

(d) “Statement” shall mean a statement containing a comparison of (1) the Base Taxes and the Taxes payable for any Comparison Year, or (2) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year,

(e) “Tax Year” shall mean the defender year (or such other period as hereinafter may be duly adopted by the Cook County, Illinois as its eel year for real estate trot purposes).

(f) “Taxes” shall mean all real estate taxes, assessments, business improvement district charges, fees and assessments, sewer and water rents, rates and charges and other governmental levies, imposition or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, (ii) all personal property taxes, assessments, rates and charges and other governmental levies, impositions or charges, whether general, special ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of any personal property owned or held by Landlord and located at and used in connection with the Real Property, including, without limitation, any fixtures, machinery, equipment, apparatus, plant, transformers, duct work, cable, wires, and other facilities, equipment and systems designed to supply heat, ventilation, air conditioning, humidly or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security or fire/life/safety systems or equipment and any other mechanical, electrical, electronic, computer or other systems or equipment for the Real Property, all to the extent that

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the same do not constitute part of the Real Property (the “Personal Property”), and (iii) all expenses (Including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the assessed valuation of all or any part of the Real Property or Personal Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the fourth sentence of this subsection or (y) corporate, franchise, transfer, inheritance, gift, estate or net income taxes imposed upon Landlord. For purpose hereof, “Taxes” for any calendar year shall be deemed to be the Taxes which are paid during such calendar year regardless of when assessed, levied or imposed (i.e., on a cash and not an accrual basis). If any assessments are or may be payable in annual installments, then for the purposes of this Article 7, such assessments shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest parable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

Section 7.2 Tenant’s Tax Payment.

(a) For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s good faith reasonable estimate of Tenant’s Tax Payment for such Comparison Year, based upon such year’s budget for Taxes (which shall be reasonably based upon the latest assessed valuation of the Building and a reasonable increase in the latest tax rate and multiplier). Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord’s estimate of Tenants Tax Payment for such Comparison Year. If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year. Promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenants Tax Payment previously made for such Comparison Year were greater or less than the installments of Tenants Tax Payment to be made for such Comparison Year in accordance with such estimate, and if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) Business Days after demand therefor, or if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Tax Payment shown on such estimate.

(b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the want amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall, at Landlord’s election, either refund the amount of such excess to Tenant or credit the amount of such excess against subsequent payments of Rent due hereunder; provided, however, that at the expiration of the Term, any such amount shall be reimbursed to Tenant within thirty (30) days after expiration, subject to any amounts then due and owing to Landlord. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) Business Days after Tenant’s receipt of the Statement. The benefit of any discount for any early payment or prepayment of notes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement.

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(c) If the applicable reel estate Tax Fiscal Year is changed, Taxes for such Tax Year shall be apportioned on the basis of the number of days in such fiscal year included in the particular Comparison Year for the purpose of making the computations under this Section 7.2.

(d) Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Real Property or institute any other protest or tax refund proceedings and the filings of any such proceedings by Tenant without Landlord’s prior written consent shall constitute an Event of Default. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant within thirty (30) days after receipt of such refund, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenants Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the assessed valuation of the Real Property. In no event shall Landlord’s receipt of funds in connection with any tax increment financing and/or a redevelopment agreement between Landlord and the City of Chicago (Including, without limitation, any “developer’s note” for the benefit of Landlord), affecting all of any portion of the Real Property constitute a refund of Taxes to which Tenant is or could be entitled to a proportionate share.

(e) Tenant shall be obligated to make Tenet’s Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes by reason of Tenant’s not-for-profit, diplomatic or other tax exempt status.

(f) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted web respect to the Premises and/or the Rent therefor and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand, as Additional Rent.

Section 7.3 Tenant’s Operating Payment.

(a) For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s good faith reasonable estimate of Tenant’s Operating Payment for such Comparison Year, based upon such year’s budget Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord’s estimate of Tenant’s Operating Payment for such Comparison Year. If, however. Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then until the last day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year. Promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with such estimate, and if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount squat to one-twelfth of Tenant’s Operating Payment shown on such estimate.

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(b) On or before May 1st of each Comparison Year, Landfill shall furnish to Tenant a Statement for the immediately preceding Comparison Yea. Each such Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord’s Agent. If the Statement shall show that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall, at its election, either refund the amount of such excess to Tenant within thirty (30) days after Tenant’s receipt of the Statement or credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) days after Tenant’s receipt of the Statement.

Section 7.4 Partial Lease Years. If the Commencement Date shall occur on a date other than January 1, any Additional Rent under Sections 7.2 and 7.3 for the calendar year in which such Commencement Data shall occur shall be apportioned on the basis of the number of days in the period from the Commencement Date to the following December 31 bears to the total number of days in such Comparison Year. If the Expiration Date shall occur on a date other than December 31, any Additional Rent payable by Tenant to Landlord under Sections 7.2 and 7.3 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the baste of the number of days in the period from January 1 to the Expiration Date shall bear to the total number of days in such Comparison Year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under Sections 7.2 and 7.3 owed by Tenant shall be paid by Tenant, and any over payments not credited against Rent payable hereunder shall be refunded by Landlord within thirty (30) days after submission of the Statement for the last Comparison Year. In no event shall Fixed Rent ever be reduced by operation of Sections 7.2 and 7.3 and the rights and obligations of Landlord and Tenant under the provisions of Sections 7.2 and 7.3 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

Section 7.5 Intentionally Omitted.

Section 7.6 Non-Waiver; Disputes.

(a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year.

(b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall within thirty (30) days after such Statement is sent, pay to Landlord the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and within one hundred twenty (120) days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons that such Statement is claimed to be incorrect. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a continency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following such notice of objection, either party may refer the issues to a reputable public accounting firm selected by Landlord that is independent of Tenant, and Landlord and reasonably acceptable to Tenant and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance, reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant’s shall pay all the fees and expenses relating to such procedure unless such accountants determine that Landlord overstated Operating Expenses by more than five percent (5%) for such Lease Year, in which case Landlord shall pay such fees and expenses. If in connection with the foregoing procedure, it is determined that Tenants Tax Payment and/or Tenants Operating Payment actually paid by Tenant for the period under review exceeded the actual amount of Tenant’s Proportionate Share of Taxes and/or Operating Expenses (as applicable) for such period, then, so long as no Event of Default then exists, Landlord shall credit against Tenant’s next accruing Rent obligations an amount equal to such excess.

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ARTICLE 8 LEGAL REQUIREMENTS

Section 8.1 Compliance. Landlord, at Landlord’s expense (subject to Landlord’s right to be reimbursed therefor by tenants of the Budding to the extent such expense constitutes an Operating Expense pursuant to Article 7 hereof) shall comply with all Legal Requirements applicable to the ownership, operation and maintenance of the Real Property. Tenant, at its sole expense, shall comply (or cause to be complied) with all Legal Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant, or the use and occupancy thereof by Tenant, and make all repairs or Alterations required thereby, provided, however, in no event shall Tenant be responsible to make or pay for any structural capital improvements to the Building or Premises (except to the extent such structural or capital improvements are included in the definition of Operating Expenses pursuant to Section 7.1(c) hereof or such structural or capital improvements are required due to Tenant’s specific use and occupancy of the Premises (except for standard office use) or if necessitated by the negligent or willful acts of Tenant or its employees, contractors or subtenants). Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with Landlord’s insurance policies, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or lability insurance applicable to the Building. If, as a result of any act or omission by Tenant or by reason of Tenants failure to comply with the provisions of this Article 8 the insurance rates for the Building shall be increased, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such act, omission or failure by Tenant, and shall make such reimbursement upon demand by Landlord.

Section 8.2 Hazardous Materials. Subject to the limitations contained in the following sentence, Tenant at its expense, shall comply with all Environmental Laws and with any directive of any Governmental Authority which shall impose any violation, order or duly upon Landlord or Tenant under any Environmental Laws with respect to the Premises or the use or occupation thereof. Tenant’s obligations hereunder with respect to Hazardous Materials shall extend only to those matters directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim (defined below) relating in any way to Tenant’s operation or use of the Premises or the Building, Tenant shall provide Landlord with copies of all communications and related materials regarding the Premises which Tenant shall receive from or send to (a) any Governmental Authority relating in any way to any Environmental Laws, or (b) any Person with respect to any claim based upon any Environmental Laws or relating in any way to Hazardous Materials (any such claim, an “Environmental Claim”). Landlord or its agents may perform an environmental inspection of the Premises at any time during the Term, upon prior written notice to Tenant, or without notice in the event of an emergency. The cost of such inspection shall be borne by Landlord unless such inspection arises out of the at or omission of Tenant or any Tenant Party. Landlord agrees to use commercially reasonable efforts to minimize any interference to Tenants use and enjoyment of the Premises in connection with the performance of such inspection and to perform such inspection during non-business hours. Tenant’s obligations under this Article 8 shall survive the expiration or earlier termination of this Lease.

ARTICLE 9 SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES

Section 9.1 Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all Mortgages and Superior Leases. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver any subordination instrument that Landlord or any Superior Lessor or Mortgagee may reasonably request no later than ten (10) Business Days after Landlord’s request therefor, provided such subordination document contains a nondisturbance provision which is generally acceptable to such Mortgagee or Superior Lessor, subject to such commercially reasonable modifications as may be negotiated by Tenant.

Section 9.2 Notices. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee or Superior Lessor within a reasonable period of time, until

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a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgages or Superior Lessor shall have become entitled under such Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to remedy such act or omission, and such Mortgagee or Superior Lessor shall commence and thereafter continue with reasonable diligence to remedy such act or omission. If more than one Mortgagee or Superior Lessor shall became entitled to any additional cure period under this Section 9.2 such cure periods shall run concurrently, not consecutively.

Section 9.3 Attornment. If a Mortgagee or Superior Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlords rights (“Successor Landlord”) and upon Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such adornment. Upon such adornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such adornment except that Successor Landlord shall not be:

(a) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such Successor Landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission to Successor Landlord);

(b) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord;

(c) bound by any prepayment of more than one month’s Rent to any prior landlord;

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to de time such Successor Landlord succeeded to Landlord’s interest, except for the repayment of the balance of the Security Deposit (If any) remaining at the end of the Lease term to the extent such Successor Landlord receives the remaining portion of the Security Deposit (if any) from Landlord and has not applied or retained the same in accustoms with ARTICLE 30 hereof;

(e) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casually or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made evadable to such Successor Landlord; or

(f) bound by any modification, amendment a renewal of this Lease made without Successor Landlords consent.

Section 9.4 Lease Modifications. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part, the Mortgagee and/or Superior Lessor shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder, or cause a change in Tenant’s financial obligations hereunder.

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Section 9.5 Estoppel Certificates. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than fifteen (15) days’ prior notice, to execute and deliver to Landlord a written statement executed and acknowledged by Tenant (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then annual Fixed Rent, (c) setting forth the date to which the Fixed Rent and Additional Rent have been paid, (d) stating whether or not, to the best knowledge of the Tenant, Landlord is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the Security Deposit, (f) stating whether Tenant possesses any renewal, extension, expansion, contraction or termination options and their respective terms, If any, (g) stating whether Landlord has fulfilled all obligations with regard to delivery of the Premises to Tenant, (h) stating whether there are any subleases affecting the Premises, (i) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (j) as to any other matters reasonably requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this Section 9.5 may be relied upon by others with whom Landlord may be dealing, including any purchaser or owner of the Real Property or the Building, or of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, Superior Lessor or Landlord’s mezzanine tender.

ARTICLE 10 SERVICES. Landlord shall provide, at Landlord’s expense, except as otherwise set forth herein, the following services:

Section 10.1 Electricity.

(a) Electricity shall be distributed to the Premises by the electric utility company serving the Building and Tenant shall contract directly with such company. Landlord shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Subject to the provisions of Section 10.6(b) below, the electrical capacity available to the Premises shall be the capacity on the date hereof. Landlord, at Landlord’s sole cost and expense, shall make all necessary arrangements with the electric utility company for separately metering the Premises and Tenant shall pay, on a timely basis, for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant.

(b) Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment servicing the Premises or interfere with the electrical service to other Building tenants. If Landlord determines that Tenants electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenants need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenants sole cost and expense, install such separately metered additional Electrical Equipment, provided that Landlord, in its sole judgment, considering the potential needs of present and future Building tenants and of the Building itself, determines that such installation is practicable and necessary, such additional Electrical Equipment is permissible under applicable Legal Requirements, and the installation of such Electrical Equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, interfere with or disturb or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the public utility serving the Building. Any costs insured by Landlord in connection therewith shall be paid by Tenant within thirty (30) days after the delivery of a bill to Tenant. Tenant shall pay the cost of such additional electrical service (whether the same is distributed by Landlord or the electrical utility company servicing the Building). Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and in compliance with this Lease.

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Section 10.2 Heat, Ventilation And Air-Conditioning

(a) Landlord shall provide heat and air-conditioning to the Premises on Business Days from 8:00 A.M. to 6:00 P.M., and Saturdays from 8:00 A.M. to 1:00 P.M., when required in Landlords reasonable judgment for the comfortable use and occupancy of the Premises (provided, in no event shall the Premises [other than the Laboratory Space] be deemed comfortable for use and occupancy if the temperature therein is colder than 66 degrees in the winter or warmer than 76 degrees in the summer), through use of the Building standard heating, ventilating and air conditioning system (the “Building Heating HVAC System”).

(b) Notwithstanding anything in this Section 10.2 to the contrary, Landlord shall not be responsible if the normal operation of the Building Heating HVAC System shall fail to provide heat or air conditioning at reasonable temperatures uniformly to all interior portions of the Premises. Tenant at all times shall cooperate fully with Landlord and shall abide by the commercially reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building Heating HVAC System.

(c) Landlord shall not be required to furnish heat and air-conditioning during periods other than the hours and days set forth in this Section 10.2 for the furnishing and distributing of such services (“Overtime Periods”), unless Landlord has received advance nonce from Tenant requesting such service not less than twenty-four (24) hours prior to the time when such service shall be required. Accordingly, if Landlord shall furnish heat or air-conditioning to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent, on a monthly basis, for such services at the standard rate then fixed by Landlord for the Building. Failure by Landlord to furnish or distribute heat, air-conditioning or any other services during Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or, except as provided in Section 10.6(b) hereof, entitle Tenant to any abatement or diminution of Fixed Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

Section 10.3 Elevators. Subject to necessary repairs and maintenance, Landlord shall provide passenger elevator service to the Premises on Business Days from 7:00 A.M. to 8:00 P.M. and freight elevator facilities on a non-exclusive basis, on Business Days from 8:00 A.M. to 5:00 P.M., and shall have at least one passenger elevator and one freight elevator available at all other times; provided, Tenant shall pay to Landlord as Additional Rent, the standard Building charges for the operation of the freight elevators beyond the days and hours prescribed above. Such elevator service shall be subject to such reasonable and nondiscriminatory rules and regulations as Landlord may promulgate from time to time with respect thereto. Landlord shall have the right to change the operation or manner of operation of any of the elevators in the Budding and/or to discontinue, temporarily or permanently, the use of any one or more cars in any of the passenger, freight or truck elevator banks; provided, Landlord shall (except temporarily during emergencies or other extraordinary circumstances) have at least one (1) passenger elevator and one freight elevator available at all times, subject to Tenant’s payment of Landlord’s customary rates for overtime freight elevator usage.

Section 10.4 Cleaning and Rubbish Removal. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages) to be cleaned, substantially in accordance with the standards set forth in Exhibit F, including refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish pursuant to rules and regulations established by Landlord. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, shall be cleaned, at Terms expense, by Landlord’s employees or Landlord’s contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to buildings comparable to the Building. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except between 8:00 A.M. and 5:00 P.M. on Business Days. Tenant shall pay to Landlord, within ten (10) Business Days of receipt of an invoice therefor, Landlord’s reasonable charge for refuse and rubbish removal to the extent that the refuse generated by Tenant exceeds the refuse and rubbish customarily generated by executive and general office tenants. Tenant shall not dispose of any refuse and rubbish in the public areas of the Building, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional nibs and regulations regarding rubbish removal and/or recycling as Landlord may from time to time, reasonably impose.

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Section 10.5 Water. Landlord shall furnish cold water in such quantities as Landlord reasonably deems sufficient for ordinary cleaning purposes to the Premises. Landlord shall furnish warm water to the Common Area bathrooms servicing the Premises in such quantities as Landlord reasonably deems sufficient for such purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary cleaning purposes, Landlord may install a water meter and thereby measure Tenant’s consumption of water for all purposes. Tenant shall (a) pay to Landlord the cost of any such meter and its installation, (b) at Tenant’s sole cost and expense, keep any such meter and any such installation equipment in good working order and repair, and (c) pay to Landlord, as Additional Rent, as and when billed therefor for water consumed, together with a charge for any required pumping or heating thereof, all sewer rents, charges or any other taxes, rents, levies or charges which now or hereafter are assessed, imposed or shall become a lien upon the Premises or the Real Property pursuant to law, order or regulation made or issued in connection with any such metered use consumption, maintenance or supply of water, water system, or sewage or sewage connection or system, and in default in making such payment Landlord may pay such charges and collect the same from Tenant.

Section 10.6 No Warranty of Landlord.

(a) Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply (x) will be adequate for Tenant’s particular purposes or as to any other particular need of Tenant or (y) will be free from interruption, and Tenant acknowledges that any one or more such services may be temporarily interrupted or suspended by reason of Unavoidable Delays. In addition, Landlord reserves the right to temporarily stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations. replacements, decorations or improvements which are, in the judgment of Landlord, necessary to be made, until said repairs, alteration, replacements or improvements shall have been completed. Landlord shall provide Tenant, except in the case of an emergency or other extraordinary circumstance, 24 hours advance notice (which may be verbal) of any anticipated disruption of services to the Premises. Any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not (i) constitute an actual or constructive eviction, or disturbance of Tenant’s use and possession of the Premises, in whole or in part, (ii) entitle Tenant to any compensation or, except as provided in Section 10.6(b) below, to any abatement or diminution of Fixed Rent or Additional Rent, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenants business, or otherwise. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at “overtime” or other premium pay rates or to incur any other “overtime” costs or additional expenses whatsoever. Landlord shall not be required to furnish any services except as expressly provided in this Article 10.

(b) Notwithstanding the foregoing provisions of this Article 10 and notwithstanding anything to the contrary contained in Section 6.3, Article 15 or Article 29, if all of the following conditions are satisfied (collectively, the “Abatement Conditions”): (a) Tenant is unable to and does not use the entire Premises or a material portion thereof (which term “material”, shall, for purposes of this Section 10.6(b), mean at least twenty percent (20%) of the Rentable Square Footage of the Premises), for the Permitted Use; (b) such inability is due primarily to a failure in the services to be provided in this Article 10 resulting from the acts, omissions or negligence of Landlord or Landlord Parties (or Landon’s failure to maintain), or Landlord’s performance of an improvement or Alteration to the Building pursuant to Section 6.3, Section 10.6, Article 15 or Article 29 hereof; (c) such condition continues for a period in excess of ten (10) consecutive days alter Tenant furnishes written notice to Landlord (the “Abatement Notice”) stating that Tenant is unable to use the Premises (or the material portion thereof) due to such condition; (d) Tenant actually does not use

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or occupy the Premises (or the material portion thereof) from and after the date of the Abatement Notice; and (e) such condition is not a result of Unavoidable Delays, casualty or condemnation, or the acts, omissions or negligence of (or breach or violation of this Lease by) Tenant or any Tenant Party, then, as Tenants sole and exclusive right and remedy under this Lease, at law or in equity, Fixed Rent with respect to the Premises (or the material portion thereof, based on the Rentable Square Footage which is untenantable), shall be abated on a per diem basis for the period commencing on the eleventh (11th) day after Landlord receives the Abatement Notice and ending on the earlier of (i) the date Tenant reoccupies any portion of the Premises (In the event of total untenantability) or any portion of the material portion of the Premises affected (in the event of a partial untenantability), and (ii) the date on which such condition is remedied. The parties hereby agree that the terms of this Section 10.6(b) shall not apply in the event of a casualty or condemnation, but rather that the provisions of Article 12 and Article 13 (respectively) shall apply in such event

Section 10.7 Parking.

(a) Landlord agrees that, provided that no Event of Default shall be continuing hereunder, Landlord will confer upon Tenant, during the Term of this Lease, the right and license to use (i) 3 reserved parking spaces (the “Reserved Parking Spaces”) and (ii) 25 of Landlord’s non-reserved parking spaces (the “Non-reserved Parking Spaces”; the Reserved Parking Spaces and the Non-reserved Parking Spaces are collectively referred to as the “Parking Spaces”) designated by Landlord in either the garage located in the 900 Building (the “900 Parking Garage”) or the garages located in buildings commonly known as 950 North Kingsbury and 811 North Kingsbury, Chicago, Illinois (the 900 Parking Garage and such other garages are collectively referred to as the “Garages”), for purposes of parking the passenger automobiles of Tenant and Tenant’s employees working at the Premises, provided (1) to the extent parking spaces are available in the 900 Parking Garage, the Non-reserved Parking Spaces shall be located in the 900 Parking Garage, and (2) the Reserved Parking Spaces shall be located in the 900 Parking Garage. Landlord reserves the right to relocate the Reserved Parking Spaces from time to time within the 900 Parking Garage upon ten (10) days’ notice to Tenant. Tenant shall pay to Landlord monthly, in advance as Additional Rent, a parking fee equal to the number of Parking Spaces in each of the Garages multiplied by the then current monthly market rental rate for reserved and non-reserved, as applicable, parking spaces in the respective Garages in which the Parking Spaces are located as is being offered to the general public by Landlord, as the same may be adjusted by Landlord from time to time. Tenant’s employees using the Parking Spaces shall be required to sign the then current, standard parking agreement for the respective Garages in which such employee’s Parking Space is located prior to using such Parking Space. Any parking fees due hereunder shall constitute Additional Rent under this Lease. On or before the Commencement Date, Tenant shall send Landlord notice setting forth the number of Parking Spaces (up to an aggregate maximum of 28, provided not more than 3 parking spaces are Reserved Parking Spaces) that Tenant elects to use and license, and Tenant shall be deemed to have irrevocably and unconditionally relinquished, for the entire term of this Lease and any Renewal Term, the right to use or license any Parking Spaces in excess of the number of such spaces set forth in Tenant’s notice. Tenant and its employees shall comply with all Legal Requirements and all of Landlord’s reasonable rules, regulations and security requirements in connection with Tenant’s use of the Parking Spaces. Tenant shall be responsible for any loss, damage or injury to persons or property caused as a result of its or its employees’ use of the Parking Spaces or the parking area in which the Parking Spaces are located (including, without limitation, theft, vandalism or other criminal act). Landlord shall not be responsible for any loss or damage to, or theft of, any property or automobiles located in the Parking Spaces or parking area. Tenant shall not be permitted to perform any Alterations with respect to the Parking Spaces. The privileges granted Tenant under this Section 10.7 merely constitute a license and shall not be deemed to grant Tenant a leasehold or other real property interest in the Parking Spaces, the building(s) in which the same are located, or any portion thereof. The license granted to Tenant in this Section 10.7 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination, The rights conferred upon Tenant pursuant to this Section 10.7 shall not be assignable, subleasable or transferable separately from Tenant’s interest in this Lease (as governed by Article 14 hereof).

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(b) Notwithstanding anything to the contrary set forth in Subsection (a) above, in the event that Tenant (i) fails to pay Additional Rent for the Parking Spaces (or any portion thereof), and such failure continues for a period of 10 Business Days after written notice thereof from Landlord to Tenant, (ii) fails to take possession of all or substantially all of the Parking Spaces within 6 months after the Commencement Date, and such failure continues for a period of 10 Business Days after written notice thereof from Landlord to Tenant, or (iii) falls to use the Parking Spaces (or any portion thereof) which Tenant has the right to use under this Section 10.7 on a regular and consistent basis, and such failure continues for a period of 20 Business Days after written notice thereof from Landlord to Tenant, then Tenant’s right to use such Parking Space(s) (or portion thereof) shall, from and after the expiration of such 10 or 20 Business Day period referred to above, as applicable, terminate, expire and be of no further force or effect (without any reduction of Fixed Rent or any other obligation or liability of Tenant hereunder, but with a corresponding reduction in Additional Rent with respect to the reduction of Parking Spaces [or any portion thereof]) and Landlord shall be free to use (or grant or confer upon any other Person the right to use) all or any such Parking Space(s) upon such terms and conditions as Landlord shall determine, in its sole discretion.

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Section 10.8 Listings in Building Directory and Signage. Subject to Landlord’s reasonable approval as to the design, location and size of such signage, and in compliance with ail Building Rules and Regulations and Legal Requirements, Tenant shall have the right during the Term to install, at Tenant’s expense, and provided that no Event of Default shall be continuing hereunder, maintain Building standard signage on its entrance door, provided such signage shall be reasonably approved by Landlord. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

ARTICLE 11 INSURANCE

Section 11.1 Tenant’s Insurance. Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord’s managing agent for the Building, Landlord’s asset manager and any Superior Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent or any Superior Lessors or Mortgagees named as additional insureds and such coverage shall include without limitation broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 28 hereof. Tenant’s primary commercial general liability policy shall contain a provision that the policy shall be noncancellable unless twenty (20) days’ written notice shall have been given to Landlord and Landlord shall similarly receive twenty (20) days’ notice of any material change in coverage or non-renewal upon expiration. Tenant shall maintain commercial general liability insurance covering claims for bodily injury, death or property damage occurring upon, in or about the Real Property, having a minimum combined single limit in an amount of not less than $2,000,000.00. Notwithstanding the foregoing however, that Landlord shall retain the right to require Tenant to increase said coverage to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of comparable buildings in the City of Chicago, and provided further that Landlord shall require similar increases of other tenants of space in the Building comparable to the Premises. The foregoing policies of insurance if provided on a blanket policy with respect to more than the Real Property shall apply to each location as though each had its own separate policies. Tenant shall also obtain and keep in full force and effect during the Term, (a) insurance against loss or damage by fire, arid such other risks and hazards as are insurable under then available standard forms of “all risk property” insurance policies, to Tenant’s Property and Tenant’s Alterations for the full insurable value thereof or on a replacement cost basis; (b) Workers’ Compensation Insurance, as required by law and Employer’s Liability Insurance; (c) Business Interruption Insurance in an amount not less than twelve (12) months of annual Rent under this Agreement; and (d) such other insurance in such amounts as Landlord, any Mortgagee and/or Superior Lessor may reasonably require from time to time. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of Illinois, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best’s Rating” of “A-” and a Financial Size Category” of at least “XI” or if such ratings are not then in effect, the equivalent thereof.

Section 11.2 Walser of Subrogation. (a) The parties hereto do hereby waive any and all rights of recovery against the other, or against the offices, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any property insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such property insurance. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations (If any) or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

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(b) Release. As to each party hereto, provided such party’s right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents and employees, but excluding its contractors and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such property insurance with respect to its property i.e. in the case of Landlord, as to the Building, and, in the case of Tenant, as to Tenant’s Property and Tenant’s Alterations (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

Section 11.3 Certificates of Insurance. On or prior to the Commencement Date, Tenant shall delver to Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to this Article 11 including evidence of waivers of subrogation required pursuant to Section 11.2. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

Section 11.4 Landlord’s Insurance. Landlord shall maintain at its sole cost and expense (the cost of which shall be included in Operating Expenses), a policy of combined single limit bodily injury and property damage insurance with an insurance company selected by Landlord in Landlord’s sole discretion, in form and substance satisfactory to Landlord, which shall be in an amount not less than Five Million Dollars ($5,000,000.00) for each occurrence with blanket broad form contractual liability coverage or such other limits as may be required by Mortgagee. In addition to the foregoing, Landlord shall maintain at its sole cost and expense (the cost of which shall be included in Operating Expenses), a special perils property insurance policy covering the Building (but not Tenant’s Property or Tenant’s Alterations, or the property or alterations of any other tenant or occupant of the Building) in an amount not less than the full replacement cost thereof. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations or Tenant’s Property, and that landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business. Landlord may provide the foregoing policies on a “blanket” policy basis.

ARTICLE 12 DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

Section 12.1 Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the same condition that the Premises were in on the date the Premises were delivered to Tenant and, for the Building, the condition existing prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property, or (ii) Tenant’s Alterations. Landlord shall promptly commence the repair, restoration or rebuilding thereof within ninety (90) days after such damage (subject to delays in the adjustment of insurance and Unavoidable Delays) and shall diligently pursue the Substantial Completion of such restoration, repair or rebuilding (subject to delays in the adjustment of insurance and Unavoidable Delays). Landlord shall promptly and diligently seek adjustment of any insurance proceeds available after any casualty. if the fire or other casualty, or the repair, restoration or rebuilding required by Landlord shall render the Premises unnamable in whole or in part, or inaccessible, then Rent shall proportionally abate from the date when the damage occurred until the date on which Landlord substantially completes its restoration work in the Premises or the Premises are accessible, which proportional abatement shall be computed on the basis that the Rentable Square Feet of the portion of the Premises rendered untenantable (or inaccessible) and not occupied by Tenant bears to the aggregate Rentable Square Feet in the Premises.

Section 12.2 Lease Termination Right. Anything contained in Section 12.1 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable or totally inaccessible, and Landlord determines within ninety (90) days of the casualty, and gives Tenant written notice of same, that it will take in excess of twelve (12) months (or in excess of three (3) months, if such damage occurs any time during the last two (2) years of the Term, as extended (without giving effect to any

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then unexercised Renewal Option of Tenant)) from the beginning of restoration to restore the Premises (other than Tenant’s Alterations) to substantially the same condition as existed immediately prior to such damage, then either Landlord or Tenant may terminate this Lease upon giving written notice of such electron to the other within sixty (60) days after Landlord serves Tenant with written notice of its determination. In addition, if the Building shall be so damaged by fire or other casually such that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required resulting in the same restoration periods as set forth above (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice in writing terminating this Lease; if this Lease is so terminated pursuant to this Section 12.2, the Term shall expire upon the tenth (10th) day alter such notice is given, and Tenant shall have thirty (30) days after such notice to vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this Section 12 2, Tenant’s liability for Rent shall cease as of the date of such fire or other casualty, and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. Unless this Lease is terminated by either party as provided in this Section 12.2, this Lease shall remain in full force and effect (mailed to the other terms of this Lease), notwithstanding such damage or casualty.

ARTICLE 13 EMINENT DOMAIN

Section 13.1 Total Taking. If (a) all of the floor area of the Premises, or so much thereof as shall render the Premises wholly untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, or (b) a portion of the Real Property, not including the Premises, shall be so acquired or condemned, but by reason of such acquisition or condemnation. Tenant no longer has means of access to the Premises, then this Lease and the Term shall and as of the date of the vesting of title with the same effect as if that date were the Expiration Date. In the event of any termination of this Lease arid the Term pursuant to the provisions of this Article 13, Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

Section 13.2 Awards. In the event of any acquisition or condemnation for any public or quasi-public use or purpose of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 13.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

Section 13.3 Partial Taking. If only a part of the Real Property shall be so acquired or condemned then, subject to Section 13.1, this Lease and the Term shall continue in force and effect. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated, Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned so as to constitute tenantable Premises. From and after the date of the vesting of title, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

ARTICLE 14 ASSIGNMENT AND SUBLETTING

Section 14.1 Landlord’s Consent.

(a) No Assignment or Subletting. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit. or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions or this Article 14 shall be void.

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(b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease or the Premises or any of Tenant’s Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions at this Article 14, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

Section 14.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet ail or any portion of the Premises, Tenant shall give notice thereof to Landlord. which shall be accompanied by with respect to an assignment of this Lease, a true aid correct copy of the proposed assignment and assumption agreement and a statement of the data Tenant desires the assignment to be effective, and with respect to a sublet of all or a part of the Premises, a true and correct copy of the proposed sublease agreement and a summary of the material business terms on which Tenant would sublet such premises, and a description of the portion of the Premises to be sublet. Such notice shall also be accompanied with a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business arid its proposed use of the Premises and current financial information with respect to the proposed assignee or subtenant including its most recent financial statements. Tenant agrees to supplement its request with any other information regarding such assignment or subletting as Landlord may reasonably request.

Section 14.3 Intentionally Omitted.

Section 14.4 Intentionally Omitted.

Section 14.5 Conditions to Assignment/Subletting.

(a) Prerequisites. Provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Such consent shall be granted or declined, as the case may be, within ten (10) Business Days after Landlord’s receipt of a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and any other information Landlord may reasonably request provided that:

(i) In Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) limits the use of the Premises to Tenant’s Permitted Use hereunder, (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building or in the property adjacent in the Building known as 900 North Kingsbury Avenue, Chicago, Owls (“900 North Building”), and (4) is not a Prohibited Use;

(ii) the proposed assignee or subtenant is a reputable person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof;

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(iii) neither the proposed assignee or subtenant nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant is then a tenant or an occupant of the Building or the 900 North Building;

(iv) the proposed assignee or subtenant is not a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord’s agent is then or has been within the prior six months negotiating in connection with the rental of space in the Building or the 900 North Building;

(v) the form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 14;

(vi) there shall be not more than two subtenants of the Premises;

(vii) Tenant shall, upon demand, reimburse Landlord far all reasonable, out-of-pocket third party expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and ail legal costs reasonably incurred in connection with the granting of any requested consent;

(viii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the prepared assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the Jurisdiction of the courts of, County of Cook and State of Illinois;

(ix) in Landlord’s reasonable judgment, the proposed assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders or other disruptions of the normal business activities in, the Building; and

(x) the proposed occupancy shall not impose an extra or undue burden upon the services to be furnished by Landlord to Tenant or other tenants of the Building.

(b) Terms. With respect to each and every subletting and/or assignment’ authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 14

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(iii) no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord as provided in Section 14.5(a);

(iv) if an Evert of Default shall occur and be continuing on the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 14.9, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder,

(v) if an Event of Default shall occur under this Lease, Landlord may require the subtenant under any sublease to pay the rent and other sums due under the sublease directly to Landlord; and

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(vi) each sublease shall be subject and subordinate to the Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such subtenant shall, at Landlord’s opinion, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for any previous act or omission of Tenant under such sublease, subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s Rent, bound to return such subtenant’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or obligated to make any payment to or on behalf of such subtenant or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this lease. The provisions of this Section 14.5(b)(vi) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and adornment.

Section 14.6 Binding on Tenant; Indemnification of Landlord. Each sublease pursuant to this Article 14 shall be subject to ail of the covenants, terms and conditions of this Lease. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Rent due and for the performance of ail the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold homeless Landlord from and against any and all losses, liabilities, damages and expenses (Including reasonable attorneys’ fees arid disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease or if Landlord shall exercise any of its options under this Article 14.

Section 14.7 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within one hundred twenty (120) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 14.2 and 14.5 hereof before assigning this Lease or subletting all or part of the Premises.

Section 14.8 Profits. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such assignment or sublease transaction, together with a list of all of Tenants Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees, costs and allowances promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord;

(a) Assignment. In the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment after first deducting Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such assignment transaction; or

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(b) Sublease. In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space after first deducting Tenant’s reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees incurred directly in connection with such sublease transaction, and if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

Section 14.9 Other Transfers.

(a) Deemed and Permitted Transfers. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease that must comply with the provisions of this ARTICLE 14; provided, however, that the provisions of this ARTICLE 14 shall not apply to the transfer of shares of stock of Tenant over or through the applicable exchange, if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 14.9 the term “transfers” shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership stall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provision of Section 14.1 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or evidentially all of Tenant’s assets are transferred so long as such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (2) the net worth of the original Tenant on the date of this Lease, and proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Tenant may also, upon prior notice to and with the consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease to any Affiliate or permit any Affiliate to sublet all or part of the Premises for any Permitted Use, provided such Affiliate satisfies the net worth test set forth above, and further, such Affiliate assumes, in writing, all of Tenant’s duties and obligations hereunder, which assumption shall be in form and substance reasonably acceptable to Landlord. No subletting pursuant to this Section 14.9 shall be deemed to vest in any such Affiliate any right or interest in this Lease or the Premises, nor shall any assignment and/or sublease relieve, release, impair or discharge any of Tenant’s or any Affiliates’, successors’ or assigns’ obligations hereunder. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 14,9 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenants interest in this Lease in a transaction approved by Landlord.

(b) Applicability. The limitations set forth in this Section 14.9 shall apply to subtenant(s) and assignee(s), if any, and any transfer by any such entity in violation of this Section 14.9 shall be a transfer in violation of Section 14.1.

(c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than this Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 14.1 hereof.

Section 14.10 Assumption of Obligations. Any assignment or transfer, whether made with Landlord’s consent or without Landlord’s consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory lo Landlord whereby the assignee assumes Tenant’s obligation under this Lease and agrees that, notwithstanding such assignment or transfer. the provisions of Section 14.1 hereof shall be binding upon it in respect of all future assignments and transfers.

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Section 14.11 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 14.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is disaffirmed or rejected in any proceeding of the types described in Section 16.1(g) hereof or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon written request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and inducting the date of such disaffirmance, rejection or termination, and as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms. covenants and conditions contained in this Lease, except that the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of the Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant reamed herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenants default thereunder.

Section 14.13 Tenant’s Waiver of Money Damages. Except in the event a court of law has determined that Landlord has acted maliciously or in bad faith, in no event shall Tenant be entitled to make, nor shall Tenant make, any claim against Landlord or any Landlord Party, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 14. Except as provided in the preceding sentence, Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

ARTICLE 15 ACCESS TO PREMISES

Section 15.1 Landlord’s Access.

(a) Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to install, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except no such prior notice shall be required in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees, Superior Lessors or lessees of the Building and their respective agents and representatives or, during the last twelve (12) months of the Term, to show them to prospective tenants of the Premises (it being understood that Tenant shall have the right to accompany Landlord during any inspection or exhibition of the Premises, except in the event of an emergency), and to make such repairs, alterations, improvements or additions (a) as Landlord may deem

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necessary or desirable to the Premises into any other portion of the Building, (b) which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with Legal Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and Fixed Rent and Additional Rent will not be abated while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall take commercially reasonable steps to minimize the impact of such work on Tenant’s business operations and shall repair any damage caused by Landlord during the Performance of such work (except to the extent such damage is caused by Tenant).

(b) If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible. Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (If during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

Section 15.2 Alterations to Building. Landlord shall have the right from time to time to alter the Bidding and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor (except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord’s Agents), to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs. toilets, or other public parts of the Building to install sidewalk bridges, decking, platforms, hoists and scaffolding in or around the Building and temporarily cover windows or block sidewalks, streets or entryways and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all wails. windows and doors bounding the Premises (including exterior Building walls; exterior core corridor walls; exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air coding, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

ARTICLE 16 TENANT’S DEFAULTS.

Section 16.1 Events of Default.

Each of the following events shall be an “Event of Default” hereunder

(a) Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) days after written notice of such default is given to Tenant (which notice may be in the form of an Illinois Statutory 5-day notice utilized in Forcible Entry and Detainer Proceedings), except that if Landlord shall have given two (2) such notices of default in the payment of any Rent in any twelve-(12) month period, Tenant shall not be entitled to any further written notice of its delinquency in the payment of any Rent; or

(b) Tenant uses the Premises for a purpose with constitutes a Prohibited Use and if such use continues for more than five (5) days after notice by Landlord to Tenant of such default or, if such use is of a nature that it cannot be completely remedial within ten (10) days, failure by Tenant to cease such use within fifteen (15) days; or

(c) Tenant falls to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than fifteen (15) days after written notice by Landlord to Tenant of such failure, or if such failure is of such a nature that it cannot be completely remedied within fifteen (15) days, failure by Tenant to commence remedy such failure within said fifteen (15) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default within sixty (60) days; or

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(d) INTENTIONALLY OMITTED

(e) Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 14 hereof; or

(f) Tenant generally does not, or is unable to, or admits in writing its inability to pay its debts as they become due; or

(g) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(h) If, within sixty (60) days after the commencement of any proceeding against Tenant whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or it within sixty (60) days after the appointment of any trustee, receive, liquidator or other similar official for Tenant or for all or any part of Tenant’s property, without the consent or acquiescence of Tenant as the case may be. such appointment shall riot have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar thing shall be made or issued against Tenant or any of Tenant’s properly pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant.

Upon the occurrence or any one or more of such Events of Default, Landlord may, at its sole option. give to Tenant three (3) days’ notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession at the Premises) shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of each three day period with the sane force and effect as if the days set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 17 hereof. Any notice of cancellation of the Term (or Tenant’s possession of the Premises) may be given simultaneously with any notice of default given to Tenant.

Section 16.2 Tenant’s Liability. If, at any time, Tenant shall be comprised of two or more persons, Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or Tenant’s interest in this Lease shall have been assigned, the word “Tenant,” as used in Section 16.1(f), 16.1(g) and 16.1(h), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article 16 shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

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ARTICLE 17 REMEDIES AND DAMAGES.

Section 17.1 Landlord’s Remedies.

(a) Possession/Reletting. If any Event of Default occurs, and this Lease and the Term, or Tenant’s right to possession of the Premises, terminates as provided in Article 16:

(i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal-proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.

(ii) Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at each rental arid upon such other conditions (which may include concessions and free rent periods) as Landlord, in is sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and-no such failure shall relieve Tenant of, or otherwise effect, any lability under this Lease. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall, by attempting to release the Premises to an acceptable (in Landlord’s reasonable judgment) replacement tenant, using the Building’s exclusive leasing agent for such purpose, use commercially reasonable efforts to mitigate its damages, provided Landlord shall not be required to divert prospective tenants from any other portions of the Building.

(b) Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Legal Requirement to the service of any notice of intention to re-enter a to institute legal proceedings, to redeem, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after Tenant shall have been dispossessed by judgment or by warrant of any court or judge, any re-entry by Landlord, or any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of the Lease. The words “re-enter,” “re-entry° and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(c) Tenant’s Breach. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity,

Section 17.2 Landlord’s Damages.

(a) Amount of Damages. If the Lease and the Term, or Tenant’s right to possession of the Premises, expire and come to an and as provided in Article 16,, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1 then, in any of such events:

(i) Tenant shall pay to Landlord all Fixed Rent, all sums payable pursuant to Article 7 of this Lease (including Tenant’s Tax Payment and Tenant’s Operating Payment) and all other items of Rent payable under this Lease by Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

(ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

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(iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent and alt other items of Rent payable under this Lease, any Deficiency (at hereinafter defined); it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by three percent (3%) (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to two percent (2%) below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 17.2(a)(iii) for the same period, if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) Deficiency. For all purposes of this Lease the term “Deficiency: shall mean the difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, and alteration costs).

(c) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 16 or 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Legal Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

Section 17.3 Default Interest; Other Rights of Landlord. Any Rent or damages payable under this Lease and not paid when due shall bear interest at the Default Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant falls to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.

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Section 17.4 Landlord Default. Landlord shall be in default hereunder if Landlord violates or fails to perform any covenant, agreement or condition herein contained, or any other obligation of Landlord, and such failure continues for more than thirty (30) days after receipt of written notice from Tenant (or, if such failure cannot be cured within such thirty (30) days, it Landlord fails to commence such cure within thirty (30) days or thereafter fails to diligently pursue such cure to competition). Upon the occurrence of a default by Landlord, and after the expiration of the applicable cure period, Tenant shall have all remedies available at taw or in equity, including the right to enforce the provisions of this Lease by specific performance.

ARTICLE 18 FEES AND EXPENSES

Section 18.1 Landlord’s Right To Cure. If an Event of Default shall occur under this Lease, or if Tenant shall fail to comply with its obligations under this Lease, Landlord may, after reasonable prior written notice to Tenant except in an emergency, perform the same for the account of Tenant or make any reasonable expenditure or incur any obligation for the payment of money for the account of Tenant. Ail amounts expended by Landlord in connection with the foregoing, including reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession, and the coat thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

Section 18.2 Late Charge. If Tenant shall fail to pay any installment of Fixed Rent and/or Additional Rent when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

Section 18.3 Expenses of Enforcement. Except as otherwise provided in this Lease, in any action, litigation or proceeding to enforce the terms and envisions of this Lease, the nonprevailing party in such action, litigation or proceeding shall pay the prevailing party thereto all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in successfully enforcing the nonprevailing party’s obligations or successfully defending the prevailing party’s rights under this Lease against the nonprevailing party.

ARTICLE 19 NO REPRESENTATIONS BY LANDLORD

Except as otherwise provided in this Lease, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Operating Expenses or Taxes, (c) the compliance with applicable Legal Requirements of the Premises or the Building, or (d) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise, except as expressly set forth herein. This Lease (including any Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease and accepts the Premises in “as is, whereas” condition.

ARTICLE 20 END OF TERM

Section 20.1 Expiration. Upon the expiration or other termination of this Lease or of Tenant’s right to possession of the Premises, Tenant shall quit and surrender to Landlord the Premises, vacant, free of all tenants, subtenants and occupants, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease accepted, and Tenant shall remove all of Tenant’s Property from the Premises, and this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have for notice to which Tenant may otherwise be entitled under the laws of the State of Illinois as a prerequisite to a suit against Tenant for unlawful detention of the Premises.

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Section 20.2 Holdover Rent. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by any Tenant Party to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, excluding Unavoidable Delays, or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to landlord for each month (notwithstanding that any holdover may be for a period of less than a calendar month) during which any Tenant Party holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to (1) one and one-half (1 1⁄2) times the Rent payable under this Lease for the last full calendar month of the Term determined on a gross basis for the first one hundred twenty (120) days of holdover and (ii) two (2) times the Rent payable under this Lease for the last-full calendar month of the Term determined on a gross basis from the one hundred twenty-first (121st) day of holdover until Tenant vacates the Premises and delivers possession to Landlord; and Tenant shall be liable to Landlord for any payment or rent concession (including, without limitation, any consequential damages, but excluding any non-customary excessive penalties provided for in the New Tenant’s (as hereinafter defined) lease) which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by any Tenant Party, and the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by any Tenant Party, and indemnify Landlord against an claims for damages by any New Tenant. No holding-over by any Tenant Party, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof, nor constitute any tenancy other than a “month to month” tenancy at will. Nothing herein contained shall be deemed to permit any Tenant Party to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from any Tenant Party after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20, nor shall it operate as a waiver of Landlord’s right of re-entry or any other right or remedy of Landlord under this Lease. All of Tenants obligations under this Article 20 shall survive the expiration or either termination of the Term of this Lease.

ARTICLE 21 QUIET ENJOYMENT

Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject, nevertheless to the terms and conditions of this Lease.

ARTICLE 22 NO WAIVER; NO LIABILITY

Section 22.1 No Surrender Or Release. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender tithe Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.

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Section 22.2 No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, shall not be deemed a waiver of any such Rules and Regulations. Landlord shall enforce the Rules and Regulations in a uniform and non-discriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an amendment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Al! references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approver is set forth in a written instrument executed by Landlord.

Section 22.3 No Liability. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant’s business rezoning from fire, explosion, falling piaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, Public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Lanford may be entitled under Article 28 in order to recoup for payments made to compensate for losses of third Parties.

ARTICLE 23 WAIVER OF TRIAL BY JURY

THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ETHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT Of ANY REMEDY UNDER ANY STATUTE EMERGENCY OR OTHERWISE if Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any of action which may have been or will be brought in any other court by Tenant.

ARTICLE 24 INABILITY TO PERFORM

(a) This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed all not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, any act or omission of Tenant or any other Tenant Party (or any of their respective employees, contractors, agents, representatives, directors, officers, successors or assigns) or by any cause whatsoever reasonably beyond Landlord’s control, including acts of God, terrorism, natural disasters, laws, governmental preemption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”).

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(b) This Lease and the obligation of Tenant to perform all of its covenants, agreements and obligations hereunder (except for the obligation to pay Rent or any other amount due hereunder) will not be deemed delinquent or deemed to constitute an Event of Default hereunder because Tenant is unable to fulfill any such obligation, agreement or covenant (except for the obligation to pay Rent or any Other amount due hereunder), if Tenant is prevented or delayed from so doing by reason of the occurrence of an Unavoidable Delay.

ARTICLE 25 BILLS AND NOTICES -

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) and addressed:

if to Tenant, (a) at Tenant’s address at the Premises, or (b) at any place where Tenant or any agent or employee a Tenant may be found if malted subsequent to Tenant’s abandoning or surrendering the Premises; or

if to Landlord, as provided in Section 8.09 of Exhibit E.

Any such bill, statement, consent, notice, demand, request or other communication given as provided in this Article 25 shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, (ii) three (3) Business Days from the date when it shall have been mailed, or (iii) one (1) Business Day from the date when it shall have been sent by overnight courier service.

ARTICLE 26 RULES AND REGULATIONS

Landlord reserves the right, from time to time, to adopt additional reasonable, uniform and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect, provided the same do not materially reduce any of Tenant’s rights or materially increase Tenant’s obligations under this Lease. Tenant and all Tenant Parties shall comply with the Rules and Regulations, as so supplemented or amended. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. If there shall be any inconsistencies between this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

ARTICLE 27 BROKER

Section 27.1 Broker Representations. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Broker and that to the beat of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith.

Section 27.2 Indemnity. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder at like agent (other than Broker) arising act of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false. The previsions of this Article 27 shall survive the expiration or earlier termination of the Term of this Lease.

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ARTICLE 28 INDEMNITY

Section 28.1 Tenant’s indemnity. Tenant shire not do or permit any act or thing to be done upon the Premises which may subject Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Subject to the terms of Section 11.2 hereof, Tenant shall defend, indemnify and save harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (individually, each a “Landlord Party” and collectively, “Landlord Parties”), from and against (a) a claims of whatever nature against Landlord and any other Landlord Party arising from any act, omission or negligence of Tenant or any Tenant Party, (b) all claims against Landlord and any other Landlord Party arising from any accident, injury or damage whatsoever caused to any parson or to the Property of any person and occurring during the Term in or about the Premises. (a) all claims against Landlord and any other Landlord Party arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or any Tenant Party and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. Nothing contained herein shall require Tenant to indemnity, defend or save harmless Landlord Parties from and against any claim to is extent the same results from or arises out of the negligence or intentional misconduct of Landlord or any Landlord Party. This indemnity and hold harmless agreement shall include indemnity tom and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (Including reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 28.2 Hazardous Materials. Tenant egress to defend, indemnify and hold harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent directly and indirectly, of Landlord, from and against all obligations (including removed and remedial actions), losses, claims, suits, judgments, abilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or any such party directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises or the Building.

The provisions of this Article 28 shall survive the expiration or sooner termination of this Lease.

ARTICLE 29 BUILDING IMPROVEMENTS, SCAFFOLDING AND DELIVERIES.

Section 29.1 Building Improvements. From time to time during the Term of this Lease, including renewals and extensions, Landlord may alter the Building by (a) installation of additional elevator(s) and/or risers in the Building, together with such space as may be required for lobbies and other common areas, (b) modification or improvement of the Building Systems, (a) construction of public corridors to create access to rentable space now existing or to be constructed in the future on the floor on which the Premises are located, and/or (d) performing any other construction, demolition, repair, maintenance and/or decorative work to the Building (interior or exterior) and/or Real Property which Landlord deems necessary or desirable, in Landlord’s sole and absolute discretion (any or all of the foregoing work, “Building Improvements”). With respect to such Building Improvements. Landlord shall have no right to materially and adversely permanently impact any significant portion of the Premises. Tenant shall provide Landlord with access to the Premises to perform the work to install and maintain the Building Improvements, including the right to take all necessary materials and equipment into the Promises, without the same constituting an eviction and, exempt as provided in Section 10.8(b) hereof. Tenant shall not be entitled to any abatement

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of rent by reason of any such may, or any damages by reason of loss or interruption of business or otherwise. Landlord shall use commercially reasonable efforts to minimize interference with Tenants access to and use and occupancy of the Premises in making any Building Improvements. Notwithstanding anything to the contrary contained in this Lease. Tenant hereby acknowledges that during any period that Landlord is performing (or causing or permitting to be performed) any Building Improvements, Landlord and Landlord’s agents, contractors and representatives (including, without limitation, any other tenants of the Building or their contractors or representatives) may perform significant consultation and demolition work to the Building and/or Real Property, and that such construction and demolition work may result in interference (including, without limitation, interference caused by entry in the Premises by Landlord and other tenants of the Building (and their contractors, employees, agents and representatives) for purposes of performing construction and/or demolition work, and interference caused by the presence of noise, vibrations, dust and other emissions in or about the Premises) with Tenant’s or any Tenant Party’s use, enjoyment and occupancy of the Premises. Except as provided in Section 10.6(b) hereof, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant in whole or in part, no relief from any of Tenants other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from any such interference, or otherwise by reason of the performance of such Building Improvements. Except as otherwise provided herein (or as otherwise provided in Section 10.6(b) to the contrary, and provided landlord uses commercially reasonable efforts to avoid disturbance of Tenant’s use and occupancy of the Premises, Tenant, for itself and for all Tenant Parties, and their respective employees, agents and contractors, to the fullest extent permitted under applicable law, hereby fully and forever waives any and all claims, demands and causes of action against Landlord, and fully and forever releases Landlord for any loss, cost damage, liability or expense (including injury to persons or property) suffered or incurred by Tenant, any Tenant Party, or any of their respective employees, agents, or contractors, in connection with or resulting from the performance of such Building Improvements. Commercially reasonable efforts shall not include the use of overtime or weekend labor. Promptly following the completion of any Building Improvements, Landlord shall make such repairs to and restoration of the Premises as may be reasonably required as a direct result thereof.

Section 29.2 Scaffolding. In addition to Landlord’s rights under Section 29.1 hereof; in the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building’s facade (whether at Landlord’s option or to comply with Legal Requirements), Landlord may erect scaffolding, “bridges” and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the Premises, and notwithstanding that access to portions of the Premises may be temporarily diverted or partially obstructed, provided, however, that landlord agrees to use reasonable efforts to (i) minimize impairment of access to the Premises, and (ii) not unreasonably interfere with the operation of Tenant’s business from the Premises. Provided Landlord uses reasonable efforts (exclusive of overtime and weekend labor) to not unreasonably interfere with the operation of Tenants business from the Premises, Lansford shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenants business or access to the Premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord’s covenant of quiet enjoyment or entitle Tenant to any abatement of Rent.

Section 29.3 Exclusion of Persons from Premises and Delivery Systems. Landlord reserves the right to install or maintain any security system(s) or procedure(s) that Landlord deems necessary in the Building and exclude from all portions of the Building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant in such event Landlord shall accept on behalf of Tenant as deliveries of mails air cattle packages. worm packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers arid couriers to pick up mail or packages left by Tenant and shall provide an area to be used for such purposes to which Tenant’s employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to

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Tenant, provided, however, that Landlord may elect to provide such distribution to Tenant at Tenant’s expense. Tenant shall comply with Landlord’s rules relating to such area and services. Neither Landlord nor Landlord’s agents or security personnel shall be liable to Tenant or Tenants agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlords agents and security personnel against, liability in connection with or arising out of damage to mail or packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Section 29.3 (including any liability in respect of the property of such persons), unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents or security personnel. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be affective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedure without liability to Tenant.

ARTICLE 30 INTENTIONALLY OMITTED.

ARTICLE 31 MISCELLANEOUS

Section 31.1 Limitation on Liability.

(a) Prior To and After Transfer. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or banger by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of at covenants and obligations of Landlord hereunder; provided that the transferee of Landlord’s interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease, provided further, that Landlord (or any subsequent Landlord) shall not be freed or relieved from any obligations or covenants under this Lease accruing before any sale, conveyance, assignment or transfer.

(b) Intentionally Omitted.

(c) Landlord’s Consent. Except in the event a court of law has determined that Landlord has acted maliciously or in bad faith, if Tenant shall request Landlord’s consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving such consent or approval, including, but not limited to, Article 14 hereof, Tenant shall in no event make, or be entitled to make, any claim for damages against Landlord or any Landlord Party (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have from whatever source derived, to make or assert any such claim. Except as provided in the preceding sentence, Tenant’s sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unseasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

Section 31.2 Intentionally Omitted.

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Section 31.3 Certain Interpretational Rules.

(a) At of the Exhibits attached to this Lease are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, the terms and provisions of this Lease shall control. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing. executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The word “or” is not exclusive and the word “including” is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. Wherever a period of time is stated in this Lease as commencing or ending on any particular date, such period of time shall be deemed inclusive of such stated commencement and ending dates. The captions hereof are inserted only an matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent any provision thereof. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease. Whenever the words “include”, “includes”, or “including” are used in this Lease, they shall be deemed to be followed by the words *without limitation”.

(b) Governing Law. This Lease shall be governed in all respects by the laws of the State of Illinois applicable to agreements executed in and to be performed wholly vain the State with venue in Cook County.

(c) Unenforceability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term covenant condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(d) Parties Bound. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit a Landlord and Tenant and their respective legal representations, successors, and, except as otherwise provided in this Lease, their assigns. Each party represents that it is authorized to execute this Lease and, upon such execution, the obligations in the Lease shall be binding upon such party. Each party signing this Lease shall have joint and several liability.

Section 31.4 Jurisdiction. Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly, or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of Illinois or the Federal courts sitting in Chicago, Illinois; and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant hereby irrevocably appoints the Secretary of the State of Illinois as its authorized agent upon which process may be served in any such action or proceeding.

Section 31.5 Waiver of Immunity. Tenant hereby irrevocably waives, with respect to itself and its Property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Tenant may be entitled, and agrees not to assert any claims of any such immunities in any action brought by Landlord under or in connection with this Lease. Tenant acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into this Lease.

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In Witness Whereof, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

Landlord:

EQC 600 WEST CHICAGO PROPERTY LLC, a Delaware limited liability company

By:	/s/ Danielle Wagner
Name	Danielle Wagner
Title:	Authorized Signatory

Tenant:

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ Eric Lefkofsky
Name	Eric Lefkofsky
Title:	CEO

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EXHIBIT A

FLOOR PLAN OF THE PREMISES

The floor plan which follows is intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions Indicated may not exist as shown.

A-1

EXHIBIT B

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from tenets’ premises for tenants and their employees, licenses and Invitees, and no tenant shad use, or permit the use of, the enceinte, cantors, or elevators for any ulcer purpose. No tenant shall invite to such tenant’s premises, or permit the visit of, persons In such numbers or under such conditions as to Interfere with the use and enjoyment of any of the entrances, rates, elevators and other facilities of the Building by other tenants. Fee exits and raceways are for emergency use only, and shad not be used for any other purposes by the tenants, their employees, licenses or Invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Bidding. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as talks furnished for the common use of tenants, In such manner as It reasonably deems best for the benefit of tenants generally.

2. Tenants employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used In common by the occupants thereof.

3. Tenant shall not alter the exterior appearance of the Blinding by installing signs, advertisements, notices or other graphics on exterior walls, or interior surfaces visible from outside, without prior wean permission from Landlord. Similarly, electrical fixtures hung in offices or other spaces along the perimeter of the Bonding witch affect Its exterior appearance must be fluorescent and a quaky, type, design and bulb color, previously approved in writing by Building management.

4. Except as specifically provided in the Lease, the cost of repairing any damage to the public portions of the “Wading or the public, facilities or to any facilities used In common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, Mali be paid by such tenant.

5. The requirements of tenants will be attended to only upon application at the Building Management Office. Employees of the Building shall not perform any work or do anything outside of their regular assigned duties, unless under special instructions from the Building Management.

6. Except as specifically provided In the Lease, Tenant shall have no right of access to the roof of the Building and and shall not install, repair or replace any satellite dish, antennae, fan, air conditioner or other devices on the roof of the aiding without the prior written consent of Landlord. Any such device Installed without such written consent shall be subject to removal, at Tenant’s expense, without notice, at any time.

7. Exist signs on doors end any directory tablet must be approved by Landlord.

8. Except as specifically provided in the Lease, no awnings or other projections over or around the windows shall be installed by any tercet and only such window blinds as are permitted by Landlord shall be used In any tenant’s premises.

9. No acids, vapors or other metered shall be discharged or permitted to be discharged Mtn the waste lines, vents or flues of the Building, except as specifically provided In the Lease. The water and service closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employee, agents, visitors or licensees, shall have caused the same.

10. Tenant shall not disturb others. This rule prohibits any noise audible from the hallway, at office suites or outside whether created by musical Instruments, radios, television sets, group addles or any other source.

11. All hand bucks used In the lidding shall be equipped with rubber tires and side gears.

12. Except as specifically provided In any tenant lease, no tenant shall Install wired, conduit, sleeves or similar installations in Building shaftways without prior written consent of Landlord, and as Landlord may direct.

13. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landers agents, entrees and employees vials performing janitorial or other cleaning services and making repairs or alterations therein.

14. Tenants shall not end any soaring or food odors emanating from their demised premises to be detectable in any other portions of the Building, except as specifically provided in the Lease.

15. Tenants shall provide Building management with keys or combinations to all locks, bolts or other mechanical security systems except those protecting high security areas. Upon vacating the Building, tenant must return keys to storerooms, offices and toilets or pay replacement costs.

16. All entrance doors in each tenant’s premises shall be left looked when the tenant’s premises are not In use. Entrance doors shall not be left open at any time.

17. Tenants strait not keep pets, bicycles (except in sanctioned bike storage areas), or other vehicles In their premises without prior written approval by Landlord. Exceeds are made for seeing eye dogs and conveyances required by handicapped person. Tenant shod not use or permit the use of any portion of the Premises as living quarters, sleeping apartments or lodging rooms.

18. Regular suppliers of outside services must be approved by Building management, which may establish hours or other conditions for entrance to the Building. Such suppliers include vendors of food, spring water, ice, towels, barbering, shoe shining and other products and services.

19. Canvassing, soliciting and peddling of products or services are prohibited in the Building, and tenants shall cooperate with Landlord In attempting to prevent such acts In the Building.

20. Landlord may refuse admission to the Building outside of normal hours to any person not having a pass Issued by Landlord or not properly !deflated. and may require all paeans admitted to or leaving the Building outside of normal business hours to register. Tenant’s employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant. Each tenant shall be responsible for at persons for whom such person requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Bolding at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and Interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of Invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by dosing the doors or otherwise, for the safety of the tenants and protection of property In the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenants premises a the Building under the provisions of this rule.

21. Tenant, at its sole cost, and expense, shag cause the Premises to be exterminated from time to time to the reasonable satisfaction of the Building Management Office, and shall employ such exterminators therefor as shall be approved by the Bidding Management Office.

22. Tenants shag not serve or penult the saving of alcoholic beverages in the its premises unless Tenant shall have procured host liquor liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds.

23. The Building loading docks may be used only for loading and unloading procedures. Tenants may not use the tootling dock area for parking. Tenants may not place any dumpsters at the loading docks or any other portion of the Building without the prior written approval of Landlord.

24. No shutdowns of any Building systems will be permitted Without prior written approval of Landlord and supervision by the Bulldog engineer.

25. Tenants contractors of vendors may not use any space within the Building outside the Premises for storage or moving of materials or equipment or for the location of a field office or facilities for the employees of such contractors or vendors without obtaining Landlord’s prior written approval for each such use. Landlord shag have the right to terminate such use and remove as such contractor’s or vendor’s materials, equipment and other moped), from such space, without landlord being liable to tenant or to such contractor or vendor, and the cost of such termination and removal shall be paid by Tenant to landlord.

26. Tenants are required to have a full service maintenance contract covering their supplemental HVAC, Uninterrupted Power Supply (UPS) and Automatic Transfer systems, and to provide copies of such contracts to the Building management office.

27. The Building reserves the right to restrict the use of certain materials (for example, Omega sprinkler heads and piping manufactured in The Republic of China) in the Bulging based on notifications that declare the materials unsafe.

28. Trucks using the Tenant Shipping Pistons ma the ground floor of the Building, end the upper floor buck lobbies, will load and discharge et the place or places thereat and therein as indicated by the duly authorized representative of Landlord In charge of such operation.

29. Elevators for freight handling service will be operated during Business Hours on Business Days unless special arrangement is made with Landlord for operation at other times.

30. The use of the private right of way and the truck elevators will be subject to and under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation. When in the Interest of continuity of service or In the Interest of the common service, Tenant’s freight departing from or arriving at the Building by truck may at the direction of Landlord be handled over and through the Tenant Shipping Platforms on the ground floor and the freight elevators. Landlord reserves the right to direct such handling in lieu of truck elevator service.

31. In the interest of preserving the continuity of freight elevator service, freight will not be floored upon the height elevator, but will at all times be handled and moved upon suitable vehicles of the Indoor industrial wheeler type permitting such freight to be economically and expeditiously wheeled on and off the freight elevators, Freight which cannot be handled upon such equipment will be handled In such alternative manner as may be approved by Landlord.

32. (a) The Tenant Shipping Platforms located on first or ground floor of the Building are designed to accomplish the immediate transfer and movement of freight between the freight elevators and trucks. The use of such facility by Tenant or any of its agent, servants, employees, representatives or contractors will be confined to such purpose, under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation.

(b) No storage or holding of freight on such Tenant Shipping Platforms awaiting the arrival of trucks, or awaiting transfer by Tenant from such Tenant Shipping Platforms to the Premises, will be permitted. No automobiles of Tenant or any Tenant Party may enter on or be stored In any portion of the Building, except in areas designated-by landlord, and provided Tenant pays for such parking at rates designated by Landlord, its agents or parking lessees.

(c) Any violation of this rule or disregard of directions issued by Landlord will give Landlord the right to handle, transfer, remove or stare such height In or to other premises in the Building. When such handling. transfer, removal or storage is performed by Landlord, and when it shall be deemed necessary by Landlord to preserve the continuity of common servile provided by this facility, any and all expense will be at Tenant’s sole cost and expense. Landlord will not be responsible for any loss or damage which any such freight may cuter by such handling, removing or storage.

33. Neither Tenant nor any Tenant Party will at any time be permitted to operate any freight, passenger or truck elevator.

34. The Building is equipped with scuppers for carrying off water which may result from sprinkler operation or other causes. Tenant shall not, under any circumstances, deposit or permit to be deposited sweepings or any other rubbish in such scuppers, and Tenant will keep the scuppers within the Premises at all times free of any and all rubbish, sweepings, and other obstructions of any nature whatsoever.

35. Tenant shat not, under any circumstances, permit the accumulation of sweepings or any other rubbish in the expansion Joints of the Building, or in any other portions re the Building outside of the Premises, and ail such sweepings or rubbish shall be removed daily by Tenant in such manner as Landlord shall direct Tenant will keep the Building’s expansion Joints free of any and all rubbish, sweepings and any other obstruction of any nature whatsoever. Tenant will not place machinery or equipment in a position so that such machinery or equipment straddles an expansion Joint, or erect a partition which intersects an expansion Joint, unless one end of such machinery. equipment or partition Is free to permit the expansion and contraption of such expansion joint.

36. If any electrical or telephone Installations made or operated by Tenant shall emit any electromagnetic interference, Tenant shall Immediately discontinue use of such installations until such electromagnetic Interference Is eliminated to Landlord’s satisfaction.

37. Space heaters may not be used within the Premises.

38. Landlord reserves the right at any time and from time to time, to rescind, alter, waive, modify, add to or delete, in whole or In part, any of these Rules and Regulations in order to protect the comfort, convenience and safety of all tenants at the Building. Tenant shall not have any rights or claims against Landlord by reason of non-enforcement of these rules and regulations against any tenant and such non-enforcement will not constitute a waiver as to Tenant.

39. If there shall be any inconsistencies between the text of the main body of the Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

EXHIBIT C

FIXED RENT SCHEDULE

Commencing on the Commencement Date, Tenant shall pay Landlord Fixed Rent for the Premises in accordance with the terms of the Lease as follows:

Months of Term Following the Commencement Date	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
1*-12*	$1,794,390.98	$149,532.58	$23.00
13-24	$1,839,640.92	$153,303.41	$23.58
25-36	$1,885,670.88	$157,139.24	$24.17
37-48	$1,932,481.08	$161,040.09	$24.77
49-60	$1,980,851.64	$165,070.97	$25.39
81-72	$2,030,002.32	$169,168.86	$26.02
73-84	$2,080,713.36	$173,392.78	$26.67
85-96	$2,132,984.76	$177,748.73	$27.34
97-108	$2,186,036.40	$182,169.70	$28.02
109-120	$2,240,648.28	$186,720.69	$28.72
121-132•	$2,296,820.52	$191401.71	$29.44

*	plus any partial calendar month following the Commencement Date ft subject to Section 2.4 of the Lease.

C-1

EXHIBIT D

WORK LETTER

This is the Work Letter referred to in the foregoing Lease (the “Lease”) made between BOG’ 600 West Chicago Property LLC, a Delaware limited liability company, as landlord (“Landlord”) and Tempus Labs, Inc., a Delaware corporation, as tenant (“Tenant”), relating to premises In the Building (as defined in the Lease). Capitalized terms used herein, unless otherwise defined In this Work Letter, shall have the respective meanings assigned to them in the Lease and if not defined in the Lease, shall have the respective meanings assigned to them in this Work Letter. As used in this Work Letter, the Premises’ shall be deemed to mean the Premises, as Initially defined in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Delivery Date.

(a) There is no Landlord work.

(b) As of the date of the Lease, the Premises Is leased by another tenant (“Wrigley”) of the 600 Building. Pursuant to the lease with Wrigley (the “Wrigley Lease”) covering the Premises and other space at the 600 Building (collectively, the “Wrigley Space”), the Wrigley Lease will terminate as to the Premises on January 31, 2018.

(c) Landlord shall deliver the Premises (the “Delivery Date”) to Tenant 1 Business Day after the later to occur of the date on which (1) Landlord has recaptured the Premises from Wrigley and (2) Landlord has regained the legal right to possession thereof. Landlord shall use reasonable and diligent efforts to obtain possession of the Premises if Wrigley has not vacated the Premises on or before January 31, 2018. Notwithstanding anything to the contrary in the Lease, If the Delivery Date has not occurred on or before February 15, 2018, Tenant, as its sole remedy, shall have the right to terminate the Lease by delivering written notice thereof to Landlord at any time prior to the Delivery Date, whereupon the parties shall have no further rights or obligations hereunder and Landlord shall return any amounts previously paid to Landlord as a Security Deposit or pre-paid Rent, provided If Tenant has commenced Tanana Work (including, without limitation, the Separation Work) (as both terms are defined in Section 2[a] below) in the Premises or the Wrigley Space on or before the Delivery Date, Tenant shall be deemed to have waived its termination right set forth in this sentence.

2. Tenant’s Work; Pre-Construction Documentation.

(a) Tenant shall, at Tenants own cost and expense except for the Construction Allowance and the Additional Amount (as hereinafter defined), and subject to Section 7 below, pay for all work (“Tenant’s Work”) to be performed that is necessary or desirable to renovate or improve the Premises to a finished condition ready for the conduct of Tenant’s business therein, which shall include, at a minimum, construction of a demising wall to demise the Premises from the remainder of the Wrigley Space (construction of such demising wall Is referred to as the “Separation Work”). Tenant shall (i) use reasonable commercial efforts to minimize interference with the use of the remainder of the Wrigley Space by Wrigley during performance of the Separation Work, (II) not perform the Separation Work between the hours of 8:00 A.M. and 5:00 P.M. on Business Days and (iii) diligently complete the Separation Work after commencement of the Separation Work. Tenants Work shall be performed in accordance with the Approved Tenants Plans (defined in Section 3(b)(iii) hereof) and subject to the terms and conditions of this Work Letter and to the terms and conditions of the Lease. Tenants Work shall not affect the structure of the Building or the Building Systems except as may be expressly permitted by Landlord. Tenant’s Work shall be performed in accordance with, and include work as may be required by, the Contractor Guide as of August, 2017 (the “Contractor Guide”) that has been previously provided to Tenant The term “Tenant’s Initial Installations” as used In Article 4 of the Lease shall mean Tenant% Work as defined in this Work Letter, and Landlord and Tenant agree that to the extent of any inconsistencies between the terms of Article 4 of the Lease with respect to Tenant’s Initial Installations and the terms of this Work Letter with respect to Tenants Work, the terms of this Work Letter with respect to Tenant’s Work shall supersede and control over the inconsistent terms of Article 4 with respect to Tenants initial Installations.

(b) After the execution and delivery of the Lease, and prior to commencing any demolition or construction in the Premises, Tenant shall submit the following information and items to Landlord:

(i) The scheduled commencement date of construction of Tenant’s Work and the estimated date of completion of such construction In such space.

(ii) An itemized statement of the estimated construction cost, including permits and fees and architectural, engineering and contracting fees (the “Estimated Cost of Tenant’s Work”) of Tenant’s Work.

(iii) All contracts, including, without limitation, the general contract for Tenant’s Work (the “General Contract”) with Tenants Contractors (as defined in Section 5(d) below), including, without limitation, Tenant’s general contractor (“Project GC”), shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The parties agree that Landlord’s approval of the Project GC to perform the Tenant’s Work shall not be considered to be unreasonably withheld if any such Project GC (1) does not have trade references reasonably acceptable to Landlord, (2) does not maintain insurance as required pursuant to the terms of this Lease, or (3) is not licensed as a contractor in the state/municipality in which the Building is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a Project GC. Prior to commencing to perform Tenants Work in the Premises, Tenant shall deliver to Landlord a copy of the General Contract. Tenant shall cause Tenant’s Contractors to comply with the provisions hereof and, as applicable, the Lease.

(c) Tenant shall submit the following Information and items to Landlord not less than five (5) days prior to commencement of construction of Tenants Work:

(i) The names and addresses of Tenants Contractors. Landlord shall have the right to approve Tenants Contractors and Tenant shall employ as Tenant’s Contractors only those persons or entities on Landlord’s “approved” list from time to time or otherwise approved in writing by Landlord.

(ii) An updated itemized statement of estimated construction cost (broken down by trade), including permits and fees and architectural, engineering and contracting fees.

(iii) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenants Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(iv) A certified copy of a fully executed contract with each of Tenants Contractors.

(v) Such other documents listed in the Contractor Guide, or as otherwise reasonably required by Landlord.

(d) Tenant will update such information and items by prompt written notice to Landlord of any changes.

3. Submission of Drawings. Tenant shall comply with the following procedure for approval of Tenants Plans (hereafter defined) by Landlord:

(a) Promptly after the execution and delivery of the Lease, Tenant shall deliver to Landlord three (3) black-and-white prints and one (1) CAD electronic format of a preliminary conceptual layout of the Premises for use in evaluation of space utilization in the Premises (“Space Plan”) prepared, at Tenant’s cost (subject to Section 7), by an architect licensed in the state where the Building is located, selected by Tenant and reasonably approved by Landlord (“Tenant’s Architect”). Landlord hereby approves Box Studios LLC as Tenant’s Architect and Environmental Systems Design, Inc. as Tenant’s mechanical, engineering and plumbing design firm. Not more than 10 Business Days after receipt of the Space Plan, Landlord shall notify Tenant either of its approval thereof, or a reasonably detailed description of the changes required. If Landlord notifies Tenant that changes are required, Tenant shall, within 5 Business Days thereafter, submit to Landlord, for its approval, a revised Space Plan. Landlord shall notify Tenant of its approval or disapproval of the revised Space Plan within 10 Business Days after Landlord’s receipt thereof and if Landlord disapproves the revised Space Plan, Tenant shall, within 5 Business Days thereafter, submit to Landlord, for Its approval, a revised Space Plan and this process shall continue until the Space Plan is approved by Landlord. If Landlord fails to respond to a submission or resubmission of the Space Plan or Tenant’s Plans (hereinafter defined) within 10 Business Days after Landlords receipt of such submission or resubmission, as required hereunder, Tenant shall provide Landlord a written reminder notice advising Landlord that Landlord has failed to timely respond to such submission or resubmission and stating that such submission or resubmission will be deemed approved, if Landlord fails to respond to such submission or resubmission within 5 Business Days following such reminder notice. If Landlord fails to provide any written response to such submission or resubmission within such 5 Business Day period following receipt of such reminder notice, then Landlord shall be deemed to have approved such submission or resubmission. Landlord’s approval of the Space Plan shall not be unreasonably withheld, conditioned or delayed.

(b) Within 15 Business Days after Landlords approval of the Space Plan, Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld, three (3) black-and-white prints and one (1) CAD electronic format of Tenant’s Plans prepared by Tenant’s Architect based on the approved Space Plan.

(i) “Tenant’s Plan” means the plans and specifications (including architectural, mechanical and electrical working drawings) for the supply, Installation and finishing in the Premises of Tenant’s Work, Including without limitation all partitions; doors and hardware; ceilings; wiring, lights and switches; heating, cooling and ventilation equipment and controls; telephone and electrical outlets; floor covering; drapes; built-ins; plumbing and fixtures; fire protection, fire warning and security systems; and other equipment and facilities attached to and forming part of the Building.

(ii) Subject to Section 7 below, Tenant’s Plans shall be prepared at Tenant’s sole cost and expense by Tenant’s Architect Tenant shall pay all third party out-of-pocket fees and costs incurred by Landlord (i) in reviewing the Space Plan, Tenant’s Plans, specifications and drawings In the event such review Is required by Landlord in its reasonable discretion and (ii) in supervising Tenant’s Work.

(iii) Not more than 10 Business Days after receipt by Landlord of the Tenant’s Plans, Landlord shall notify Tenant either of Its approval thereof or a reasonably detailed description of changes required, and of any modifications required. If Landlord notifies Tenant that changes are required, Tenant shall within 5 Business Days submit to Landlord, for its approval, which approval shall not be unreasonably withheld, revised Tenant’s Plans. Landlord shall notify Tenant of its approval or disapproval of the revised Tenant’s Plans within 10 Business Days after Landlord’s receipt thereof and if Landlord disapproves the revised Tenant’s Plans and provides a reasonably detailed description of any required modifications, Tenant shall within 5 Business Days thereafter submit to Landlord, for its approval, the revised Tenant’s Plans and this process shall continue until the Tenant’s Plans are approved by Landlord (such Tenant’s Plans as finally approved by Landlord and any applicable permitting authorities shall be referred to herein as the “Approved Tenant’s Plans”). Landlord’s approval of the Tenant’s Plans shall not be unreasonably withheld, conditioned or delayed. Upon Landlord’s notification to Tenant of approval by Landlord of Tenant’s Plans, Tenant shall promptly submit Tenant’s Plans for pricing and to appropriate authorities for the issuance of a building permit.

(iv) Approvals or disapprovers on behalf of Landlord may be given by Landlord, Landlord’s Building manager (“Manager”) or such architect or other representative as Landlord may from time to time designate in writing. Landlord shall give reasonably detailed reasons for any disapproval. Landlord’s approval or supervision of any construction shall not constitute an assumption by Landlord of responsibility for the accuracy or sufficiency of Tenant’s Plans, for compliance with law or performance standards or otherwise. Without limiting the foregoing, Tenant agrees that ft shall be solely responsible for all elements of the design of Tenant’s Plans and Tenant’s Work (Including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenants furniture, appliances and equipment). Tenant shall submit any changes to Tenants Plans to Landlord for approval before commencing any work with respect to such changes. Unless otherwise agreed by Landlord, all drawings provided by Tenant hereunder shall be of uniform size not exceeding 36” x 48” and to a minimum scale of one eighth inch equals one foot.

4. Delivery of Premises: Commencement of Tenant’s Work.

(a) Subject to (i) intentionally omitted, (ii) Landlord’s maintenance obligations under the Lease and (Iii) Landlord’s obligations regarding Latent Defects under Section 5.1 of the Lease, Tenant shall take delivery of the Premises in their “as is” condition.

(b) No construction work shall be undertaken or commenced by Tenant in the Premises until:

(i) Tenant’s Plans have been submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed,

(ii) all governmental approvals and permits required for the commencement and performance of Tenant’s Work have been obtained by Tenant, and evidence thereof has been provided to Landlord,

(iii) all required insurance coverages have been obtained by Tenant, and evidence thereof provided to Landlord,

(iv) items required to be submitted to Landlord prior to commencement of construction of Tenant’s Work have been so submitted and have been approved, where required, and

(v) Landlord has given written notice that the work can proceed, subject to such reasonable conditions as Landlord may impose. Landlord agrees to give such notice (and inform Tenant of such reasonable conditions [if any]) promptly after Tenant satisfies the requirements of this Section 4(b)(i)-(iv).

5. Standards of Design and Construction of Tenant’s Work and Conditions of Tenant’s performance. All Tenant’s Work done In or upon the Premises shall be done according to the standards set forth in this Section 5 except as the same may be modified on Tenant’s Plans approved by or on behalf of Landlord.

(a) All design and construction shall comply with all applicable Legal Requirements and industry standards. Approval by Landlord of Tenants Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing Legal Requirements and standards must be met, the strictest shall apply where not prohibited by another Legal Requirement or standard. Tenant shall cause Tenant’s Architect to become familiar with the foregoing design criteria and with all construction procedures which may be established by Landlord for the Building in order to permit completion of proper and adequate architectural, mechanical, electrical, plumbing and fire protection working drawings for Tenant’s Work in conformity with the standards provided for herein and In order to assure proper coordination of Tenants Work with the construction of other tenants’ premises In the Building.

(b) Prior to commencing Tenant’s Work, Tenant shall, at its own cost and expense, obtain all required building permits and any other permits or approvals required from Governmental Authorities or any other party and when construction has been completed shall, at its own cost and expense, obtain an occupancy permit for the Premises, which shall be delivered to Landlord.

(c) The cost of obtaining the permits and approvals required to be obtained by Tenant or the Project GC under this Section 5(b) shall constitute Permitted Costs (as defined in Section 7) which shall be reimbursed out of the Construction Allowance in accordance with Section 7 of this Work Letter, provided the requirements of said Section 7 are satisfied.

(d) All contractors and subcontractors selected or engaged by or on behalf of Tenant for construction of Tenant’s Work (collectively, “Tenant’s Contractors”) shall be on Landlord’s ‘approved’ list or are approved In writing by Landlord and shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s employees, contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building in order not to adversely affect other work being performed by or for Landlord or its contractors and subcontractors.

(e) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant subject to reimbursement by Tenant for the reasonable actual costs thereof without any profit to Landlord, any work (i) which Landlord deems necessary to be done on an emergency basis, or (ii) which pertains to structural components of the Building, or (iii) which pertains to the Building’s mechanical, electrical, plumbing and fire protection systems, or (iv) which pertains to the erection of temporary safety barricades or signs during construction, or (v) which pertains to patching of Tenant’s Work and other work in the Building. If Landlord elects to exercise Its rights under clauses (ii) or (iii) of this Section 5(d), Landlord agrees to give Tenant reasonable prior written notice and to consult with Tenant about the completion of such work so as to minimize Tenant’s costs without adversely impacting the Building’s structural components or Building Systems.

(f) Only new materials shall be used in Tenant’s Work, except where explicitly shown in Tenants Plans approved by Landlord. Upon the completion of Tenant’s Work, Tenant shall provide or cause to be provided to Landlord warranties of at least one (1) year In duration from the date of completion against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of Tenant’s Work.

(g) My parties performing Tenants Work, In performing such work, shall not interfere with other tenants and occupants of the Building. Tenant shall take all reasonable precautionary steps to protect the Premises end the facilities of others affected by Tenants Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building.

(h) Landlord shall have the right to order Tenant or any of Tenant’s Contractors who have violated the requirements imposed on Tenant or Tenant’s Contractors pursuant to this Work Letter to cease work and remove its equipment and employees from the Building unless Tenant or Tenant’s Contracts, as the case may be, cures such violation within 24 hours after receipt by Tenant or Tenants Contractor(s) of notice of such violation, which notice may be sent in accordance with the notice provisions of the Lease or by email to Pat Garrison, pat@lightbank.com.

(i) Subject to Landlord’s payment of the Construction Allowance pursuant to, and in accordance with, Section 7 Tenant shall pay Landlord for the actual, reasonable cost of (i) all work performed by Landlord on behalf of Tenant, (ii) all materials or labor furnished on Tenant’s behalf, and (iii) all other amounts required to be paid pursuant to this Work Letter by Tenant to Landlord, within thirty (30) days from the date of Landlord’s Invoice therefor,

(j) Charges for any service (including, without limitation, electricity, water, HVAC, dumpster fees, hoisting charges or freight elevator operator employed during the pendency of the performance of Tenants Work and the like) to Tenant or the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences Tenant’s Work. Tenant shall pay Landlord’s contractors and Landlord their actual, respective charges for such services and all other support services which may be provided at Tenant’s (or its agent’s or contractor’s or the Project GC’s) request by Landlords contractors or by Landlord. All use of freight elevators is subject to scheduling by Landlord and to charges established by Landlord for the reimbursement of Landlord’s actual costs for Tenant’s use of the freight elevators during the hours for which additional charges may be charged by Landlord as specified in Section 10.3 of the Lease. Tenant shall ensure that Tenants Contractors remove all construction debris and shall not place debris in the Building’s waste containers.

(k) Tenant shall permit access to the Premises, and Tenants Work shall be subject to inspection by Landlord, Manager and Landlord’s architects, contractors and other representatives, at all times during the period when Tenant’s Work is being constructed and installed, including a final Inspection following completion of Tenant’s Work and at the time that Landlord, or any of the aforementioned parties, desires to conduct such an inspection, Tenant will permit Landlord or such party, as applicable, to have access to conduct such inspection.

(l) Subject only to Unavoidable Delays, Tenant shall cause the Tenants Work to be completed expeditiously and efficiently, and shall use commercially reasonable efforts (which shall not require overtime) to cause the Tenant’s Work to be completed prior to the date which Is 180 days after the Delivery Date. Tenant shall notify Landlord upon completion of Tenants Work.

(m) In addition, upon completion of Tenant’s Work, Tenant shall notify Landlord and shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be reasonably required by Landlord, Landlord’s title insurance company or construction lender, if any, from all parties performing labor or supplying materials or services in connection with Tenant’s Work showing that all of said parties have been compensated in full and waiving all liens In connection with the Premises and Building. Tenant shall furnish partial waivers of liens and contractors’ affidavits to Landlord from time to time during the course of construction upon Landlord’s request covering those portions of such labor, materials and services which have been performed and supplied. Tenant shall submit to Landlord a detailed breakdown of the total construction costs of Tenants Work, together with such evidence of payment as is reasonably satisfactory to Landlord.

(n) Tenant shall have no authority to permit Project GC, Tenant’s Contractors or any other party to deviate in any material respect from the Approved Tenant’s Plans in performance of Tenants Work, except as approved by Landlord and its designated representative in writing, which approval shall not be unreasonably withheld, conditioned or delayed to the extent that the requested deviation from the Approved Tenant’s Plans does not affect the Building’s structure or Building Systems. Upon completion of Tenant’s Work, Tenant shall furnish to Landlord a hard copy and an electronic version of mu-built° drawings of Tenant’s Work.

(o) Intentionally Omitted.

(p) Tenant shall cause the Project GC. Tenant’s Contractors, Tenants Architect and Tenant’s engineer to comply with all applicable terms of this Work Letter.

(q) Tenant and Tenant’s employees shall not be permitted to occupy the Premises for the purpose of conducting Tenant’s business therein until Landlord’s architect reasonably confirms that Tenant’s Work therein has been substantially completed in accordance with the Approved Tenants Plans. Landlord agrees that it shall use reasonable efforts to obtain such confirmation within two (2) Business Days after Tenant’s written request therefor.

6. Insurance and Indemnification.

(a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause the Project GC and the other Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i) Workers’ Compensation and Employers Liability Insurance with limits of not less than $1,000,000.00 and as required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Tenant’s Contractors from liability under the aforementioned acts.

(ii) Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in the following amounts: (a) for the Project GC, in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability, or a combination thereof, with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $10,000,000.00 and (b) for any other Tenant’s Contractors, in an amount not less than $1,000,000.00 per occurrence, whether Involving bodily Injury liability (or death resulting therefrom) or property damage liability, or a combination thereof, with a minimum aggregate limit of $1,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage with 2 year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenants Contractors or by anyone directly or Indirectly employed by any of them.

(iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person In one accident, and $1,000,000.00 for injuries sustained by two or more persons In any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv) “All-risk- builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenants Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Tenants Work are stored off the site of the Building or in transit to said site are not covered under said “all-risks” builder’s risk Insurance, then Tenant shall effect and maintain similar property insurance on such portions of Tenants Work. Any loss insured under said “all-risk” builder’s risk Insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their Interests may appear, subject to the agreement reached by said parties in interest, or in the absence of any such agreement, then in accordance with a final, non-appealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Tenants Work shall be made in accordance with the terms and provisions of the Lease. The waiver of subrogation provisions contained In the Lease shall apply to the gall-risk’ builder’s risk insurance policy to be obtained by Tenant pursuant to this paragraph.

(b) All policies (except the workers’ compensation policy) shall be endorsed to include as additional insured parties Landlord and its officers, directors, partners, employees and agents,

Manager, Landlord’s contractors, Landlord’s architects, and such additional persons as Landlord may designate. said endorsements shall also provide that all additional insured parties shall be given not less than thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that not less than ten (10) days’ prior written notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional Insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties and such additional Insured Interest shall extend to all coverages required herein, including completed operations coverage. At Tenant’s request, Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary Insurance and shall not call into contribution any insurance maintained by Landlord. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(c) Without limitation of the indemnification provisions contained in the Lease or elsewhere in this Work Letter, Tenant agrees to indemnify, defend and hold harmless Landlord and the Exculpated Parties from and against all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses, Including, without limitation, reasonable attorneys’ fees and other profession& fees (to the extent permitted by Legal Requirements) arising out of or in connection with Tenant’s Work or the entry of Tenant’s Contractors (including, without limitation, the Project GC) into the Building and the Premises, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant’s Contractors (including, without limitation, the Project GC) and bodily injury to persons or damage to the property of Tenant, its employees, agents, Invitees, licensees or others; provided, however, that Tenant shall not be required to Indemnify Landlord or any Exculpated Parties from its or their own negligence to the extent that such Indemnification would be prohibited by applicable Legal Requirements. it is understood and agreed that the foregoing Indemnity shall be In addition to the Insurance requirements set forth above and shall not be in discharge of or in substitution for same.

7. Construction Allowance.

(a) Landlord shall pay to Tenant an improvement allowance to be applied (subject to the immediately succeeding paragraph) toward the cost of Tenant’s Work (the “Construction Allowance”) equal to the following: an amount equal to an aggregate of $5,071,105.00, which is $65.00 per rentable square foot of the Premises. In addition, Landlord shall reimburse Tenant for the actual, reasonable cost to perform the Separation Work (the “Separation Work Reimbursement”) as evidenced by the documents submitted for disbursement from the Escrow Agent as provided in Sections 7(e), (f), and (g) below. “Total Allowance” shall mean the Construction Allowance, the Separation Work Reimbursement and the Application Amount, as defined in Section 7(c) below. The Construction Allowance and the Application Amount may be used, at Tenant’s sole discretion, for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenants Work and for hard and soft costs, furniture, trade fixtures and equipment, teledata cabling and permitting costs In connection with the Tenant’s Work (the “Permitted Costs”) with respect to the Premises, as determined by Tenant In Its sole discretion but subject to Section 7(b) below.

(b) Tenant shall spend not less than 75% of the Construction Allowance (the “Minimum Hard Cost Expenditure”) on account of labor, contractors and materials relating to Tenants Work Nerd Costs”). The foregoing requirement is herein referred to as the “Hard Costs Requirement.” Tenant further acknowledges and agrees that disbursements on account of Hard Costs to satisfy the Hard Costs Requirement shall be made pursuant to this Section 7 no later than May 31, 2019 (the “Hard Cost Tenant Requisition Deadline Date”). If Tenant fails to satisfy the Hard Cost Requirement, a portion of the Construction Allowance equal to the difference between the Minimum Hard Cost Expenditure and the amount actually spent by Tenant, as evidenced by the documents submitted to the Escrow Agent (defined below) on or prior to the Hard Cost Tenant Requisition Deadline Date, for such Hard Costs, shall be forfeited in Its entirety.

(c) Provided there Is no Event of Default continuing under the Lease, Tenant may request, by prior written notice to Landlord given no later than 30 days prior to the Commencement Date, that Landlord furnish Tenant with additional funds from the total Abated Rent to apply to the Permitted Costs in an amount designated by Tenant (the “Application Amount”) in such notice and not to exceed an amount equal to $1,170 255.00 (or $15.00 per rentable square foot in the Premises). After receipt of such notice, (a) Landlord shall make available to Tenant, on the same tends and conditions in Section 7(a) above, the Application Amount for payment of Permitted Costs, and (b) the Abated Rent shall be reduced by the Application Amount and the Abatement Period shall be proportionately shortened. If Project GC (or Tenant, if applicable) does not submit a request for payment of the entire Application Amount In accordance with the requirements of this Section 7 to Landlord, by May 31,2019, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

(d) The “Cost of the Tenant’s Work” shall include all documented, out-of-pocket Permitted Costs incurred by Tenant in connection with the design, architectural, engineering and hard construction costs of the Tenant’s Work (including materials, labor and hard construction costs and any Landlord reimbursement contemplated hereunder). Tenant shall be solely responsible for any Cost of the Tenant’s Work that exceeds the amount of the Construction Allowance, the Separation Work Reimbursement and the Application Amount. If the Cost of the Tenant’s Work Is reasonably expected by Landlord to exceed the amount of the Construction Allowance, the Separation Work Reimbursement and any then requested Application Amount, Tenant shall have sole responsibility for the payment of such excess cost (“Tenants Excess”) to Escrow Agent (as hereinafter defined) in accordance with the terms of this Section 7. For each payment request to Landlord for Tenant’s Work other than the Separation Work, Tenant’s payment of Tenant’s Excess shall be paid on a pan passu basis with Landlord’s funding of the Construction Allowance and any then requested Application Amount in the respective proportions that (i) the sum of the Construction Allowance and any then requested Application Amount and (ii) Tenant’s Excess bear to (iii) the expected total Cost of the Tenants Work less the expected Separation Work Reimbursement. Tenant shall pay any installments of Tenant’s Excess to the Escrow Agent within five (5) business days after Landlord’s written request therefor. Landlord’s funding of the Separation Work Reimbursement shall not require any contribution by Tenant.

(e) Landlord shall establish a construction escrow with a title insurer acceptable to Landlord and Landlords construction or permanent lender, If any (the “Escrow Agent”), by entering into an Escrow Agreement (as hereinafter defined) providing for payment to Tenant’s Contractors and payment of the Cost of the Tenants Work as the Tenant’s Work progresses, upon the Escrow Agents satisfactory review of lien waivers and sworn statements from Tenant’s Contractors and other applicable parties and upon the Escrow Agent’s willingness to issue title insurance over mechanic’s liens relating to Tenant’s contracts and the Tenant’s Work to the date of each draw, provided if the Escrow Agent is unwilling to Issue title insurance for a reason unrelated to mechanic’s liens relating to Tenant’s contracts and the Tenant’s Work, Landlord shall remain obligated to fund the applicable portion of the Construction Allowance, Separation Work Reimbursement or any then requested Application Amount. All fees due to the Escrow Agent under the Escrow Agreement shall be paid by Landlord. The escrow agreement by and among Escrow Agent, Landlord, Tenant and Landlord’s construction or permanent lender, if any (the “Escrow Agreement”) shall provide for payment of the Cost of the Tenant’s Work in accordance with the terms of this Work Letter and which is otherwise satisfactory to the Escrow Agent and Landlords construction or permanent lender, if any, and reasonably acceptable to Landlord and Tenant. Payments from the construction escrow of Tenant’s Excess shall be made on a pad passu basis along with the funding of the Construction Allowance and any then requested Application Amount, In the respective proportions that (i) the sum of Construction Allowance and any then requested Application Amount and (ii) Tenant’s Excess bear to (iii) the expected total Cost of the Tenant’s Work less the expected Separation Work Reimbursement.

(f) For each request for payment from Escrow Agent, Tenant shall submit a request for disbursement by the day of the month required by Landlord (or Landlord’s construction or permanent lender, if any) and Tenant shall provide the following documentation with each request for disbursement; (i) a certification from Tenant’s architect on form AIA-G702/6703 or such other form satisfactory to the Escrow Agent and Landlord’s construction or permanent lender, if any, certifying that the Tenant’s Work completed to date has been performed substantially in conformance with the Approved Tenant’s Plans, (ii) a statement of account executed by Tenant Identifying any and all additions or deletions to the estimated total Cost of the Tenant’s Work through such date, (iii) a sworn statement from Tenant setting out all of the work done or materials furnished to the Premises to date and listing all contracts let for the furnishings of future work or materials for the Premises in a form satisfactory to Landlord, Escrow Agent and Landlord’s construction or permanent lender, if any, (iv) a lien waiver, on a form reasonably acceptable to Landlord’s construction or permanent lender. If any, and the Escrow Agent, signed by the Project GC and Tenant’s subcontractors releasing their rights through the date of the sworn statement to lien the Premises or the Building conditioned upon payment, (v) copies of invoices with respect to any amounts covered by the request, and (vi) such other documents in such form as Landlord, Landlord’s construction or permanent tender, if any, and the Escrow Agent may reasonably require.

(g) For the final request for payment from Escrow Agent, Tenant shall submit a request for disbursement by the day of the month required by Landlord (or Landlord’s construction or permanent lender, if any) and Tenant shall provide the documentation required pursuant to Section ja) above and (i) the as-built plans of the Tenant’s Work; Oft a final certificate of occupancy or, If a final certificate of occupancy is not reasonably available or obtainable, any other appropriate documentation permitting Tenant to occupy and use the Premises in accordance with the Permitted Use, (iii) a certificate of substantial completion from Tenant’s architect on form AIA-G704 or such other form satisfactory to the Escrow Agent and Landlord’s construction or permanent lender, if any, certifying that all of the Tenant’s Work is substantially completed in conformance with the Approved Tenants Plans; (Iv) a punch list of outstanding work to complete the Tenant’s Work, and (v) such other documents In such form as Landlord, Landlord’s construction or permanent lender, if any, and the Escrow Agent may reasonably require. If Project GC (or Tenant, if applicable) does not submit a request for payment of the entire Construction Allowance and Separation Work Reimbursement in accordance with the requirements of this Section 7 to Landlord, by May 31, 2019, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Total Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

(h) Notwithstanding anything to the contrary contained in this Section 7 if (1) the Tenant’s Work has been completed and all costs related thereto have been paid in full, and (2) less than the entire Construction Allowance was used (and the portion not used shall be called the “Unused Allowance”), then, provided Tenant Is not then in default under the Lease, Tenant may request that Landlord apply the portion of the Unused Allowance not to exceed $1,287,77625, or 25% of the Construction Allowance, against the then next due Installments of Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment for all or any portion of the Premises due under the Lease after expiration of the Rent Abatement Period. If Tenant is not able to get the full benefit of such portion of the Unused Allowance by applying the same as a credit against Fixed Rent, Tenant’s Operating Payment and Tenants Tax Payment for any reason (such as, for example, because the Lease terminates early due to a casualty), then Tenant shall not be entitled to any cash or credit or other compensation of any kind for such portion of the Unused Allowance. If Project GC (or Tenant, if applicable) does not submit a request for payment of the entire Construction Allowance In accordance with the requirements of this Section 7 to Landlord, by May 31, 2019, any portion thereof not requested by such date shall he deemed to be Unused Allowance and shall no longer be available to be reimbursed to Tenant and shall only be available to be applied (upon Tenant’s request) against the then next due Installments of Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment in accordance with the terms of this paragraph. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to allow the Unused Allowance to de applied against any portion of the rent for the Premises during the continuance of an uncured default under the Lease, and Landlord’s obligation to allow such application shall only resume when and if such default is cured.

8. Miscellaneous.

(a) Charges due from Tenant to Landlord pursuant to this Work Letter, if any, may be deducted by Landlord from any payment of the Total Allowance provided Landlord has delivered reasonable evidence of such charges to Tenant at least 30 days prior to the date such charges are deducted from the Total Allowance.

(b) If the Approved Tenant’s Plans require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the portion of the Building in which the Premises are located, Tenant shall pay all costs and expenses arising from the construction and Installation of such additional fire hose cabinets or telephone/electrical closets.

(c) This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto In the event of a renewal or extension of the Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d) With respect to any amounts owed by Tenant hereunder and not paid when due or Tenant’s failure to perform Its obligations hereunder, Landlord shall have all of the rights and remedies granted to Landlord under the Lease for non-payment by Tenant of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

[END OF WORK LETTER]

EXHIBIT E

ADDITIONAL PROVISIONS

1.	RENEWAL OPTION.

1.01.

Grant of Option; Condltions. Subject to the terms herein, Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of 5 years commencing on the day immediately following the Expiration Date (the “Renewal Term”).

It Is agreed that Tenant may exercise a Renewal Option only if:

(a)	Landlord receives notice of exercise (“Initial Renewal Notice”) no later than twelve (12) months and no earlier than eighteen (18) months prior to the Expiration Date;

(b)

No Event of Default exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Acceptance Notice (as defined below) or Rejection Notice (as defined below), as applicable, unless Landlord, in its sole and absolute discretion, otherwise agrees in writing;

(c)

Tenant is the named Tenant on page 1 of the Lease or a transferee in a transaction for which consent of Landlord Is not required or for which the terms of Section 14.1 of the Lease are inapplicable, both pursuant to Section 14.9, of the Lease;

(d)

Tenant shall not have sublet 50% or more of the Premises and must be in occupancy of the entire Premises (subject to any sublease of less than 50% of the Premises), except In connection with a transaction for which consent of Landlord is not required or for which the terms of Section 14.1 of the Lease are inapplicable, both pursuant to Section 14.9 of the Lease, at the time that Tenant delivers Its Initial Renewal Notice and at the time Tenant delivers its Acceptance Notice; and

(e)	The Lease is in full force and effect at the time that Tenant delivers Its Initial Renewal Notice and at the time Tenant delivers as Acceptance Notice.

1.02.	Terms Applicable to Premises During Renewal Term.

(a)

The initial Fixed Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Fair Market Net Rental Value (hereinafter defined) rate per rentable square foot for the Premises. Fixed Rent during the Renewal Term shall increase, if at all, in accordance with the Increases assumed in the determination of Fair Market Net Rental Value rate. Fixed Rent attributable to the Premises shall be payable In monthly Installments in accordance with the terms and conditions of the Lease.

(b)

Tenant shall pay Additional Rent (i.e., Tenant’s Tax Payment and Tenant’s Operating Payment) for the Premises during the Renewal Term In accordance with Article 7 of the Lease, and the manner and method In which Tenant reimburses Landlord for Tenant’s share of Operating Expenses and Taxes shall be some of the factors considered in determining the Fair Market Net Rental Value rate for the Renewal Term.

(c)	The Renewal Term shall otherwise be upon the same terms, covenants, conditions, provisions and agreements contained in the Lease, except as expressly set forth In the Lease or this Section 1.

1.03.

Procedure for Determining Fair Market Net Rental Value. On or prior to 30 days after the later of (y) receipt of Tenants Initial Renewal Notice, and (z) the date which is 11 months prior to the last day of the then current Term, Landlord shall advise Tenant in writing of the applicable Fixed Rent rate for the Premises (or applicable portion thereof) for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the Fixed Rent rate for the Renewal Term, shall either (i) if Tenant accepts Landlord’s determination, provide Landlord with written notice of acceptance (“Acceptance Notice”), or(ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either an Acceptance Notice or Rejection Notice within such 30-day period, Landlord shall provide an additional written notice to Tenant (“Landlord’s Additional Notice”) advising Tenant that It has not provided Landlord with either an Acceptance Notice or a Rejection Notice and that Tenant wit be deemed to have delivered an Acceptance Notice if Tenant does not deliver to Landlord either an Acceptance Notice or a Rejection Notice within 5 Business Days after receipt of Landlord’s Additional Notice. If Tenant falls to provide Landlord with either an Acceptance Notice or a Rejection Notice within 5 Business Days after receipt of Landlord’s Additional Notice, Tenant shall be deemed to have delivered an Acceptance Notice. If Tenant provides, or Is deemed to have provided, Landlord with an Acceptance Notice within such 30-day period, or 5 Business Day period (as applicable), Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together In good faith for a period of 15 days to agree upon the Fair Market Net Rental Value rate for the Premises (or applicable portion thereof) for the Renewal Term. Upon agreement, Landlord and Tenant shall enter Into the Renewal Amendment in accordance with the terms and conditions hereof.

If Landlord and Tenant fail to agree upon the Fair Market Net Rental Value rate within such 30-day period, Tenant may then retract Tenant’s applicable Initial Renewal Notice by delivering written notice of such retraction to Landlord within 10 days (the “Retraction Period”) after the expiration of such 30-day period. If Tenant does not retract Tenant’s applicable Initial Renewal Notice, within the Retraction Period, Tenant shall be deemed to have irrevocably exercised the Renewal Option, and Landlord and Tenant, within 15 days after the expiration of the Retraction Period, shall each simultaneously submit to the other, in a sealed envelope, Its good faith estimate of the Fair Market Net Rental Value rate (collectively referred to as the “Estimates”). If the higher Estimate Is less than or equal to 105% of the lower Estimate, the Fair Market Net Rental Value rate shall be the average of the Estimates. If either Landlord or Tenant fails (the “Sending Party”) to timely deliver its Estimate to the other party (the “Receiving Party”), the Receiving Party shall notify the Sending Party that the Sending Party failed to deliver its Estimate and the Sending Party shall have 5 days after receipt of such notice to deliver its Estimate to the Receiving Party. If the Sending Party fails to timely delivery its Estimate within such additional 5 days, then provided the Receiving Party timely delivered its Estimate to the Sending Party, the Estimate of the Receiving Party shall be accepted as the Fair Market Net Rental Value rate.

If the Fair Market Net Rental Value rate Is not resolved by the exchange of Estimates, Landlord and Tenant, within 7 days after the exchange of Estimates, shall each select a real estate broker to determine which of the two Estimates more closely reflects the Fair Market Net Rental Value rate. Each real estate broker selected by either Landlord or Tenant shall be a broker licensed in Chicago, Illinois, with at least 10 years continuous experience in the commercial leasing market in Chicago, Illinois, and shall have a working knowledge of current rental rates and practices for commercial office properties in Chicago, Illinois. Upon selection, Landlord’s and Tenant’s real estate brokers shall work together in good faith to agree upon which of the two Estimates more closely reflects the Fair Market Net Rental Value rate for the Premises for the Renewal Term. The Estimate chosen by such real estate brokers shall be binding on both Landlord and Tenant as the Fair Market

Net Rental Value rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint a real estate broker within the 7-day period referred to above, the real estate broker appointed by the other party shall be the sole real estate broker for the purposes hereof and shall determine which Estimate more closely reflects the Fair Market Net Rental Value rate for the Premises. If the two real estate brokers cannot agree upon which of the two Estimates more closely reflects the Fair Market Net Rental Value rate within the 16 days after their appointment, then, within 10 days after the expiration of such 15-day period, the two real estate brokers shall select a third real estate broker meeting the aforementioned criteria. Once the third real estate broker has been selected as provided for above, then, as soon thereafter as practicable, but In any case within 14 days, the third real estate broker shall make his or her determination of which of the two Estimates more closely reflects the Fair Market Net Rents Value rate and such Estimate shall be binding on both Landlord and Tenant as the Fair Market Net Rental Value rate for the Premises during the Renewal Term. The parties shall share equally in the costs of the third real estate broker. Any fees of any real estate broker, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such real estate broker, counsel or expert.

If the Fair Market Net Rental Value rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Fixed Rent upon the terms and conditions in effect for the Premises during the final month of the initial Term until such time as the Fair Market Net Rental Value rate has been determined. Upon such determination, the Fixed Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Fixed Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Fixed Rent by Tenant, Landlord shall credit such overpayment against the next installment of Fixed Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Fixed Rent.

1.04.

Renewal Amendment. If Tenant Is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Fixed Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Acceptance Notice (or after Landlord and Tenant mutually agree upon the Fair Market Net Rental Value rate as provided in Section 1.03 above) and Tenant, within a reasonable time after receipt of the Renewal Amendment, shall execute the Renewal Amendment or, only if the Renewal Amendment purports to amend terms of the Lease other than those stated in this Section 1.04 return the Renewal Amendment to Landlord with reasonable comments, in which case, the parties shall negotiate said amendment and execute the same once agreement has been reached, but, upon final determination of the Fair Market Net Rental Value rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment Is executed.

1.05.

Definition of Fair Market Net Rental Value. For purposes of this Renewal Option, “Fair Market Net Rental Value” shall mean the arms-length fair market annual rental rate per rentable square foot under renewal leases and amendments entered Into on or about the date that Is 6 months prior to the start of the Renewal Term for which the Fair Market Net Rental Value is being determined hereunder for space comparable to the Premises in the Budding and in office buildings comparable to the Building in the River North submarket of Chicago, Illinois. The determination of Fair Market Net Rental Value shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs, commissions and other lease procurement costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes (Including, without limitation, the base year, if any). The determination of Fair Market Net Rental Value shall also take into consideration any reasonably anticipated changes in the Fair Market Net Rental Value rate from the time such Fair Market Net Rental Value rate is being determined and the time such Fair Market Net Rental Value rate will become effective under the Lease. Tenant acknowledges and agrees that Landlord shall have no obligation to provide Tenant with a construction allowance, rent abatement or any other concessions for the Renewal Term, provided that the Fair Market Net Rental Value rate shall take Into account the concessions (if any) that Landlord elects (in its sole discretion) to grant to Tenant.

2.

RIGHT OF FIRST OFFER. Landlord hereby grants to Tenant me on-going right to lease (the “Right of First Offer”), upon the terms and conditions hereinafter set forth, but subject to the existing rights (as of the date of the Lease) of any current tenants of the 800 Building and subject to Landlord’s right (whether or not specified in such lease) to renew or extend the term of the lease of the then-current tenant or occupant of the Offer Space (hereinafter defined), the Available ROFO Space (hereinafter defined) that becomes available for leasing (as determined in accordance with Section 2.01 below) during the Offer Period (hereinafter defined), prior to entering into a ease far such space with another party. Tenant acknowledges and agrees that Landlord shall have the right to renew the lease of a then-current tenant or occupant of the Offer Space regardless of whether such then-current tenant or occupant has a right to renew Its lease under the terms of its lease. “Available ROFO Space” shall mean the remaining rentable area of the 5th floor of the 800 Building and any rentable area on the 5th floor of the 900 Building that has been (or will be) converted into office space.

2.01.

A portion of the Available ROFO Space shall be deemed to be “available for leasing” when Landlord is prepared to offer to lease such space to parties other than to the then-current tenant or occupant of such portion of the Available ROFO Space and other than to current tenants of the Building with existing rights (as of the date of the Lease) to lease such space. Any such portion of the Available ROFO Space which is available for leasing as described above is referred to as the “Offer Space”.

2.02.

Prior to Landlord’s entering into a lease for any Offer Space during the Offer Period, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location, (ii) the rentable area, (iii) the Fair Market Net Rental Value rate (as defined in Section 1.05) as reasonably determined by Landlord; (iv) any concessions which Landlord, at its election, is willing to provide; (v) all other material economic terms; (vi) the target delivery date (the “Offer Space Target Delivery Date”); (vii) the term for which the Offer Space is being offered (which shall be coterminous with the Term of the Lease, unless there is less than 3 full years remaining in the Term of the Lease [including any exercised renewal options], in with case, Landlord may specify a different term for the Offer Space) and (viii) the commencement date (the “Offer Space Commencement Date”), which shall be the date which is the earlier to occur of (A) 60 days after Landlord tenders delivery (or is deemed to have tendered delivery) of the Offer Space to Tenant, and (B) the date on which Tenant commences beneficial use of the Offer Space. For purposes hereof, the term “beneficial use” shall mean that Tenant commences its business operations from the applicable premises.

2.03.

Tenants right to lease the Offer Space shall be exercisable by written notice (the “ROFO Exercise Notice”) from Tenant to Landlord delivered not later than 5 Business Days after the Offer Notice is delivered to Tenant (“Tenant’s ROFO Response Period”). Upon Tenants delivering the ROFO Exercise Notice to Landlord, Tenant shall be deemed to have irrevocably exercised the Right of First Offer with respect to the applicable Offer Space. Tenant may not elect to lease less than the entire portion of the Offer Space described in an Offer Notice, provided if the Third Expansion Space (as defined in Section 6.03(a) of to this Lease) has not been added to the Premises pursuant to Section _6 .03(a) of Exhibit E to this Lease and the Offer Notice includes the Third Expansion Space, then with respect to any such Offer Notice sent to Tenant prior to Landlord executing a lease for the Third Expansion Space (whether or not the Third Expansion Space is leased with other space) with a third party, Tenant shall have the right (the “Selection Right”) In the ROFO Exercise Notice to elect either (i) the Third Expansion Space only as the “Offer Space for such ROFO Exercise Notice or (ii) the applicable Offer Space set forth in the Offer Notice (and for purposes of this Section 2, the Third Expansion Space as elected by Tenant to be such Offer Space pursuant to clause (i) or clause (ii) of this sentence shall be referred to as the “Third Expansion Offer Space”). If Tenant does not timely exercise the Right of First Offer with respect to all or a portion of the Offer Space, as applicable, then, subject to Section 2.05 below, Landlord shall have the right thereafter to lease the portion of the Offer Space for which Tenant has not timely exercised its Right of First Offer, as applicable, to any prospective tenant free and clear of the Right of First Offer, and Tenant shall have no further rights with respect to such portion of the Offer Space, other than as expressly set forth in Section 2.05 below.

2.04.	Intentionally omitted.

2.05.

If Tenant does not timely exercise the Right of First Offer to lease the Offer Space (by timely delivering the ROFO Exercise Notice prior to the expiration of the Tenants ROFO Response Period), or does not have the right to exercise the Right of First Offer at the lime Landlord would otherwise have been obligated to deliver the Offer Notice, then Landlord shall have the right to lease such space to other prospective tenants during the 12 month period following Tenant’s ROFO Response Period for a Net Effective Rental Rate (hereinafter defined) which is not less than ninety percent (90%) of the Net Effective Rental Rate offered to Tenant In the related Offer Notice. As used herein, the term “Net Effective Rental Rate” shall mean the net rental rate payable to Landlord under a lease net of all tenant inducements (e.g., tenant Improvement allowances, rental abatements, moving allowances), with the cost of such tenant inducements, together with Interest thereon at a rate of ten percent (10%) per annum, amortized over the term of such lease. Furthermore, If Landlord desires to lease such Offer Space during such 12 month period at a Net Effective Rental Rate less than ninety percent (90%) of the Net Effective Rental Rate offered to Tenant in the Offer Notice Landlord shall again offer the Offer Space to Tenant with a new Offer Notice reflecting such lower Net Effective Rental Rate, subject to and in accordance with the other tams of this Section 2. If Landlord enters into a lease within such 12-month period for the Offer Space for a Net Effective Rental Rate which is not less than ninety percent (90%) of the Net Effective Rental Rate offered to Tenant In the related Offer Notice, Tenant shall not have any right with respect to such Offer Space until such Offer Space again becomes available for leasing thereafter. If Landlord fails to lease the Offer Space within such 12-month period, then prior to entering Into a lease for the Offer Space during the Offer Period, Landlord shall again offer such space to Tenant with a new Offer Notice, and if such Offer Space Includes the Third Expansion Space and the Third Expansion Space has not previously been leased to a third party, Tenant shall have the Selection Right (defined In Section 7.09 of this Exhibit E) with respect to such Offer Space.

2.06.	Tenant’s right to tease any Offer Space is subject to the following additional terms and conditions:

(a)	The Lease must be in full force and effect on the date on which Tenant delivers the ROFO Exercise Notice to Landlord and on the applicable Offer Space Commencement Date;

(b)	No Event of Default under the Lease exists on the date Tenant delivers the ROFO Exercise Notice to Landlord;

(c)

Tenant shall not have sublet 50% or more of the Premises and must be in occupancy of the entire Premises (subject to any sublease of less than 50% of the Premises) at the time Landlord would otherwise deliver the Offer Notice of the Premises, except in connection with a transaction for which consent of Landlord is not required or for which the terms of Section 14.1 of the Lease are inapplicable, both pursuant to Section 14.9 of the Lease;

(d)	Tenant shall not have delivered Tenant’s Termination Notice to Landlord pursuant to Section 3.01 below; and

(e)

Tenant is the named Tenant on page 1 of the Lease or a transferee in a transaction for which consent of Landlord is not required or for which the terms of Section 14.1 of the Lease are inapplicable, both pursuant to Section 14.9 of the Lease.

2.07.

If Tenant has validly exercised the Right of First Offer, then effective as of the applicable Offer Space Commencement Date, the applicable Offer Space shall be included in the Premises for all purposes of the Lease, as amended hereby, subject to all of the terms, conditions and provisions of the Lease, as modified by the following and as further modified by this Section 7.

(a)	Fixed Rent per square foot of rentable area for such Offer Space shall be the rate (including escalations) specified In the applicable Offer Notice, subject to Section 2.13 below;

(b)

Tenant shall pay Tenant’s Operating Payment and Tenant’s Tax Payment for the Offer Space In accordance with the terms of the Lease and Tenant’s Proportionate Share for the Offer Space shall be calculated based on the rentable area of the 600 Building;

(c)

The Term with respect to the Offer Space shall commence on the applicable Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term, including any extension or renewal thereof, unless the Offer Notice specified a different term for the Offer Space (as permitted under clause [vi] of Section 2.02), in which case the stated term for the Offer Space shall expire on such date and such date shall not be subject to extension pursuant to the Renewal Option (as defined In Section 1.01) or early termination pursuant to the Termination Option (as defined In Section 3.01) (and such stated date shall be referred to herein as the “Offer Space Extended Termination Date”);

(d)

Tenant shall not be entitled to any allowances, abatements or other financial concessions that may have been provided to Tenant in connection with the existing Premises, except as may be expressly set forth in the applicable Offer Notice (in which case such allowances, abatement or other financial concessions which Landlord, at its election, is willing to provide shall be taken Into account in the calculation of Fair Market Net Rental Value rate) or unless such concessions are expressly provided for in this Section 2 with respect to the Offer Space; and

(e)

The Offer Space shall be leased in its “as is” condition as of the Offer Space Commencement Date, without representation or warranty by Landlord or any other party acting on behalf of Landlord, except as may be expressly set forth in the applicable Offer Notice; provided, however, nothing contained in this Section 2.07(e) shall in any way limit reduce or affect Landlord’s maintenance obligations as to the Offer Space pursuant to the terms and provisions of the Lease.

2.08.

Landlord shall use commercially reasonable diligent efforts (including the prompt commencement and diligent prosecution of eviction proceedings, if necessary) to deliver possession of the Offer Space to Tenant on the applicable Offer Space Target Delivery Date, provided that, as long as Landlord has used commercially reasonable diligent efforts to gain possession of the Offer Space from a previous tenant or occupant (including the prompt commencement and diligent prosecution of eviction proceedings, if necessary), the Offer Space Target Delivery Date shall be extended to the extent of any delay In Landlord delivering possession of the Offer Space to Tenant as a result of a previous tenant or occupant holding over. Tenant’s possession of the Offer Space prior to the applicable Offer Space Commencement Date shall be subject to all of the terms and conditions of the Lease, except that Fixed Rent and Tenant’s Operating Payment and Tenants Tax Payment shall not commence to accrue with respect to such Offer Space until the applicable Offer Space Commencement Date, unless Tenant commences beneficial use of the Offer Space, in which event Rent shall commence as of such date. If Landlord fails to deliver possession of the Offer Space on the applicable Offer Space Target Delivery Date, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Tern either as to such Offer Space (unless the term for the Offer Space is not coterminous with the Term of the Lease for the rest of the Premises and such termination date of the Offer Space is dependent on the Offer Space Commencement Date) or the balance of the Premises (provided that the Offer Space Commencement Date shall be determined as set forth in clause [viii] of Section 2.02 based on the date that Landlord tenders [or is deemed to have tendered] delivery of the Offer Space to Tenant). Notwithstanding the foregoing, if, subject to Unavoidable Delays, holdover by a previous tenant or occupant of the Offer Space and delay caused by Tenant or a Tenant Party (collectively, a “Tenant Delay”), Landlord has not tendered (or been deemed to have tendered) delivery of the Offer Space to Tenant, In the condition required by the Offer Notice, on or before the date which is 60 days after the Offer Space Target Delivery Date, and such delay causes an actual delay in Tenants performance of Tenant’s alterations and improvements therein, then, in addition to any other rent abatements which may be granted to Tenant pursuant to the Offer Notice, and as Tenant’s sole remedy for such late delivery, Tenant shall be entitled to 1 day of abatement of Fixed Rent with respect to the Offer Space for each 1 day of delay during the period commencing with the Old day after the Offer Space Target Delivery Date (as the same has been extended due to Unavoidable Delays or holdover by a previous tenant or occupant) and continuing until Landlord tenders (or is deemed to have tendered) delivery of the Offer Space to Tenant in the condition required by the Offer Notice. Notwithstanding anything to the contrary, Landlord shall be deemed to have tendered delivery of the Offer Space on the date Landlord would have tendered delivery of the Offer Space but for a Tenant Delay.

2.09.

Upon the valid exercise by Tenant of the Right of First Offer for any particular Offer Space, Landlord and Tenant shall promptly enter into a written amendment to the Lease reflecting the terms, conditions and provisions applicable to such Offer Space, as determined in accordance herewith.

2.10.

If any portion of the Available ROFO Space is leased to Tenant other than pursuant to the Right of First Offer, such portion of the Available ROFO Space shall thereupon be deleted from the Available ROFO Space.

2.11.

As used herein, the term “Offer Period” shall mean the period commencing on the date of the Lease and continuing through the end of the Initial Term; provided, however, If Tenant delivers Tenants Termination Notice to Landlord in accordance with Section 3.01 then the Offer Period shall expire on the date of Tenant’s Termination Notice.

2.12.	Time is of the essence with respect to the dates, terms and provisions of this Section 2.

2.13.

Notwithstanding anything to the contrary contained In this Section 2 of this Exhibit E if, and only it the Offer Space (i) is the Third Expansion Offer Space as described in Section 2.03(i) of this Exhibit E, or (11) includes the Third Expansion Offer Space as described Section 2.03(ii), the following shall apply.

(a)

The initial annual Fixed Rent rate per rentable square toot of the Third Expansion Offer Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease which is In effect on the Offer Space Commencement Date. The Fixed Rent rate for the Third Expansion Offer Space shall Increase at such times and in such amounts as the Fixed Rent rate for the Initial Premises Increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Third Expansion Offer Space shall be the same. Fixed Rent attributable to the Third Expansion Offer Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

(b)

Tenant shall be entitled to receive an Improvement allowance (the “Third Expansion Offer Space Improvement Allowance”) in an amount per rentable square foot of the Third Expansion Offer Space equal to $65.00 multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the initial Term on the Offer Space Commencement Date and the denominator of which is 132. Such Third Expansion Offer Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Third Expansion Offer Space (the “Third Expansion Offer Space Improvement”). The Third Expansion Offer Space Improvement Allowance shall be disbursed In the same manner as described in, and subject to the same terms and conditions of, Section 7 of the Work Letter attached to the Lease as Exhibit D except that, for purposes of this Section 2.13(b) (i) all references to the following terms in Section 7 of the Work Letter shall instead have the following meanings: (A) “Tenant’s Work” shall Instead refer to the “Third Expansion Offer Space Improvements, and (B) “Construction Allowance,” ‘Separation Work Reimbursement’ and ‘Application Amount’ shall instead refer to the “Third Expansion Offer Space Improvement Allowance,” and (ii) any Third Expansion Offer Space Improvement Allowance remaining undisbursed after the date which Is 180 days immediately following the Offer Space Commencement Date shall accrue to Landlord and Tenant shall have no claim in connection therewith.

(c)

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Third Expansion Offer Space (“Third Expansion Offer Space Rental Abatements”) for the number of months calculated by multiplying (i) 12 months by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the initial Term on the Offer Space Commencement Date and the denominator of which is 132. Such Third Expansion Offer Space Rental Abatement shall be applied toward the first rent due with respect to the Third Expansion Offer Space. Notwithstanding anything herein to the contrary, In no event shall Tenant be entitled to apply the Third Expansion Offer Space Rental Abatement against the rent due in connection with the Third Expansion Offer Space unless and until (i) Tenant shall have occupied and be operating Its business in substantially all of the Third Expansion Offer Space, and (ii) Tenant shall not be In Default of any of its obligations under the Lease.

(d)

If the Offer Space Includes the Third Expansion Offer Space as described in Section 2.03(ii). the terms set forth in the applicable Offer Notice shall apply to the Offer Space other than the Third Expansion Offer Space.

3.	OPTION TO TERMINATE.

3.01.

Tenant’s Option to Terminate. Provided that (i) no Event of Default exists at the time Tenant delivers Tenants Termination Notice (hereinafter defined), (ii) the original Tenant named in the first paragraph of the Lease or the transferee of a transfer for which Landlord’s consent is not required pursuant to Section 14.9 of the Lease is the Tenant hereunder, and (iii) Tenant shall not have sublet any portion of the Premises and is in occupancy of the entire Premises at the time Tenant delivers Tenant’s Termination Notice, except in connection with a transaction for which consent of Landlord is not required pursuant to Section 14.9 of the Lease, Tenant shall have the option to terminate the Lease (the “Termination Option”) effective as of the last day of the 96th full calendar month following the Commencement Date (the “Early Termination Date”), as though such Early Termination Date were the Expiration Date set forth in the Lease, subject to Tenant’s compliance with the following conditions: (a) Tenant shall deliver irrevocable written notice (“Tenant’s Termination Notice”) exercising such option no later than the last day of the 84th full calendar month following the Commencement Date, (b) Tenant shall pay to Landlord the Early Termination Payment (hereinafter defined), and (c) Tenant shall continue to pay all Rent and other charges due under the Lease and comply with each and every term and provision hereof accruing through the Early Termination Date (and thereafter, if Tenant, in violation of the Lease, does not surrender the Premises to Landlord on the Early Termination Date) (and all such obligations shall survive such termination, including, but not limited to, the obligation of Tenant to pay, or Landlord to refund any overpayment of, any year-end adjustments and any other Additional Rent or other charges not yet determined or biked prior to the Early Termination Date and the obligation of Tenant to comply with those provisions relating to the condition of the Premises at the time of surrender). Notwithstanding anything to the contrary contained in the Lease, upon delivery of Tenants Termination Notice to Landlord, Tenant shall no longer be pen-rated to exercise Its Right of First Offer (as set forth in Section 7 above) or Its Renewal Option (as set forth in Section 1 above), and all such rights shall be null and void as of the date of Tenant’s Termination Notice. Time is of the essence with respect to the dates, terms and provisions of this Section 3.

3.02.

Early Termination Payment. If Tenant elects to terminate the Lease pursuant to the provisions of this Section 3, then as consideration for such early termination, and not as a penalty, Tenant shall pay Landlord a termination fee (the “Early Termination Payment”) in an amount equal to the sum of the following amounts paid by Landlord with respect to the Premises initially demised by the Lease, calculated as of the Early Termination Date: (i) the unamortized portion of any construction allowances (including, without limitation, the Construction Allowance and Application Amount specified In Section 7 of the Work Letter), plus (ii) the unamortized portion of any abated rent, plus (iii) the unamortized portion of any brokerage commissions, plus (iv) the unamortized portion of any legal costs and expenses Incurred in negotiating and drafting the Lease, and, for purposes of determining the Early Termination Payment, the unamortized portion of the construction allowances, abated rent, the brokerage commissions and legal costs and expenses (as applicable) shall be calculated based upon the amortization of each such amount in equal monthly amounts on a straight-line basis commencing on the first day of their full calendar month following the Commencement Date and ending on the Expiration Date, using an interest rate of 7.5% per annum. Tenant shall deliver the Early Termination Payment to Landlord at least 30 days prior to the Early Termination Date. The Early Termination Payment shall be in addition to (and not In lieu of) any sums due and owing to Landlord under the Lease with regard to the period up to and including the Early Termination Date. If Tenant exercises its option to terminate and fails to deliver the Early Termination Payment to Landlord as provided above, Landlord shall have the right to (A) declare the Tenant’s Termination Notice null and void, and the Lease shall continue in full force and effect unaffected thereby or (B) permit the early termination to take effect so that the Lease terminates on the Early Termination Date, provided that Tenant shall remain responsible for any portion of the Early

Termination Payment not paid to Landlord (and Tenant’s obligation to pay the Early Termination Payment shall survive the expiration or early termination of the Lease). If Landlord falls to notify Tenant of its election under clause (A) or clause (B) in the preceding sentence within 30 days after receipt of Tenants Termination Notice, Landlord shall be deemed to have elected clause (A), and the Lease shall continue in full force and effect. Notwithstanding anything to the contrary contained In the Lease, if Tenant leases space In the Building in addition to the Premises initially demised by the Lease, and the stated term of the Lease with respect to such space would have expired on the Expiration Date (as opposed to an Offer Space Extended Termination Date [as defined In Section 2.07(c) of this Exhibit E), but for the exercise of the Termination Option, then the Early Termination Payment shall be increased by the unamortized balance of the leasing costs (which for purposes of such additional spaces shall mean construction allowances, brokerage commissions, abated rent, legal costs and expenses and any other concessions granted to Tenant) attributable to the leasing of such additional space as of the Early Termination Date. The amortization of the leasing costs for such additional space shall be from the commencement date of the term of the Lease with respect to such additional space through the Expiration Date at an Interest rate of 7.5% per annum.

4.	SIGN KIOSKS.

4.01.

During the Term, and any extension thereof, provided that (i) Tenant Is leasing and occupying at least the number of Rentable Square Feet In the Premises as stated in Section 1.1 of the Lease as of the date of the Lease, (ii) Tenant installs Tenant’s Kiosk Signage (defined below) on or before May 31, 2019, and (iii) Tenant is the Tenant named In the introductory paragraph of the Lease or the transferee of a transfer for which Landlord’s consent is not required pursuant to Section 14.9 of the Lease, Tenant, at Tenant’s sole cost, with at least 30 days’ notice to Landlord but subject to the approval of all applicable Governmental Authorities, shall have the right to install its signage (the “Tenant’s Kiosk Signage”) on the northern most sign kiosk at the Building (the “North Sign Kiosk”), subject to Landlord’s approval, including, without limitation, the materials, design, size, color, location on the North Sign Kiosk and the manner in which the Tenants Kiosk Signage is included in the North Sign Kiosk, which approval shall not be unreasonably withheld, conditioned or delayed.

4.02.

The North Sign Kiosk will be maintained by Landlord at Landlord’s cost, subject to inclusion of such costs in Operating Costs as described In the Lease. However, if Tenant installs the Tenants Kiosk signage on the North Sign Kiosk, then Tenant shall be responsible for correcting any defects In the fabrication or Installation thereof and for replacement thereof, if necessary.

4.03.

Unless removal of the North Sign Kiosk Is required by one or more Governmental Authorities, if Landlord removes, relocates or replaces the North Sign Kosk, Tenant will be entitled to signage on such replacement or relocated Sign Kiosk which Is reasonably comparable (including prominence thereon) to Tenant’s Kiosk Signage on the original Sign Kiosk.

4.04.

Upon expiration or earlier termination of the Lease or Tenant’s fight to possession of the Premises, or if Tenant leases and occupies less than the number of Rentable Square Feet in the Premises as stated in Section 1.1 of the Lease as of the date of the Lease, then Tenant at its cost within 30 days after request of Landlord, shall remove Tenant’s Kiosk Signage from the North Sign Kiosk and restore the affected portion of the North Sign Kiosk to the condition it was in prior to installation of Tenant’s Kiosk Signage thereon, ordinary wear and tear excepted, or, at Landlord’s option, Landlord may perform such work and Tenant shall reimburse Landlord for the reasonable cost of same within 30 days after receipt of an Invoice for such costs. if Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefor. If Tenant installs Tenants Kiosk Signage as described herein, and subsequently is required to remove Tenants Kiosk Signage pursuant to this Section 4 Tenant’s rights to install signage on the North Sign Kiosk shall be deemed terminated.

4.05.

Landlord shall have the right to redesign the entire signage program for the 600 Building and/or the 900 Building and, in connection therewith, remove the North Sign Kiosk and the other sign kiosks located at the 600 Building and 900 Building, If any. Tenant will be entitled to signage on such replacement sign program which Is reasonably comparable (including prominence thereon) to Tenants Kiosk Signage on the original North Sign Kiosk and to the replacement signage granted to Echo Global Logistics, Inc. and Uptake Technologies, Inc., provided such replacement sign program may or may not include sign kiosks.

5.	MONUMENT SIGN.

5.01.

Provided Tenant (i) is the Tenant named in the Introductory paragraph of the Lease or the transferee of a transfer for which Landlord’s consent Is not required pursuant to Section 14.9 of the Lease, (ii) is leasing and occupying at least 78,017 rentable square feet in the Building, and (iii) obtains, at its cost, all applicable approvals and permits from Governmental Authorities and third parties, Tenant shall have the right to construct a monument sign (“New Monument Sign”) in front of the Building on Kingsbury Street in a location reasonably designated by Landlord, and reasonably acceptable to Tenant, and install its graphic design (“Tenant’s Monument Graphic”) on one side only of the New Monument Sign, subject to Landlord’s approval, including, without limitation, as to the materials, design, size and color and the manner in which the New Monument Sign Is Installed and Tenant’s Monument Graphic is attached to the New Monument Sign, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be the only party with Its Identification on the New Monument Sign. To the extent Tenant intends to have the New Monument Sign or Tenants Monument Graphic illuminated, Tenant, at Its cost and pursuant to the plans and specification for the New Monument Sign, shall bring electricity to the location of the New Monument Sign and cause such electrical service to be connected to Tenant’s electrical service for the Premises which is separately billed and paid by Tenant. Landlord, at its cost, may relocate the New Monument Sign together with Tenant’s Monument Graphic.

5.02.

The New Monument Sign and Tenants Monument Graphic shall be considered part of the Premises for purposes of Tenants maintenance and repair obligations (Section 6.1 of the Lease), insurance obligations (Article 11 of the Lease) and indemnity obligations (Article 28 of the Lease). The New Monument Sign and Tenant’s Monument Graphic shall be considered part of Tenant’s Property for purposes of damage by fire or casualty (Article 12 of the Lease) and eminent domain (Article 13 of the Lease).

5.03.

Upon expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant leases and occupies less than 78,017 rentable square feet in the Building, or if Tenant is not the named tenant on page 1 of the Lease or a transferee of a transferee in a transaction for which consent of Landlord is not required pursuant to Section 14.9 of the Lease, then Tenant, at its cost within 30 days after request of Landlord, shall remove Tenant’s Monument Graphic from the New Monument Sign or remove the entire New Monument Sign, and restore either the affected portion of the new Monument Sign or the portion of the property on which the New Monument Sign was located to the condition It was in prior to installation thereof, ordinary wear and tear excepted. If Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefor. If Tenant installs the New Monument Sign and Tenant’s Monument Graphic as described herein, and subsequently is required to remove the New Monument Sign or Tenant’s Monument Graphic pursuant to this Section 5, Tenant’s rights to install signage on the New Monument Sign shall be deemed terminated.

5.04.

Landlord shall have the right to redesign the entire signage program for the 600 Building and/or the 900 Building and, In connection therewith, remove the New Monument Sign and the other monument signs located at the 600 Building and 900 Building, if any. Tenant will be entitled to a monument or equivalent signage as part of such replacement sign program which Is reasonably comparable (including prominence thereon) to the New Monument Sign Kiosk and to the replacement monument or equivalent signage granted to echo Global Logistics, Inc. and Uptake Technologies, Inc., provided such replacement sign program may or may not include monument signs.

6.	EXPANSIONS.

6.01.	First Expansion Space.

(a)

The Wrigley. Lease includes a conference room and reception space depicted on Exhibit E-1, attached hereto (the “First Expansion Space”) consisting of approximately 5,605 rentable square feet. Effective as of the later of (i) June 1, 2019, which is the day following the expiration of the Wrigley Lease and (ii) the day on which possession of the First Expansion Space is delivered to Tenant (such later date is referred to as the “First Expansion Effective Date”), the Premises, as initially defined in the Lease, shall be Increased by the addition of the First Expansion Space on the terms set forth herein. No later than 30 days after the First Expansion Effective Date, Landlord, at Its option, may cause the First Expansion Space to be measured In accordance with the BOMA Standard and notify Tenant of such measurement, which measurement shall be stipulated as the rentable square footage of the First Expansion Space. The First Expansion Space shall be leased by Tenant subject to all the terms and conditions of the Lease except as expressly modified In this Section 6.01 and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises initially demised by the Lease.

(b)

Tenant shall commence payment of Rent with respect to the First Expansion Space on the date (the “First Expansion Rent Commencement Date”) which is the earlier of (i) 90 days after the First Expansion Effective Date (the “First Expansion Build Out Period and (Ii) the date on which Tenant commences its business operations in the First Expansion Space. If Tenant commences Its business operations In the First Expansion Space prior to the last day of the First Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences Its business operations in the First Expansion Space and ending on the last day of the First Expansion Build Out Period is referred to as the “First Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the First Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises Initially demised by the Lease on the First Expansion Rent Commencement Date. The Fixed Rent rate for the First Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises Increases, It being the Intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the First Expansion Space shall be the same. Commencing on the First Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the First Expansion Space in the Premises. The First Expansion Space shall be delivered to Tenant in its “as is condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the First Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

(c)

Tenant shall be entitled to receive an Improvement allowance (the “First Expansion Space Improvement Allowance”) in an amount per rentable square foot of the First Expansion Space equal to $65.00 multiplied by a fraction, the numerator of which Is the number of full calendar months remaining in the initial Term on the First Expansion Rent Commencement Date and the denominator of which is 132. Such First Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the First Expansion Space (the “First Expansion Space Improvements”). The First Expansion Space Improvements shall include, to the extent necessary, the construction of a demising wall to demise the First Expansion Space from the adjacent office space and Common Area and separation of utilities between the First Expansion space and the adjacent office space and Common Area. The First Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D except that, for purposes of this Section 6.01(c)(i), (i) all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A)”Tenants Work” shall instead refer to the “First Expansion Space improvements,” and (B) “Construction Allowance,” “Separation Work Reimbursement,” “Application Amount” and “Total Allowance” shall instead refer to the “First Expansion Space Improvement Allowance,” and (ii) any First Expansion Space Improvement Allowance remaining undisbursed after the date which is 365 days immediately following the First Expansion Effective Date shall accrue to Landlord and Tenant shall have no claim In connection therewith.

(d)

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment Initially payable with respect to the First Expansion Space (“First Expansion Space Rental Abatement”) for the number of months calculated by multiplying (i) 12 months by (ii) a fraction, the numerator of which is the number of full calendar months remaining in the Initial Term on the First Expansion Rent Commencement Date and the denominator of which is 132. Such First Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the First Expansion Space. Notwithstanding anything herein to the contrary, In no event shall Tenant be entitled to apply the First Expansion Space Rental Abatement against the rent due in connection with the First Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the First Expansion Space, and (B) if an Event of Default has occurred under the Lease.

(e)

Landlord shall endeavor to deliver possession of the First Expansion Space to Tenant on the First Expansion Effective Date. If Tenant takes possession of or enters the First Expansion Space before the First Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant. Tenant shall not be required to pay Rent for any entry or possession before the First Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the First Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the First Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the First Expansion Space and for any services specifically requested by Tenant. If Landlord falls to deliver possession of the First Expansion Space to Tenant on the First Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such figure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the First Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the First Expansion Space.

(f)

Upon determination of the rentable square footage of the First Expansion Space, the First Expansion Effective Date and the First Expansion Rent Commencement Date. Landlord and Tenant shalt promptly execute and deliver an amendment to the Lease reflecting the lease of the First Expansion Space by Landlord to Tenant on the terms provided above.

6.02.	Second Expansion Space.

(a)

Landlord, in Its sole discretion, may elect to construct a corridor (the “New Corridor) in certain space currently leased to Wrigley under the Wrigley Lease and if Landlord so elects to construct the New Corridor, there will be an additional portion of the space currently leased to Wrigley depicted on Exhibit E-1 attached hereto (the ‘Second Expansion Space) consisting of approximately 4,099 rentable square feet contiguous to the Premises. Notwithstanding the foregoing, (1) if Tenant has leased the remaining office space on the 5th floor of the 600 Building (other than the Premises initially leased pursuant to the Lease) prior to the date on which Landlord has constructed the New Corridor, Landlord shall not have the right to construct the New Corridor unless and until the Premises no longer Includes all rentable square footage on the 501 floor of the 600 Building, and (2) unless Tenant has failed to deliver a ROFO Exercise Notice(s) during the applicable Tenant’s ROF0 Response Period with respect to Offer Space(s) including all or a portion of the 5th Floor of the 600 Building, Landlord shall not construct the New Corridor. Effective as of the later of (i) the date Landlord Substantially completes the New Corridor (if at all) and (ii) the day on which possession of the Second Expansion Space is delivered to Tenant (such later date is referred to as the “Second Expansion Effective Date”), the Premises, as initially defined in the Lease, shall be increased by the addition of the Second Expansion Space on the terms set forth herein. Prior to the Second Expansion Effective Date, Landlord, at its option, may cause the Second Expansion Space to be measured in accordance with the BOMA Standard and notify Tenant of such measurement, which measurement shall be stipulated as the rentable square footage of the Second Expansion Space. The Second Expansion Space shall be leased by Tenant subject to all the terms and conditions of the Lease except as expressly modified in this Section 6.02 and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises initially demised by the Lease.

(b)

Tenant shall commence payment of Rent with respect to the Second Expansion Space on the date (the “Second Expansion Rent Commencement Date”) which is the earlier of (i) 90 days after the Second Expansion Effective Date (the “Second Expansion Build Out Period”) and (ii) the date on which Tenant commences its business operations In the Second Expansion Space. If Tenant commences its business operations In the Second Expansion Space prior to the last day of the Second Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations In the Second Expansion Space and ending on the last day of the Second Expansion Build Out Period is referred to as the “Second Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Second Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Second Expansion Rent Commencement Date. The Fixed Rent rate for the Second Expansion Space shall increase at such times and In such amounts as the Fixed Rent rate for the initial Premises increases, it being the Intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Second Expansion Space shall be the same. Commencing on the Second Expansion Rent Commencement Date, Tenants Proportionate Share shall be increased to reflect the inclusion of the Second Expansion Space in the Premises. As part of Landlord’s construction of the New Corridor, Landlord shall (i) construct the demising wall separating the Second Expansion Space from the adjacent Common Area, (ii) separate the utilities serving the Second Expansion Space from the utilities serving adjacent space and (iii) connect the utilities serving the Second Expansion Space to the utilities serving the Premises. Except as described in the preceding sentence, the Second Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any other alterations, repairs or improvements. My other construction, alterations or Improvements to the Second Expansion Space shall be performed by Tenant at Its sole cost and expense and shall be governed in all respects by the terms of the Lease.

(c)

Tenant shall be entitled to receive an improvement allowance (the “Second Expansion Space Improvement Allowance”) in an amount per rentable square foot of the Second Expansion Space equal to $85.00 multiplied by a fraction, the numerator of which Is the number of full calendar months remaining in the initial Term on the Second Expansion Rent Commencement Date and the denominator of which is 132. Such Second Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Second Expansion Space (the “Second Expansion Space Improvements”). The Second Expansion Space improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of. Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D except that, for purposes of this Section 8.02(c) (i) all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A) “Tenants Work” shall instead refer to the ‘Second Expansion Space Improvements,” and (B) “Construction Allowance,” Separation Work Reimbursement” “Application Amount’ and Total Allowance” shall instead refer to the “Second Expansion Space Improvement Allowance,” and (ii) any Second Expansion Space Improvement Allowance remaining undisbursed after the date which is 365 days immediately following the Second Expansion Effective Date shall accrue to Landlord and Tenant shall have no claim In connection therewith.

(d)

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Second Expansion Space (“Second Expansion Space Rental Abatement”) for the number of months calculated by multiplying (i) 12 months by (ii) a fraction, the numerator of which is the number of full calendar months remaining In the initial Term on the Second Expansion Rent Commencement Date and the denominator of which is 132. Such Second Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the Second Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Second Expansion Space Rental Abatement against the rent due in connection with the Second Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the Second Expansion Space, and (B) if an Event of Default has occurred under the Lease.

(e)

If Tenant takes possession of or enters the Second Expansion Space before the Second Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shalt be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Second Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the. Second Expansion Space for the sole purpose of performing Improvements or installing furniture, equipment or other personal property, and (ii) during the Second Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and Janitorial services for the Second Expansion Space and for any services specifically requested by Tenant.

(f)

Upon determination of the rentable square footage of the Second Expansion Space, the Second Expansion Effective Date, and the Second Expansion Rent Commencement Date, Landlord and Tenant shall promptly execute and deliver an amendment to the Lease reflecting the lease of the Second Expansion Space by Landlord to Tenant on the terms provided above.

6.03.	Third Expansion Space.

(a)

As of the date of the Lease, Tenant is subleasing Suite 775 in the Building pursuant to a sublease with Lightbank LLC (“Lightbank”). Lightbank and Landlord are entering into an amendment to LIghtbank’s lease for Suite 775 (the (“Lightbank Lease) on or about the date of the Lease, pursuant to which Lightbank shall have the right terminate the Lightbank Lease as of Commencement Date of the Lease. In the event (i) Lightbank exercises such termination option and the Lightbank Lease terminates as of the Commencement Date of the Lease and (ii) Landlord is unable to enter Into a lease for Suite 775 with a third party on or before May 31, 2019 (and Landlord shall use commercially reasonable efforts to market Suite 775 and shall negotiate in good faith with potential tenants of Suite 775), then effective on the later of 0) June 1, 2019 and (Ii) the day on which possession of the Third Expansion Space is delivered to Tenant (such later date is referred to as the “Third Expansion Effective Date”), Landlord, at its option, shall have the right to cause, the Premises, as initially defined in the Lease, to be increased by the addition of a portion of the 5th floor of the Budding consisting of 28,798 rentable square feet and depicted on Exhibit E-1 attached hereto (the “Third Expansion Space”) on the terms set forth herein. Provided the conditions precedent to Tenant’s obligation to lease the Third Expansion Space have occurred, and Landlord has elected to cause the Premises to be increased by the Third Expansion Space, the Third Expansion Space shall be added to the Premises on the Third Expansion Effective Date. The rentable square footage of the Third Expansion Space set forth in this Section 6,03(a) shall be stipulated as the rentable square footage of the Third Expansion Space. The Third Expansion Space shall be leased by Tenant subject to all the terms and conditions of the Lease except as expressly modified in this Section 6.03 and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises initially demised by the Lease. For the avoidance of doubt, if Lightbank does not exercise its right to terminate the Lightbank Lease, or if Lightbank exercises its right to terminate the Lightbank Lease and Landlord enters into a lease for Suite 775 with a third party on or before May 31, 2019, then in either such event, the terms of this Section 6.03 shall be null and void.

(b)

Tenant shall commence payment of Rent with respect to the Third Expansion Space on the date (the “Third Expansion Rent Commencement Date”) which Is the earlier of (i) 180 days after the Third Expansion Effective Date (the “Third Expansion Build Out Period”) and (ii) the date on which Tenant commences its business operations in the Third Expansion Space. If Tenant commences its business operations in the Third Expansion Space prior to the last day of the Third Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations In the Third Expansion Space and ending on the last day of the Third Expansion Build Out Period is referred to as the “Third Expansion Beneficial Occupancy Period” The Initial annual Fixed Rent rate per rentable square foot of the Third Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Third Expansion Rent Commencement Date. The Fixed Rent rate for the Third Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the Initial Premises Increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Third Expansion Space shall be the same. Commencing on the Third Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the Third Expansion Space in the Premises. The Third Expansion Space shall be delivered to Tenant in its °as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. My construction, alterations or improvements to the Third Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

(c)

Tenant shall be entitled to receive an improvement allowance (the “Third Expansion Space Improvement Allowance”) in an amount per rentable square foot of the Third Expansion Space equal to $65.00. Such Third Expansion Space Improvement Allowance shall be applied toward the cost of the Improvements to be performed by Tenant in the Third Expansion Space (the “Third Expansion Space Improvements”. The Third Expansion Space Improvements shall include, to the extent necessary, the construction of a demising wall to demise the Third Expansion Space from the adjacent office space and Common Area and separation of utilities between the Third Expansion space and the adjacent office space and Common Area. The Third Expansion Space Improvement Allowance shall be disbursed in the same manner as described In, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 6.03(c) (i) all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A) “Tenant’s Work” shall Instead refer to the “Third Expansion Space Improvements,” and (B) “Construction Allowance, “Separation Work Reimbursement” “Application Amount” and “Total Allowance” shall instead refer to the “Third Expansion Space Improvement Allowance; and (ii) any Third Expansion Space Improvement Allowance remaining undisbursed after the date which is 365 days immediately following the Third Expansion Effective Date shall accrue to Landlord and Tenant shall have no claim in connection therewith.

(d)

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenants Tax Payment initially payable with respect to the Third Expansion Space (“Third Expansion Space Rental Abatement”) for the first 12 full calendar months following the Third Expansion Rent Commencement Date. Such Third Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the Third Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Third Expansion We Rental Abatement against the rent due in connection with the Third Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the Third Expansion Space, and (B) if an Event of Default has occurred under the Lease.

(e)

Landlord shall endeavor to deliver possession of the Third Expansion Space to Tenant on the Third Expansion Effective Date. If Tenant takes possession of or enters the Third Expansion Space before the Third Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Third Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Third Expansion Space for the sole purpose of performing improvements or Installing furniture, equipment or other personal property, and (ii) during the Third Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Third Expansion Space and for any services specifically requested by Tenant. If Landlord fails to deliver possession of the Third Expansion Space to Tenant on the Third Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Third Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the Third Expansion Space.

(f)

Upon determination of the rentable square footage of the Third Expansion Space, the Third Expansion Effective Date and the Third Expansion Rent Commencement Date, Landlord and Tenant shall promptly execute and deliver an amendment to the Lease reflecting the lease of the Third Expansion Space by Landlord to Tenant on the terms provided above

7.

BICYCLE STORAGE AREA. Throughout the Term of the Lease, Tenant and Its employees shall have the non-exclusive right, on a first-come, first-served basis, to store bicycles used by Tenant’s employees in the bicycle storage area located In the 600 Building, as such area exists on the date of the Lease and as such area may be modified, relocated or removed from time to time, subject to (i) payment of charges imposed by Landlord for use of such bicycle storage area as such charges may change from time to time, and (II) such reasonable rules and regulations established by Landlord from time to time for use of such bicycle storage area.

8.	OTHER PERTINENT PROVISIONS

8.01.

Tenant’s Alterations. In the fourth line of Section 4.1(a) at the Lease, after the phrase ‘without Landlord’s prior written consent in each instance; the following phrase shall be Inserted: “which consent, subject to the Alteration Criteria (defined below), shall not be unreasonably withheld, conditioned or delayed.” In the tenth line of Section 4,1(a) of the Lease, the amount 130,000.00” is deleted, and the amount “$75,000.00” is substituted in its place.

8.02.

Tenant’s Alterations. The following is added to the end of Section 4.1(a) of the Lease: “Landlord agrees to reasonably cooperate with Tenant (at no cost to Landlord) in Tenant’s efforts to obtain required Governmental Approvals for Tenant’s Permitted Alterations”.

8.03.	Expenses. Clause (12) In Section 7.1(b) of the Lease is deleted in its entirety and replaced with the following:

“(12) the portion (if any) of the management fee for the Building which exceeds 3% of the gross revenues of the Building (but excluding from the calculation of such gross revenues the total collected by Landlord for electricity furnished to rentable space in the Building);”

8.04.	Statement. Section 7.1(d) of the Lease is deleted in its entirety and replaced with the following:

“(d) “Statement” shall mean a statement containing (1) Taxes payable for any Comparison Year, or (2) the Operating Expenses payable for any Comparison Year.

8.05.	Tenant’s Tax Payment. The following is Inserted as the first sentence of Section 72(a) of the Lease:

“Tenant shall pay to Landlord, as Additional Rent hereunder, the Tenant’s Proportionate Share of Taxes for each Comparison Year during the Term (“Tenant’s Tax Payment”).”

8.06.	Tenant’s Operating Payment. The following is Inserted as the first sentence of Section 7.3(a) of the Lease:

“Tenant shall pay to Landlord, as Additional Rent hereunder, the Tenant’s Proportionate Share of Operating Expenses for each Comparison Year during the Term (“Tenant’s Operating Payment”).”

8.07.	Holdover. The second sentence of Section 20.2 of the Lease is deleted in Its entirety, and the following is substituted In Its place:

“Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on or before the Expiration Date or sooner termination of the Term, in addition to Landlord’s right to pursue an eviction of Tenant, Tenant shall pay to Landlord for any period during which any Tenant Party holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to: (i) 125% of the Rent payable under this Lease for the last full calendar month of the Term determined on a gross basis for each calendar month (or portion thereof) for the first 3 calendar months of such holdover, and (ii) thereafter 150% of the Rent payable under this Lease for the last full calendar month of the Term determined on a gross basis for each calendar month (prorated for any portion thereof) until Tenant vacates the Premises and delivers possession to Landlord. If possession of the Premises is not surrendered to Landlord on or before the Expiration Date or sooner termination of the Term, and Landlord has notified Tenant (the ‘Holdover Notice”) that Landlord has entered into a lease for all or any portion of the Premises and that Tenant may be subject to consequential damages if Tenant fails to vacate the Premises on or before the Vacation Deadline (defined below), then, Tenant shall be liable to Landlord for any payment or rent concession (including, without limitation, any consequential damages, but excluding any non-customary excessive penalties provided for In the New Tenant’s [as hereinafter defined]

lease) which Landlord actually incurs to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”). “Vacation Deadline” shall mean 120 days df km the date which is the later to occur of (a) the Expiration Date or sooner termination of the Term, and (b) receipt by Tenant of the Holdover Notice.”

8.08.

Remeasurement. To the extent that the Lease specifies the rentable square footage of a space in the Building, the parties stipulate and agree that the rentable square footage specified is deemed correct and shall not be remeasured unless there is an actual physical change in such space. The parties hereby stipulate and agree that the rentable area of the 800 Building Is 1,196099 rentable square feet and such rentable areas shall not be remeasured, unless there is an actual change in the 600 Building.

8.09.	Landlord’s Address for Notices I Delivery of Notices.

(a)

The Lease, including Article 25 of the Lease, is amended to delete any prior addresses for notices to Landlord and to instead provide that Landlord’s address for notices or other communications under the Lease is:

Equity Commonwealth Management LLC

Two North Riverside Plaza Suite 2100

Chicago, Illinois 60606

Attention: Legal Department — Leasing

With a copy to:

Equity Commonwealth Management LLC

Two North Riverside Plaza, Suite 2100

Chicago, Illinois 60606

Attention: General Counsel

(b)

The Lease is amended to provide that, notwithstanding anything to the contrary contained in the Lease, including Article 25 of the Lease, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. All other notices shall be in writing and shall comply with the requirements of Article 25 of the Lease.

8.10.	Insurance.

(a)

The Lease, including, without limitation, Section 11.1 of the Lease, Is hereby amended to provide that all liability insurance required to be provided or otherwise carried by Tenant. Tenant’s contractors or any other party accessing the Premises by, through or under Tenant, shall name as additional insureds (pursuant to the form of additional Insured endorsement providing the broadest coverage for the additional Insured) the following parties: Landlord, the managing agent for the Building, Equity Commonwealth, Equity Commonwealth Management LLC, EQC Operating Trust, and their respective successors and assigns and, with respect to such parties, their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors and assigns as the interest of such designees shall appear (the “Additional Insureds”).

(b)

In the third sentence of Section 11.1 of the Lease, the amount 1$2,000,000.00” is deleted, and the amount “$5,000,000.00” is substituted in its place. In addition, In subsection (b) of Section 11.1 the following is added immediately following the phrase “Employer’s Liability insurance: “in the amount of at least $1,000,000.00”.

8.11.	Limitation of Liability. The following Is added to the Lease as Section 31 1(r):

“(d) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) HEREUNDER SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE REAL PROPERTY (INCLUDING, WITHOUT LIMITATION, UNCOLLECTED RENT, INSURANCE, CONDEMNATION AND SALE PROCEEDS PRIOR TO DISTRIBUTION THEREOF, BUT SUBJECT TO THE RIGHTS OF ANY MORTGAGEE AND TO LANDLORD’S RIGHT TO USE ANY INSURANCE AND CONDEMNATION PROCEEDS FOR THE PURPOSES OF REPAIRING AND RESTORING THE BUILDING AND THE REAL PROPERTY), OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE REAL PROPERTY IF THE REAL PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE REAL PROPERTY (THE “LANDLORD’S EQUITY INTEREST”), AND TENANT SHALL LOOK SOLELY TO LANDLORD’S EQUITY INTEREST FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY OF IT TRUSTEES, MEMBERS, PRINCIPALS, BENEFICIARIES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, MORTGAGEES AND AGENTS (COLLECTIVELY, “EXCULPATED PARTIES”). NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE BUILDING OR REAL PROPERTY ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES, DAMAGES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE WHICH WAIVED BY TENANT.”

8.12.	REIT Rent Adjustment. The following is added to the Lease as Article 32:

“32. REIT Rent Adjustment. Landlord or its beneficial owner is a real estate investment trust (REIT). A REIT is subject to regulations regarding the nature of its income. As long as an adjustment does not increase the monetary obligations of Tenant, and in order to protect Landlord and its beneficial owners from an adverse tax event under the REIT regulations, Landlord may require that the rent or fees (or a portion thereof) payable under the Lease be decreased or paid directly to an affiliate of Landlord, and Tenant shall, without charge and within 10 Business Days after Landlords written request, execute and deliver to Landlord such amendments to the Lease, or such other documents, as may be reasonably required by Landlord to avoid the adverse tax effect in the manner described above.”

8.13.	No Net Profits. The following Is added to the Lease as Article 14.8(c):

(c). No Net Profits. Notwithstanding anything to the contrary contained In the Lease, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to In this section as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, In whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and Ineffective as a transfer of any right or interest In the Use of all or any part of the Premises. Each and every assignment and sublease shall be expressly subject and subordinate to each and every provision contained In this Lease.

8.14.	OFAC. The following is added to the Lease as Article 33:

“33. OFAC. Tenant represents and warrants to Landlord, and agrees, that each Individual executing this Lease, as same may be amended, on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(i es) or individual(s) constituting Tenant or any guarantor, or which may own or control Tenant or any guarantor or which may be owned or controlled by Tenant or any guarantor are not and at no time will be (i) In violation of any Legal Requirements relating to terrorism or money laundering, or (ii) among the individuals or entitles Identified on any list complied pursuant to Fv4cutive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list. A breach by Tenant of the representation or warranty Contained In this Article 33 will constitute an immediate and incurable default of Tenant under this Lease. Landlord represents and warrants to Tenant that each Individual executing this Lease on behalf of Landlord Is authorized to do so on behalf of Landlord and that Landlord is not, and the entities constituting Landlord or which may own or control Landlord or which may be owned or controlled by Landlord are not and at no time will be (a) in violation of any Legal Requirements relating to terrorism or money laundering, or (b) among the individuals or entitles identified on any Terrorist Watch List.”

8.15.	Legally Required Information. The following is added to the Lease as Article 34:

“34. Legally Resulted Information. Tenant agrees to submit to Landlord any Information required (directly or Indirectly) in order for Landlord to (i) comply with Legal Requirements and (II) submit to any Governmental Authority any information legally required by such authority. In addition, Tenant authorizes Landlord to request and receive directly from any utility provider providing utilities to the Premises on a separately metered basis, copies of Tenant’s utility billing records, if required by Landlord In connection with an analysis of utility consumption at the Building and Tenant agrees to furnish any such records In Tenants possession to Landlord within 10 Business Days after a written request from Landlord, If Landlord is not able to obtain such records from the utility company.”

8.16.	Security Key Cards. The following is added to the Lease as Article 35:

“35. Security Key Cards. Landlord shall provide to Tenant, at no additional cost to Tenant, 50 Building security key cards for use by Tenant and its employees for purposes of gaining entry to the tenant-occupied portions of the Building. In the event that Tenant desires to obtain any additional Building security key cards, Tenant shall purchase the same from Landlord at Landlord’s then current standard charges therefor. Tenant shall keep and maintain (and shall cause its employees to keep and maintain) all security key cards provided to Tenant and its employees in a safe and secure manner, and shall not permit any person or entity other than

Tenant and its employees to use or possess any such security key cards. in addition, Tenant and its employees shall observe all reasonable rules and regulations promulgated by Landlord from time to time regarding the use and possession of Building security key cards and the Building key card security system. Landlord shall not be responsible for any lost, stolen, damaged or destroyed security key cards, and, in the event that Tenant desires to obtain any replacements of any such key cards, Tenant shall purchase the same from Landlord at Landlords then current standard charges therefor. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall return to Landlord all security key cards provided to Tenant and/or its employees, and shall pay to Landlord Landlord’s then current standard charges for any lost or missing security key cards.”

8.17.

No Warranty of Landlord. In the ninth line in Section 10,6(b) of the Lease, the phrase “ten (10)” shall be replaced with the phrase live (5)” and In the eighteenth line of Section 10.8(b) of the Lease, the phrase “eleventh (11th)” shall be replaced with the phrase ‘sixth (6th).

8.18.	Assignment and Subletting.

(a)

The following is added to the end of Section 14.5(a)(iii) after the word “Building”: “, provided if the proposed assignee or subtenant Is Llghtbank LLC or an entity which, directly or Indirectly, Is controlled by Lightbank LLC, this clause (iii) shall not apply”.

(b)

The following is added after the first sentence of Section 14.8: “Notwithstanding anything to the contrary, the terms of this Section 14.8 shall not apply to a transaction which is exempted from Section 14.1 pursuant to the terms of Section 14.9 below.”

(c)

Notwithstanding anything to the contrary contained in Section 14 9(a) of the Lease, Landlord and Tenant agree that (I) an assignment of the Lease to any Affiliate or the sublease of all or a part of the Premises to an Affiliate shall not require Landlords consent provided the conditions set forth in Section 14.5(a) are satisfied. In addition to the conditions precedent to a transaction to which Section 14.1 of the Lease shall not apply, as additional conditions precedent, Tenant shall furnish Landlord with a true and correct copy of the proposed transfer document and such document shall be in form and substance reasonably acceptable to Landlord. In the case of a transfer to an Affiliate or a transaction to which Section 14 1 of the Lease shall not apply, such transferee shall use the Premises for the Permitted Use only and shall be prohibited from any use that is not compatible with a Class A building, Including, without limitation, use as a school (provided customary training of employees shall be permitted), a political organization or a religious organization.

(d)	The following shall be added as a new Section 14.14 of the Lease:

“Section 14.14 Right to Recapture.

(a) At any time during the Term Tenant intends to assign this Lease or sublease all or any portion of the Premises (other than in connection with a transfer for which Landlord’s consent is not required pursuant to Section 14.9 of the Lease), prior to listing the Premises with a broker or otherwise making the Premises available for assignment or sublease, Tenant shall notify Landlord of Tenant’s intent to either assign the Lease or sublease all or any portion of the Premises (“Tenant’s Notice of Assignment/Sublease”), specifying the portion of the Premises available for sublease (if less than all of the Premises) and the length of term of such sublease (if less than substantially all of the remaining Term). Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease, by notice to Tenant within thirty (30) days after receipt of Tenants Notice of Assignment/Sublease. if Landlord exercises its light to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the assignment or sublease, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Notwithstanding the above, Tenant, within five (5) days after receipt of Landlord’s notice of Intent to recapture, may withdraw the Tenants Notice of Assignment/Sublease. In that event, Landlord’s election to recapture the Premises (or applicable portion thereof) shall be null and void and of no force and effect and Tenant shall not be permitted to resubmit the same or substantially the same notice of assignment or sublease within one hundred eighty (180) days after the date such request was rescinded.

(b) If Landlord does not elect to recapture the portion of the Premises that Tenant is proposing to assign or sublease as set forth in Tenant’s Notice of Assignment/Sublease, Tenant may list the Premises with a broker or otherwise make the Premises available for assignment or sublease as set forth In Tenant’s Notice of Assignment/Sublease. My assignment or sublease which Tenant intends to enter into thereafter shall remain subject to the requirements of this Article 14 except Landlord shall not have a right of recapture, If Tenant falls to enter into an assignment or sublease as set forth in Tenant’s Notice of Assignment/Sublease within one hundred eighty (180) days after the date of Tenant’s Notice of Assignment/Sublease (the “First Notice Period”), Tenant shall notify Landlord (“Tenant’s Subsequent Notice of Assignment/Sublease”) of Tenant’s intent to either assign the Lease or sublease all or any portion of the Premises after the expiration of the First Notice Period and every one hundred eighty (180) days thereafter, until Tenant no longer intends to either assign the Lease or sublease all or any portion of the Premises. Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease, by notice to Tenant within ten (10) Business Days after receipt of Tenant’s Subsequent Notice of Assignment/Sublease. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the assignment or sublease, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination, Notwithstanding the above, Tenant, within five (5) days after receipt of Landlord’s notice of intent to recapture, may withdraw the Tenant’s Subsequent Notice of Assignment/Sublease. In that event, Landlord’s election to recapture the Premises (or applicable portion thereof) shall be null and void and of no force and effect and Tenant shall not be permitted to resubmit the same or substantially the same notice of assignment or sublease within one hundred eighty (180) days after the date such request was rescinded.

8.19.	Indemnity. The following is added as a new, Section 28.3 to the Lease:

“Section 283 Landlord’s Indemnity. Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Parties harmless from and against any and all claims for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Tenant or any of the Tenant Parties In connection with or relating to any event, condition, matter or thing which occurs in, at or about the Property to the extent due to the negligence or willful misconduct of Landlord or any of the Landlord Parties.”

8.20.	Destruction of the Premises. Section 12.2 of the Lease shall be modified by inserting the following after the second sentence thereof:

“In addition to the foregoing, if this Lease has not theretofore been terminated as provided above, and if Landlord has not restored the Premises as required in this Section 12.2 within 80 days after the estimated date of restoration In such notice from Landlord (as such date shall be extended due to Unavoidable Delays), then Tenant shall have the right to terminate this Lease by notice to Landlord within 15 days after the expiration of such 80 days.”

8.21.

Assignment and Subletting. Notwithstanding anything to the contrary contained in the Lease, (a) Tenant may, without the consent of Landlord, sublease or license all or part of the Premises to a Friend (defined below) for any Permitted Use, provided, (i) Tempus Labs, Inc. (“Original Tenant”) or a Named Friend (defined below) is the Tenant hereunder, and (ii) such sublease or license otherwise meets the requirements of Section 14 of the Lease. For purposes of the Lease, the tern ‘Friend’ shall mean and Include Lightbank (the “Named Friend”) and any entity in which the Named Friend has made a substantial investment, as long as the following conditions are satisfied: (i) Original Tenant or an Affiliate of Origins Tenant or a Named Friend is the Tenant hereunder, and (ii) Original Tenant is Controlled (as such term is defined in Section 1.2 of the Lease) at the time of such sublease or license by the same Individuals and/for entities which Control Original Tenant as of the date of this Amendment.

8.22.

Removal of Tenant’s Alterations. Notwithstanding anything to the contrary contained in Section 4.2(d) of the Lease, Tenant hereby requests Landlord, at the time Landlord approves Tenant’s plans and specifications for Tenant’s Work, to notify Tenant (the “Removal Notice”) of any portions of the Tenant’s Work which Landlord will require Tenant to remove upon expiration or earlier termination of the Term of the Lease, provided Landlord shall only require Tenant to remove the portions of Tenant’s Work which, in Landlord’s reasonable judgment, are (I) of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office Improvements including, without limitation, all Alterations made by or on behalf of Tenant in connection with the Laboratory Use and the Laboratory Space, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications, or (ii) non-Building standard installations and alterations related to the Laboratory Use and the Laboratory Space, it being understood that the portions of Tenant’s Work not included In the Removal Notice may remain in the Premises upon expiration or earlier termination of the Term of the Lease. As used herein, “standard office improvements’ Include, without limitation, workstations, offices, conference rooms, pantries, information technology rooms and other space commonly found in standard office build outs. Notwithstanding the terms of this Section 8.22, Tenant acknowledges that all non-Building standard work performed in connection with construction of the Laboratory Space shall be removed by Tenant at it is cost prior to the expiration or earlier termination of the Term of the Lease and Landlord shall not be obligated to so indicate in the Removal Notice.

8.23.

Elevators. Notwithstanding anything to the contrary in Section 10.3 of the Lease the standard Building charges for the operation of the freight elevators beyond the days and hours prescribed in Section 10.3 shall not exceed Landlord’s actual out-of-pocket costs for operation of the freight elevators on such days and at such hours.

8.24.	Remedies. The following shalt be added to the Lease as new Sections 17.1(d) and (e):

(d)WAIVER. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN 735 ILCS SECTIONS 5/9 209 AND 5/9 210.

(e) Mitigation. If following any Event of Default, Landlord terminates Tenant’s right of possession, then to the extent required by Legal Requirements, Landlord will use commercially reasonable efforts to mitigate the damages to Landlord arising from Tenant’s default by attempting to re-let the Premises upon such terms and conditions as may be acceptable to Landlord. The parties hereby agree that Landlord will be deemed to have used commercially reasonable efforts to re-let the Premises in the event Landlords leasing agent lists the Premises as being available for lease in the same manner as such leasing agent lists all other vacant space in the Building. Further, Landlord’s obligation to mitigate is subject to the following: (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant (or Tenant’s written acknowledgment that Landlord is entitled to exclusive possession of the Premises and has the right to lease the same as a result of an Event of Default by Tenant under this Lease); (ii) Landlord shall not be obligated to give preference to re-letting the Premises over other premises in the Building suitable for that prospective tenants use that may be currently available; (iii) Landlord shall not be obligated to lease the Premises to a substitute tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building; (iv) Landlord shall not be obligated to enter Into a new lease under terms and conditions that are unacceptable to Landlord under Landlords then current leasing policies for comparable space in the Building; and (v) Landlord shall not be obligated to enter Into a lease with any proposed substitute tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner. Tenant waives and releases, to the fullest extent legally permissible, any right to assert In any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or right of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord fails to act In accordance with the requirements of this Section 17,1(e).

8.25.

Utilities. Tenant acknowledges that as of the Delivery Date the utilities serving the Premises will not be separated from the utilities serving the remainder of the Wrigley Space and that Tenant will pay its equitable share of the cost of utilities for the Premises either (i) to Wrigley pursuant to Tenant’s agreement with Wrigley, or 00 to Landlord within fifteen (15) days after receipt of an invoice therefor, as Additional Rent under the Lease, in the event Landlord pays the cost of utilities for the Premises and the Wrigley Space and invoices Tenant (without any administrative charge) for Tenants equitable share. My such separation of utilities shall be performed by Tenant at its sole cost, pursuant to Article 4 of the Lease, provided if the Third Expansion Space has not been added to the Premises pursuant to Section 6.03 of Exhibit E to this Lease or otherwise and if Tenant has failed to deliver a ROFO Exercise Notice(s) during the applicable Tenants ROFO Response Period with respect to Offer Space(s) Including all or a portion of the Third Expansion Space, then Landlord shall have the right to require Tenant to separate Its utilities from the utilities serving the remainder of the Wrigley Space but the effective date of such separation shall not be prior to May 31, 2019.

8.26.

Storage Space. Lightbank and Landlord have entered Into a Lease of Storage Space dated as of November 30, 2012 (the “Lightbank Storage Lease”) for certain storage space on the 7th floor of the 600 Building (the “Lightbank Storage Spate”). If Lightbank exercises its option to terminate the Lightbank Lease as described in Section 6.03(a) of this Exhibit E, the Lightbank Storage Lease will automatically terminate on the same day as the Lightbank Lease terminates. Provided Lightbank exercises its option to terminate the Lightbank Lease and, therefore, the Lightbank Storage Lease, Landlord and Tenant shall enter Into Landlord’s then standard form of storage space lease (the “Tempus Storage Lease”), reasonably acceptable to Tenant, for the Lightbank Storage Space, at the then current market rent for such storage space, for a term coterminous with the Lease, and with a delivery date and commencement date one day after the termination date of the Lightbank Storage Lease. Tenant acknowledges that Landlord shall not be obligated to cause Lightbank to remove any property then located in the Lightbank Storage Space nor make any other improvements to the Lightbank Storage Space prior to delivering the Lightbank Storage Space to Tenant pursuant to the Tempus Storage Lease and Tenant shall accept the Lightbank Storage Space with the property then located In the Lightbank Storage Space.

8.27.

Execution. The parties acknowledge and agree that they Intend to conduct this transaction by electronic means and that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature’ shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

9.	LABORATORY USE. The following shall be added to the Lease as new Sections 3.2 and 3.3:

“Section 3.2 Laboratory Use and Laboratory Space. As part of Tenant’s Work (defined in Exhibit D), Tenant shall construct in a portion of the Premises (the “Laboratory Space”) a facility for use as a laboratory and testing facility (the “Laboratory Use”). Tenant’s Plans (defined in Section 3 of Exhibit D) submitted to Landlord shall clearly designate the portion of the Premises which will constitute the Laboratory Space.

(a) Without limiting the requirements of the Lease and Exhibit D including, without limitation, Section 8.1 below, Tenant shall construct the Laboratory Space In accordance with (i) the Biosafety in Microbiological and Biomedical Laboratories, 5th Edition, published by the U.S. Department of Health and Human Services as HHS Publication No. (CDC) 21-1112, Revised December 2009, (ii) the NIH Guidelines for Research Involving Recombinant or Synthetic Nucleic Acid Molecules (NIH Guidelines), published by the U.S. Department of Health and Human Services, November 2013, and (iii) air quality and hazardous materials standards generally used in the industry, such as (without limitation) ASHRAE and ANSI guidelines.

(b) Notwithstanding Section 8.1 to the contrary, Tenant, at Tenant’s sole cost and expense, shall maintain, repair and replace, as needed, all Alterations made by or on behalf of Tenant with respect to the Laboratory Space regardless of whether such maintenance, repair or replacement is structural or Is to the Building Systems or is located outside of the Premises (such maintenance, repair or replacement which is structural or is to the Building Systems or is located outside of the Premises is referred to as a “Laboratory Structural/System Repair”), and in connection therewith, the Laboratory Structural/System Repair shall be deemed an Alteration and subject to Article 4 below Landlord, at its option, may elect to perform such Laboratory Structural/System Repair at Tenant’s expense.

(c) Notwithstanding Section 10.4 to the contrary, Landlord shall not perform any Janitorial or cleaning services In the Laboratory Space and Tenant, at its cost, shall perform or cause to be performed all janitorial or cleaning services required by Tenant In the Laboratory Space.

Section	3.3 Medical Waste.

(a)

Tenant hereby agrees to furnish to Landlord upon demand, written evidence that Tenant has established a written policy (the ‘Medical Waste Policy) concerning the identification, collection, storage, decontamination and disposal of hazardous medical waste at the Premises. Tenant further agrees that such Medical Waste Policy shall comply with applicable Legal Requirements and shall incorporate the following elements: (i) Tenant’s employees, agents and contractors shall be expressly forbidden from disposing of any hazardous medical waste within the Premises or the Real Property In a manner which is contrary to the terms of the Medical Waste Policy; (ii) all such hazardous medical waste will be collected, stored, decontaminated and removed from the Premises and the Real Property by a qualified party in compliance with all applicable Legal Requirements (including, without limitation, the Occupational Safety and Health Act) of any local state or federal entity having jurisdiction over this matter; and (iii) Tenant and Its employees, agents and contractors shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or Illness to other tenants, occupants or invitees in the Premises and the Real Property resulting from Tenants collection, storage, decontamination and disposal of hazardous medical waste. Tenant hereby covenants and agrees that at all times during the Term, Tenant and its employees, agents and contractors and any third parties at any time occupying or present on the Premises shall adhere to the terms and conditions of the Medical Waste Policy.

(b)

Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges or expenses, including without limitation, reasonable attorney’s fees, dean-up costs, fines or penalties arising out of or resulting from Tenant’s violation of this Section 3.3

(c)

For purposes of this Section 3.3, hazardous medical waste shall include, but not be limited to, the following: any potentially infectious materials; blood and other body fluids in any form (including, without limitation, lab specimens); any material contaminated by potentially Infectious materials or by blood or other body fluids; needles and syringes; gloves and linen; uniforms or laundry; and cleaning equipment or materials used to clean any of the foregoing.”

EXHIBIT E-1

FIRST, SECOND AND THIRD EXPANSION SPACES

A-First Expansion Space

B-Second Expansion Space

C-Third Expansion Space

E-1-1

EXHIBIT F

CLEANING SPECIFICATIONS

F-1

EXHIBIT G

PREMISES ACCEPTANCE LETTER

Date
Tenant
Address

Re: Premises Acceptance Letter with respect to that certain Agreement of Lease dated as of 2018, by and between EQC 600 West Chicago Property LLC, as Landlord, and Tempus Labs, Inc., as Tenant, for certain premises described therein, including 78,017 rentable square feet in the Building located at 600 West Chicago Avenue, Chicago, IL.

Dear ______________:

In accordance with the terms and conditions of the above referenced Lease, Tenant acknowledges and agrees:

1.	Tenant accepted possession of the Premises on, 201__.

2.	The Premises was delivered to Tenant In the condition required under the terms of the Lease.

3.	The Commencement Date is ____________________________.

4.	The Expiration Date of the Lease is ____________________________.

5.

If Tenant desires to exercise the Renewal Option, Tenant shall deliver the Renewal Notice to Landlord no later than ___________ and, if the Renewal Option is properly exercised, the Renewal Term shall commence on and ___________ expire on ___________.

6.

If Tenant desires to exorcise the Termination Option, Tenant shall deliver Tenants Termination Notice to Landlord no later than ___________. If Tenant properly exercises the Termination Option, the Early Termination Date shall be ___________.

G-1

Please acknowledge the foregoing by signing all 3 counterparts of this Premises Acceptance Letter In the space provided and returning 2 fully executed counterparts to my attention. Tenants failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Acknowledged and Accepted:

Tenant:
By:
Name:
Title:
Date:

G-2

EXHIBIT H

FORM LETTER OF CREDIT

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

REP IRREVOCABLE LETTER OF CREDIT NO. __________________.

GENTLEMEN:

WE HEREBY OPEN OUR UNCONDITIONAL IRREVOCABLE CLEAN LETTER OF CREDIT NO. _________. IN YOUR FAVOR AVAILABLE BY YOUR DRAFT(S) AT SIGHT FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE ($_________) EFFECTIVE IMMEDIATELY.

ALL DRAFTS SO DRAWN MUST BE MARKED ‘DRAWN UNDER IRREVOCABLE LETTER OF CREDIT OF [ISSUING BANK], NO. _________. DATED _________, 20__.”

THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT _______________________, OR SUCH OTHER OFFICE IN CHICAGO, ILLINOIS AS WE MAY DESIGNATE BY WRITTEN NOTICE TO YOU, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON _______________________________. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL TWELVE MONTH PERIODS THROUGH ___________________________. [INSERT DATE WHICH IS 60 DAYS AFTER LEASE EXPIRATION], UNLESS WE INFORM YOU IN WRITING BY REGISTERED MAIL AT THE ABOVE ADDRESS (WITH A COPY TO ________________________________________________________________________) DISPATCHED BY US AT LEAST 60 DAYS PRIOR TO THE THEN EXPIRATION DATE THAT THIS LE I I ER OF CREDIT SHALL NOT BE EXTENDED, IN THE EVENT THIS CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER. SUCH DRAWING IS TO BE MADE BY MEANS OF A DRAFT ON US AT SIGHT WHICH MUST BE PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT. THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT. THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS AND SHALL BE TRANSFERABLE BY YOU WITHOUT ADDITIONAL CHARGE.

DRAWS MAY BE PRESENTED BY FACSIMILE TO OUR FAX NUMBER _________________. IF PRESENTATION IS BY FACSIMILE, THE ORIGINAL DRAFT AND THIS LETTER OF CREDIT MUST BE SENT BY OVERNIGHT COURIER THE SAME DAY AS THE FAX PRESENTATION. PAYMENT WILL BE EFFECTED ONLY UPON RECEIPT OF THE ORIGINAL DRAFT AND THE LETTER OF CREDIT AT OUR ABOVE OFFICE.

IF DEMAND FOR PAYMENT IS PRESENTED BEFORE 11:00 A.M. CENTRAL TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 4:00 P.M. CENTRAL TIME ON THE FOLLOWING BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED AFTER 11:00 A.M. CENTRAL TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 4:00 P.M. CENTRAL TIME ON THE SECOND BUSINESS DAY.

WE HEREBY DO UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT OR DRAFTS DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO. ___________ FOR THE AMOUNT AVAILABLE TO BE DRAWN ON THIS LEI [ ER OF CREDIT UPON PRESENTATION OF YOUR SIGHT DRAFT IN THE FORM OF SCHEDULE A ATTACHED HERETO DRAWN ON US AT OUR OFFICES SPECIFIED ABOVE DURING OUR USUAL BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE HEREOF.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

[ISSUER OF LETTER OF CREDIT]

SCHEDULE A TO LETTER OF CREDIT

for value received

pay at sight by wire transfer in immediately available funds to ______________________ the sum of U.S. $___________ drawn under irrevocable letter of credit no. ________________, dated _______________ 20__, issued by ________________________________.

to: [issuer of letter of credit]

[CITY, STATE]

FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into as of   January 30  , 2018, (the “Effective Date”) by and between EQC 600 WEST CHICAGO PROPERTY LLC, a Delaware limited liability company (“Landlord”), and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Agreement of Lease dated January 18, 2018 (such lease is referred to herein as the “Lease). Pursuant to the Lease. Landlord has leased to Tenant space currently containing approximately 78,017 rentable square feet (the “Premises”) on the fifth floor of the building commonly known as 600 West Chicago located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.01	Modification of Rentable Square Footages.

a.

The Rentable Square Foot area of the Premises, as stated in the paragraphs entitled “Premises Area” and “Tenant’s Proportionate Share” in the Basic Lease Provisions set forth in Section 1.1 of the Lease, in Sections 5.01 and 5.03 of Exhibit E to the Lease, in Exhibit G and in any other references in the Lease, is hereby modified by deleting the number “78,017” and substituting in its place the number “79,241.”

b.

The Rentable Square Foot area of the First Expansion Space, as stated in Section 6.01(a) of Exhibit E to the Lease and in any other references in the Lease, is hereby modified by deleting the number “5,605” and substituting in its place the number “5,818.”

c.

The Rentable Square Foot area of the Second Expansion Space, as stated in Section 6.02(a) of Exhibit E to the Lease and in any other references in the Lease, is hereby modified by deleting the number “4,099” and substituting in its place the number “3,993.”

d.

The Rentable Square Foot area of the Third Expansion Space, as stated in Section 6.03(a) of Exhibit E to the Lease and in any other references in the Lease, is hereby modified by deleting the number “28,798” and substituting in its place the number “28,592.”

e.

Landlord and Tenant stipulate and agree that the Rentable Square Footage areas set forth in this Section 1.01 are correct and shall not be remeasured, unless there is an actual physical change in the respective area to which such Rentable Square Footage relates.

1

1.02

Tenant’s Proportionate Share. Tenant’s Proportionate Share, as stated in the paragraph entitled “Tenant’s Proportionate Share” in the Basic Lease Provisions set forth in Section 1.1 of the Lease, shall be modified to delete the percentage “6.5281%” and substitute in its place the number “6.6305%.”

1.03	Construction Allowance; Application Amount; Unused Allowance.

a.	The Construction Allowance, as stated in Section 7(a) of Exhibit D to the Lease, is hereby modified by deleting the amount “65,071,105.00” and substituting in its place the amount “$5,150,665.00.”

b.	The Application Amount, as stated in Section 7(c) of Exhibit D to the Lease, is hereby modified by deleting the amount “$1,170,255.00” and substituting in its place the amount “$1,188,615.00.”

c.	The Unused Allowance, as stated in Section 7(h) of Exhibit D to the Lease, is hereby modified by deleting the amount “$1,267,776.25” and substituting in its place the amount “$1,287,666.25.”

1.04

Exhibits A and E-1. Exhibit A, Floor Plan of the Premises, to the Lease is hereby deleted and replaced with Exhibit A, Floor Plan of the Premises, attached to this Amendment. Exhibit E-1, First, Second and Third Expansion Spaces, to the Lease is hereby deleted and replaced with Exhibit E-1, First, Second and Third Expansion Spaces, attached to this Amendment.

1.05

Fixed Rent Schedule. Exhibit C, Fixed Rent Schedule, to the Lease is hereby deleted and replaced with Exhibit C, Fixed Rent Schedule, attached to this Amendment. Tenant has previously deposited with Landlord the sum of $149,532.58 to be applied by Landlord to the first month’s Fixed Rent due under the Lease following the Rent Abatement Period. Tenant acknowledges that based on the adjustment to Fixed Rent pursuant to this Amendment, such first month’s Fixed Rent has increased and Tenant shall owe an additional $2,346.00 as Fixed Rent for such first month.

1.06	Corrections.

a.	The references to “Abatement Period” in Section 2.3 of the Lease and in Section 7(c) of Exhibit D to the Lease shall be deleted and replaced with the phrase “Rent Abatement Period.”

b.	The reference to “Additional Amount” in the second line of Section 2(a) of Exhibit D to the Lease shall be deleted and replaced with the phrase “Application Amount.”

c.	The two references to “Landlord Related Party” in Section 8.11 of Exhibit E to the Lease shall be deleted and replaced with the phrase “Landlord Party.”

2.	Miscellaneous.

2.01

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2

2.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined In this Amendment.

2.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than CBRE, Inc.. Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, other than The Telos Group LLC. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

2.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

2.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

2.09

This Amendment includes the following exhibits and attachments, which are incorporated herein by reference: Exhibit A (Floor Plan of the Premises), Exhibit C (Fixed Rent Schedule), and Exhibit E-1 (First, Second and Third Expansion Spaces).

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

EQC 600 WEST CHICAGO PROPERTY LLC, a Delaware limited liability company

By:	/s/ Eric Marx

Name	Eric Marx

Title:	Authorized Signatory

TENANT:

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ Eric Lefkofsky

Name	Eric Lefkofsky
Title:	CEO

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EXHIBIT A

FLOOR PLAN OF THE PREMISES

The floor plan which follows is intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

EXHIBIT C

FIXED RENT SCHEDULE

Commencing on the Commencement Date, Tenant shall pay Landlord Fixed Rent for the Premises in accordance with the terms of the Lease as follows:

Months of Term Following the Commencement Date	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
1*-12#	$1,822,542.96	$151,878.58	$23.00
13-24	$1,868,502.84	$155,708.57	$23.58
25-36	$1,915,254.96	$159,604.58	$24.17
37-48	$1,962,799.56	$163,566.63	$24.77
49-60	$2,011,929.00	$167,660.75	$25.39
61-72	$2,061,850.80	$171,820.90	$26.02
73-84	$2,113,357.44	$176,113.12	$26.67
85-96	$2,166,448.92	$180,537.41	$27.34
97-108	$2,220,332.88	$185,027.74	$28.02
109-120	$2,275,801.56	$189,650.13	$28.72
121-132	$2,332,855.08	$194,404.59	$29.44

*	plus any partial calendar month following the Commencement Date
#	subject to Section 2.4 of the Lease

EXHIBIT C 1

EXHIBIT E-1

FIRST, SECOND AND THIRD EXPANSION SPACES

A — First Expansion Space

B — Second Expansion Space

C — Third Expansion Space

EXHIBIT E-1 1

SECOND AMENDMENT TO AGREEMENT OF LEASE

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (the “Amendment”) is made and entered into as of July 30, 2018 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018, which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 79,241 Rentable Square Feet (the “Original Premises”) on the fifth floor of the building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”).

B.

In connection with the addition of the First Expansion Space to the Premises, Tenant has requested that the Third Expansion Space (as such term is defined in Section 6 of Exhibit E to the Lease) be added to the Original Premises. In connection therewith, Landlord and Tenant have agreed upon a different configuration of the remaining portions of the fifth floor of the Building and the parties wish to amend the Lease appropriately.

C.

Tenant has requested that additional space containing approximately 370 Rentable Square Feet on the fifth floor of the Building shown on Exhibit A hereto (the “Fourth Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Fourth Expansion Space and Effective Date. Effective as of April 20, 2018 (the “Fourth Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 79,241 Rentable Square Feet on the fifth floor to 79,611 Rentable Square Feet on the fifth floor by the addition of the Fourth Expansion Space, and from and after the Fourth Expansion Effective Date, the Original Premises and the Fourth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Fourth Expansion Space shall commence on the Fourth Expansion Effective Date and end on the Expiration Date. The Fourth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Fourth Expansion Space. Tenant’s obligation to pay Rent with respect to the Fourth Expansion Space shall commence retroactively on the Commencement Date.

2.

Fixed Rent. Effective as of the Commencement Effective Date, the Fixed Rent Schedule attached to the First Amendment as Exhibit C is deleted in its entirety, and Exhibit C attached to this Amendment is substituted in its place. The parties acknowledge the Commencement Date of the Lease is June 1, 2018 and the Expiration Date is May 31, 2029.

All such Fixed Rent shall be payable by Tenant in accordance with the terms of the Lease.

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3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.

Tenant’s Proportionate Share. Effective as of the Commencement Date, Tenant’s Proportionate Share for the Fourth Expansion Space is 0.0310% (and Tenant’s Proportionate Share for the entire Premises is 6.6615%).

5.

Expenses and Taxes. Effective as of the Commencement Date, in addition to Tenant’s Proportionate Share for the Original Premises, Tenant shall also pay Tenant’s Proportionate Share of Operating Expenses and Taxes applicable to the Fourth Expansion Space in accordance with the terms of the Lease.

6.	Improvements to the Fourth Expansion Space.

6.01

Condition of the Fourth Expansion Space. Tenant has inspected the Fourth Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

6.02

Responsibility for improvements to the Fourth Expansion Space. Tenant may perform improvements to the Fourth Expansion Space in accordance with the Work Letter attached to the Lease as Exhibit D (“Exhibit D”), as Exhibit D is amended pursuant to Section 6.03 below.

6.03	Amendment to Exhibit D (Work Letter) of the Lease. The provisions of Exhibit D shall apply to the Fourth Expansion Space, except as provided or amended below:

(a)	Sections 1(b) and 1(c) of Exhibit D shall not apply to the Fourth Expansion Space.

(b)	From and after the Fourth Expansion Effective Date, the term “Premises” in Exhibit D shall be deemed to include the Fourth Expansion Space.

(c)

With respect to Tenant’s Work to be performed in the Fourth Expansion Space and the deadlines and obligations imposed upon Tenant in Exhibit D, wherever there is a reference to the date of execution and delivery of the Lease in Exhibit D, such term shall be deemed to mean the date of execution and delivery of this Amendment, and wherever Tenant is required to provide information to Landlord prior to performing work in the Premises (to the extent that additional or different information than that provided in connection with the Original Premises is required with respect to the Tenant’s Work to be performed in the Fourth Expansion Space), except for those deadlines that are listed as specific dates (i.e. the May 31, 2019 deadline for Tenant submitting its application for payment of the Application Amount to Landlord), the deadlines and time frames contained in Exhibit D as they relate to Tenant’s Work to be performed in the Fourth Expansion Space (and the approval process related thereto) shall be separate and distinct from the deadlines and time frames applicable to the Original Premises. For example, with respect to the Tenant’s Work to be performed in the Fourth Expansion Space, Tenant shall provide Landlord with the information applicable to the Fourth Expansion Space required by Section 2(c) of Exhibit D at least 5 days prior to the commencement of construction of Tenant’s Work in the Fourth Expansion Space.

(d)	In Section 7(a) of Exhibit D, the amount “$5,150,665.00” is deleted in its entirety, and the amount “$5,174,715.00” is substituted in its place.

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(e)	In Section 7(c) of Exhibit D, the amount “$1,188,615.00” is deleted in its entirety, and the amount “$1,194,165.00” is substituted in its place.

(f)	In Section 7(h) of Exhibit D, the amount “$1,287,666.25” is deleted in its entirety, and the amount “$1,293,678.75” is substituted in its place.

7.	Expansion Spaces.

7.01	Second Expansion Space. Section 6.02 of Exhibit E to the Lease is hereby deleted in its entirety.

7.02	Third Expansion Space. Section 6.03 (a) of Exhibit E to the Lease is hereby deleted in its entirety and replaced as follows:

“(a) Effective on the later of (i) June 1, 2019 and (ii) the day on which possession of the Third Expansion Space (defined below) is delivered to Tenant (such later date is referred to as the “Third Expansion Effective Date”), the Premises, as initially defined in the Lease, shall be increased by the addition of a portion of the 5th floor of the Building consisting of 29,755 rentable square feet and depicted on Exhibit E-1 attached hereto (the “Third Expansion Space”) on the terms set forth herein. The rentable square footage of the Third Expansion Space set forth in this Section 6.03(a) shall be stipulated as the rentable square footage of the Third Expansion Space. The Third Expansion Space shall be leased by Tenant subject to all the terms and conditions of the Lease except as expressly modified in this Section 6.03 and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises initially demised by the Lease. Landlord and Tenant acknowledge that the Third Expansion Space is a portion of the Available ROFO Space as defined in Section 2 of Exhibit E and shall be added to the Premises pursuant to this Section 6.03 (including, without limitation, the non-prorated Third Expansion Space Rental Abatement [defined in Section 6.03(d) below] and the non-prorated Third Expansion Space Improvement Allowance [defined in Section 6.03(c) below]) and not as Offer Space under Section 2 of Exhibit E. Following the Third Expansion Effective Date, the Available ROFO Space shall no longer include the Third Expansion Space. Landlord, at its expense, shall construct a corridor (the “New Corridor”) in certain space currently leased to Wrigley under the Wrigley Lease after Landlord regains legal possession of the portion of the space currently leased to Wrigley containing the New Corridor, which construction shall occur simultaneously with Tenant’s performance of the Third Expansion Space Improvements.”

7.03

Exhibit E-1. Exhibit E-1 attached to the First Amendment as Exhibit E-1 is deleted in its entirety, and Exhibit E-1 attached to this Amendment is substituted in its place. Exhibit E-1 depicts the location of the First Expansion Space, the Third Expansion Space and the New Corridor on the fifth floor of the Building. In addition to construction of the New Corridor, Landlord, at its expense, shall (i) remove the existing doors separating the New Corridor from the elevator lobby on the fifth floor of the Building and (ii) install double glass doors from the New Corridor into the Third Expansion Space and install a single door from the Common Area into the First Expansion Space. The work described in clause (ii) in the preceding sentence is shown on Exhibit E-2 attached to this Amendment.

7.04

Wrigley Lease. Notwithstanding anything to the contrary contained in the Lease or this Amendment, Landlord agrees not to renew the Wrigley Lease with respect to the First Expansion Space or the Third Expansion Space, except as required by Legal Requirements. As of the date of this Amendment, Landlord and Wrigley are negotiating the renewal of the Wrigley Lease for 1 year (with an expiration date of May 31, 2020) with respect to the portion of the Wrigley Space (the “Remaining Wrigley 5th Floor Space”) consisting of approximately 38,327 rentable square feet and adjacent to (and not including) the Third Expansion Space as well as not including the First Expansion Space. Notwithstanding anything to the contrary contained in the Lease or this Amendment, Landlord agrees not to enter into any further one-year extensions of the Wrigley Lease with respect to the Remaining Wrigley 5th Floor Space beyond June 1, 2020, except as required by Legal Requirements. As required in Sections 6.01(e) and 6.03(e) of Exhibit E to the Lease, Landlord shall make reasonable efforts to obtain possession of the First Expansion Space and Third Expansion Space upon expiration of the Wrigley Lease on May 31, 2019.

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8.

Roof Deck. Subject to the rights of other tenants and occupants of the 600 Building and 900 Building to use the improved portion of the roof deck of the 600 Building designated by Landlord for common use by tenants and occupants of the 600 Building and 900 Building (the “Roof Deck”), and further subject to Tenant’s compliance with both the rules and regulations, such as usage fees, access hours and permitted activities, and Landlord’s reservation procedures relating to the use of the Roof Deck, Tenant shall have the right to use the Roof Deck. Notwithstanding the foregoing, Tenant shall be permitted to reserve the Roof Deck for private events occurring after business hours on a first-come, first-served basis 4 times in each calendar year during the Term (prorated for partial calendar years during the Term) with no usage fees for such 4 events.

9.

Common Area Restrooms. Landlord, at its sole cost and expense, shall substantially complete a refurbishment of the Common Area restrooms depicted on Exhibit E-2 and located on the 5th floor of the 600 Building on or before December 31, 2018.

10.	Parking Space.

10.01

Landlord agrees that the 3 Reserved Parking Spaces located in the 900 Parking Garage shall be (i) the closest available reserved parking spaces from time to time to the entrance to the 600 Building from the 5th floor of the 900 Parking Garage as long as the 3 Reserved Parking Spaces are located on the 5th floor of the 900 Parking Garage, and (ii) the closest available reserved parking spaces from time to time to the “Executive Parking” spaces allocated to Groupon, Inc. on the 4th floor of the 900 Parking Garage as of the time when the 3 Reserved Parking Spaces are no longer located on the 5th floor of the 900 Parking Garage.

10.02

Notwithstanding the terms of Section 10.7 of the Lease, 20 of the 25 Non-reserved Parking Spaces as of the date of this Amendment shall be located in the 900 Parking Garage throughout the Term, including any extensions thereof. That certain Parking Agreement dated as of January 24, 2018 between Landlord and Tenant is hereby terminated and of no further force and effect.

10.03

Commencing on each respective date set forth below and continuing for the remainder of the Term, Landlord confers upon Tenant the right and license to use the number of additional non-reserved parking spaces set forth below under all the terms and conditions of the Lease, including, without limitation, Tenant’s obligation to pay a parking fee with respect to such additional non-reserved parking spaces:

DATE	NUMBER OF ADDITIONAL NON- RESERVED PARKING SPACES
First Expansion Rent Commencement Date	2
Third Expansion Rent Commencement Date	11

Such additional non-reserved parking spaces shall be deemed Non-reserved Parking Spaces for purposes of the Lease and shall be located in the 900 Parking Garage to the extent parking spaces are available in the 900 Parking Garage.

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11.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

11.01

Address and Method for Payments of Rent. The address regarding Tenant’s payment of amounts due under the Lease set forth in Section 2.2 of the Lease, is no longer of any further effect, and the following address is substituted in its place:

Bank:

Bank Address:

ABA Number:

Account Name:

Account #:

11.02

Landlord’s Address for Notices / Delivery of Notices. Section 8.01(a) of Exhibit E to the Lease is amended to delete any prior addresses for notices to Landlord and to instead provide that Landlord’s address for notices or other communications under the Lease is:

Chicago Kingsbury, LLC

c/o Sterling Bay Property Management, LLC

1330 West Fulton Street

Suite 800

Chicago, Illinois 60607

With a copy to:

Sterling Bay, LLC

1330 W. Fulton Street

Suite 800

Chicago, Illinois 60607

Attn:

11.03

Insurance. The Lease, including, without limitation, Section 8.10 of Exhibit E to of the Lease, is hereby amended to provide that the following parties are the Additional Insureds: Landlord; Chicago Kingsbury Mezz, LLC; Sterling Bay, LLC; Sterling Bay Property Management, LLC, as Managing Agent, and their respective successors and/or assigns; Morgan Stanley Bank, N.A., ISAOA ATIMA and Morgan Stanley Mortgage Capital Holdings LLC, ISAOA ATIMA, and their respective successors and/or assigns.

11.04	Notices. As of the date hereof, the following is the name and address of the Mortgagee entitled to notice as set forth in Section 9.2 of the Lease:

Morgan Stanley Mortgage Capital Holdings LLC

1585 Broadway, 25th Floor

New York, New York 10036

Attention:

With a copy to:

Paul Hastings LLP

200 Park Avenue New York, New York 10166

Attention: Eric F. Allendorf, Esq.

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11.05	The following is added to the Lease as Article 36:

“36. WM. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (1) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as “rents from real property,” and (2) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.”

11.06	The following is added to the Lease as Article 37:

“37. ERISA. Tenant represents that (a) neither Tenant nor any entity controlling or controlled by Tenant owns a ten percent (10%) or more interest (within the meaning of Prohibited Transaction Class Exemption 84-14) in JPMorgan Chase Bank, N.A. (“JPMorgan”) or any of JPMorgan’s affiliates, and (b) neither JPMorgan, nor, to Tenant’s actual knowledge (after having used reasonable efforts to ascertain the accuracy of such information), any of its affiliates, owns a ten percent (10%) or more interest in Tenant or any entity controlling or controlled by Tenant.”

12.	Miscellaneous.

12.01

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

12.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

12.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

12.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

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12.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such brokers.

12.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

12.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

12.09

This Amendment contains the following exhibits, which are incorporated herein by reference: Exhibit A (Outline and Location of the Fourth Expansion Space), Exhibit C (Fixed Rent Schedule) and Exhibit E-1 (First and Third Expansion Spaces).

[signatures are on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC, a Delaware limited liability company

By:	/s/ Andrew Gloor
Name: Andrew Gloor
Title: Authorized Signatory

TENANT:

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ Eric Lefkofsky
Name: Eric Lefkofsky
Title:

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EXHIBIT A

OUTLINE AND LOCATION OF FOURTH EXPANSION SPACE

EXHIBIT C

FIXED RENT SCHEDULE

(Original Premises and Fourth Expansion Space)

EXHIBIT E-1

FIRST AND THIRD EXPANSION SPACES

EXHIBIT E-2

NEW CORRIDOR WORK

THIRD AMENDMENT TO AGREEMENT OF LEASE

THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into as of December 26, 2018 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018, which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”) and by Second Amendment to Agreement of Lease dated as of July 30, 2018 (the “Second Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 79,611 Rentable Square Feet (the “Existing Premises”) on the fifth floor of the building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”).

B.

Tenant has requested that additional space containing approximately 3,780 Rentable Square Feet on the fifth floor of the Building shown on Exhibit E-1 attached hereto as the “Fifth Expansion Space” (the “Fifth Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.

Landlord has determined that the Third Expansion Space (as such term is defined in Section 6 of Exhibit E to the Lease) will be available for delivery to Tenant earlier than as set forth in the Lease and the parties will to appropriately amend the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Fifth Expansion Space and Effective Date.

1.01

Effective on the later of (i) March 1, 2019 and (ii) the day on which possession of the Fifth Expansion Space (defined below) is delivered to Tenant (such later date is referred to as the “Fifth Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Fifth Expansion Space, and from and after the Fifth Expansion Effective Date, the Premises currently demised under the Lease and the Fifth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Fifth Expansion Space shall commence on the Fifth Expansion Effective Date and end on the Expiration Date. The Fifth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Fifth Expansion Space.

1.02

Tenant shall commence payment of Rent with respect to the Fifth Expansion Space on the date (the “Fifth Expansion Rent Commencement Date”) which is the earlier of (i) 90 days after the Fifth Expansion Effective Date (the “Fifth Expansion Build Out Period”) and (ii) the date on which Tenant commences its business operations in the Fifth Expansion Space. If Tenant commences its business operations in the Fifth Expansion Space prior to the last day of the Fifth Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations in the Fifth Expansion Space and ending on the last day

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of the Fifth Expansion Build Out Period is referred to as the “Fifth Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Fifth Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Fifth Expansion Rent Commencement Date. The Fixed Rent rate for the Fifth Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Fifth Expansion Space shall be the same. Commencing on the Fifth Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the Fifth Expansion Space in the Premises. The Fifth Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Fifth Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

1.03

Tenant shall be entitled to receive an improvement allowance (the “Fifth Expansion Space Improvement Allowance”) in an amount equal to $65.00 per rentable square foot of the Fifth Expansion Space. Such Fifth Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Fifth Expansion Space (the “Fifth Expansion Space Improvements”). The Fifth Expansion Space Improvements shall include the construction of a demising wall to demise the Fifth Expansion Space from the adjacent office space and Common Area and separation of utilities between the Fifth Expansion space and the adjacent office space and Common Area. The Fifth Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 1.03, (i) all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A) “Tenant’s Work” shall instead refer to the “Fifth Expansion Space Improvements,” and (B) “Construction Allowance,” “Separation Work Reimbursement,” “Application Amount” and “Total Allowance” shall instead refer to the “Fifth Expansion Space Improvement Allowance,” and (ii) Tenant may use any portion of the Fifth Expansion Space Improvement Allowance in excess of the costs for the Fifth Expansion Space Improvements on the First Expansion Space Improvements, Third Expansion Space Improvements and the Fourth Expansion Space Improvements in accordance with the provisions of the Lease for disbursements of the First Expansion Space Improvement Allowance, Third Expansion Space Improvement Allowance and the Fourth Expansion Space Improvement Allowance, respectively.

1.04

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Fifth Expansion Space (“Fifth Expansion Space Rental Abatement”) for 12 months. Such Fifth Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the Fifth Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Fifth Expansion Space Rental Abatement against the rent due in connection with the Fifth Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the Fifth Expansion Space, and (B) if an Event of Default has occurred under the Lease.

1.05

Landlord shall endeavor to deliver possession of the Fifth Expansion Space to Tenant on the Fifth Expansion Effective Date. If Tenant takes possession of or enters the Fifth Expansion Space before the Fifth Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry

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or possession before the Fifth Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Fifth Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the Fifth Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Fifth Expansion Space and for any services specifically requested by Tenant. If Landlord fails to deliver possession of the Fifth Expansion Space to Tenant on the Fifth Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Fifth Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the Fifth Expansion Space.

1.06

Upon determination of the Fifth Expansion Effective Date and the Fifth Expansion Rent Commencement Date, Landlord and Tenant shall promptly execute and deliver an amendment to the Lease reflecting the lease of the Fifth Expansion Space by Landlord to Tenant on the terms provided above.

2.

First Expansion Space. Section 6.01(a) of Exhibit E to the Lease, as modified by Section 1.01(b) of the First Amendment, is hereby modified by replacing the date “June 1, 2019” in clause (i) therein with the date “March 1, 2019”.

3.	Third Expansion Space. Section 6.03 (a) of Exhibit E to the Lease, as modified by Section 7.02 of the Second Amendment, is hereby deleted in its entirety and replaced as follows:

“(a) Effective on the later of (i) March 1, 2019 and (ii) the day on which possession of the Third Expansion Space (defined below) is delivered to Tenant (such later date is referred to as the “Third Expansion Effective Date”), the Premises, as initially defined in the Lease, shall be increased by the addition of a portion of the 5th floor of the Building consisting of 29,755 rentable square feet and depicted on Exhibit E-1 attached hereto (the “Third Expansion Space”) on the terms set forth herein. The rentable square footage of the Third Expansion Space set forth in this Section 6.03(a) shall be stipulated as the rentable square footage of the Third Expansion Space. The Third Expansion Space shall be leased by Tenant subject to all the terms and conditions of the Lease except as expressly modified in this Section 6.03 and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises initially demised by the Lease. Landlord and Tenant acknowledge that the Third Expansion Space is a portion of the Available ROFO Space as defined in Section 2 of Exhibit E and shall be added to the Premises pursuant to this Section 6.03 (including, without limitation, the non-prorated Third Expansion Space Rental Abatement [defined in Section 6.03(d) below] and the non-prorated Third Expansion Space Improvement Allowance [defined in Section 6.03(c) below]) and not as Offer Space under Section 2 of Exhibit E. Following the Third Expansion Effective Date, the Available ROFO Space shall no longer include the Third Expansion Space. Landlord, at its expense, shall construct a corridor (the “New Corridor”) in certain space currently leased to Wrigley under the Wrigley Lease after Landlord regains legal possession of the portion of the space currently leased to Wrigley containing the New Corridor, which construction shall occur simultaneously with Tenant’s performance of the Third Expansion Space Improvements. In consideration of delivery of the Third Expansion Space prior to the date on which Landlord originally anticipated delivery, Tenant shall pay to Landlord, as Additional Rent under the Lease, and in addition to all other Rent due under the Lease for the same period, the sum of $203,912.50, payable in equal monthly installments of $67,970.83 each on March 1, 2019, April 1, 2019 and May 1, 2019.”

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4.	Wrigley Lease. Section 7.04 of the Second Amendment is hereby deleted in its entirety.

5.

Common Area Restrooms. As described in Section 9 of the Second Amendment, as of the date of this Amendment, Landlord has completed the refurbishment of the Common Area restrooms depicted on Exhibit E-2 to the Second Amendment.

6.

Exhibit E-1. Exhibit E-1 attached to the Second Amendment as Exhibit E-1 is deleted in its entirety, and Exhibit E-1 attached to this Amendment is substituted in its place. Exhibit E-1 depicts the location of the First Expansion Space, the Third Expansion Space, the Fifth Expansion Space and the New Corridor on the fifth floor of the Building.

7.	Scrivener’s Error. The phrase “Commencement Effective Date” in line one of Section 2 of the Second Amendment shall be deleted and replaced with the phrase “Commencement Date”.

8.	Miscellaneous.

8.01

This Amendment and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

8.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such broker.

8.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions

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contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

8.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

8.09	This Amendment contains the following exhibit, which is incorporated herein by reference: Exhibit E-1 (Existing Premises, First, Third and Fifth Expansion Spaces).

[signatures are on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC,
a Delaware limited liability company

By:	/s/ Andrew Gloor
Name: Andrew Gloor
Title: Authorized Signatory

TENANT:

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ Jim Rogers
Name: Jim Rogers
Title: Vice President, Finance

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EXHIBIT E-1

EXISTING PREMISES; FIRST, THIRD AND FIFTH EXPANSION SPACES

FOURTH AMENDMENT TO AGREEMENT OF LEASE

THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE (the “Amendment”) is made and entered into as of April 23, 2019 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018 (the “Original Lease”), which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”), by Second Amendment to Agreement of Lease dated as of July 30, 2018 (the “Second Amendment”), and by Third Amendment to Agreement of Lease (the “Third Amendment”) dated as of December 26, 2018 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 118,964 Rentable Square Feet (the “Premises,” which consists of the space demised in Section 2.1 of the Original Lease, the First Expansion Space and the Third Expansion Space demised in Section 6 of Exhibit G to the Original Lease (as amended), the Fourth Expansion Space demised in the Second Amendment and the Fifth Expansion Space demised in the Third Amendment) on the fifth floor of the building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”).

B.

Tenant has requested that additional space containing approximately 8,020 Rentable Square Feet on the fifth floor of the Building shown on Exhibit A attached hereto as the “Sixth Expansion Space” (the “Sixth Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

C.

In addition, Tenant has requested that additional space containing approximately 27,622 Rentable Square Feet on the fifth floor of the Building shown on Exhibit B attached hereto (the “Seventh Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions. The Seventh Expansion Space consists of 3 spaces as shown on Exhibit B: “P1” consisting of approximately 11,089 Rentable Square Feet, “P2” consisting of approximately 8,261 Rentable Square Feet and “P3” consisting of approximately 8,272 Rentable Square Feet.

D.

This Amendment constitutes Tenant’s notice that Tenant has elected that the maximum amount of rental abatement permitted under the Lease and this Amendment attributable to the First Expansion Space, Third Expansion Space, Fifth Expansion Space, Sixth Expansion Space and Seventh Expansion Space be converted to Application Amount, and the parties wish to set forth the revised rental abatement periods and the Application Amount resulting therefrom.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Sixth Expansion Space and Effective Date.

1.01

Effective as of March 1, 2019 (the “Sixth Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Sixth Expansion Space, and from and after the Sixth Expansion Effective Date, the Premises currently demised under the Lease and the Sixth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Sixth Expansion Space shall commence on the Sixth Expansion

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Effective Date and end on the Expiration Date. The Sixth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Sixth Expansion Space.

1.02

Tenant shall commence payment of Rent with respect to the Sixth Expansion Space on December 1, 2019 (the “Sixth Expansion Rent Commencement Date”) which is the date 275 days after the Sixth Expansion Effective Date (the “Sixth Expansion Build Out Period”). If Tenant commences its business operations in the Sixth Expansion Space prior to the last day of the Sixth Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations in the Sixth Expansion Space and ending on the last day of the Sixth Expansion Build Out Period is referred to as the “Sixth Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Sixth Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Sixth Expansion Rent Commencement Date. The Fixed Rent rate for the Sixth Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Sixth Expansion Space shall be the same. Commencing on the Sixth Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the Sixth Expansion Space in the Premises. The Sixth Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Sixth Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

1.03

Tenant shall be entitled to receive an improvement allowance (the “Sixth Expansion Space Improvement Allowance”) in an amount equal to $65.00 per rentable square foot of the Sixth Expansion Space. Such Sixth Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Sixth Expansion Space (the “Sixth Expansion Space Improvements”) and/or the cost of the First Expansion Space Improvements, Third Expansion Space Improvements, Fifth Expansion Space Improvements and the Seventh Expansion Space Improvements in accordance with the provisions of the Lease for disbursements of the First Expansion Space Improvement Allowance, Third Expansion Space Improvement Allowance, Fifth Expansion Space Improvement Allowance and Seventh Expansion Space Improvement Allowance, respectively. The Sixth Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 1.03, all references in Sections 7(d), (e), (f) and (g) of the Work Letter to (A) “Tenant’s Work” shall instead refer to the “Sixth Expansion Space Improvements”, (B) “Construction Allowance” shall instead refer to the “Sixth Expansion Space Improvement Allowance”, (C) “Separation Work Reimbursement,” shall be deleted, (D) “Application Amount” shall instead refer to that portion of the Application Amount applicable to the Sixth Expansion Space as set forth on Exhibit C-4 attached hereto, and (E) “Total Allowance” shall instead refer to the sum of (i) the Sixth Expansion Space Improvement Allowance plus (ii) that portion of the Application Amount applicable to the Sixth Expansion Space, all as set forth on Exhibit C-4 attached hereto. For the avoidance of doubt, there is no Separation Work and no Separation Work Reimbursement in connection with the Sixth Expansion Space. Notwithstanding anything contained in this Section 1.03, and regardless of the availability of the Sixth Expansion Space Improvement Allowance for the Sixth Expansion Space Improvements

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(because Tenant has chosen to apply the Sixth Expansion Space Improvement Allowance to other portions of the Premises), Tenant covenants and agrees that Tenant shall construct the Sixth Expansion Space Improvements such that the entirety of the Sixth Expansion Space is substantially similar in quality of finishes, materials and workmanship as the improvements in the balance of the Premises as of the date of this Amendment.

1.04

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Sixth Expansion Space (collectively, the “Sixth Expansion Space Rental Abatement”) as more particularly described on Exhibit C-3 attached hereto and made a part hereof. Such Sixth Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the Sixth Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Sixth Expansion Space Rental Abatement against the rent due in connection with the Sixth Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the Sixth Expansion Space, and (B) if an Event of Default has occurred under the Lease.

1.05

If Tenant takes possession of or enters the Sixth Expansion Space before the Sixth Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Sixth Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Sixth Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the Sixth Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Sixth Expansion Space and for any services specifically requested by Tenant.

1.06

Tenant shall be entitled to receive $120,300.00 as Application Amount with respect to the Sixth Expansion Space, which amount shall be disbursed together with, and in accordance with the terms and conditions of disbursement of, the Sixth Expansion Space Improvement Allowance.

2.	Seventh Expansion Space and Effective Date.

2.01

Effective as of May 1, 2019 (the “Seventh Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Seventh Expansion Space, and from and after the Seventh Expansion Effective Date, the Premises currently demised under the Lease and the Seventh Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Seventh Expansion Space shall commence on the Seventh Expansion Effective Date and end on the Expiration Date. The Seventh Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Seventh Expansion Space.

2.02

Tenant shall commence payment of Rent with respect to the Seventh Expansion Space on the dates set forth as the respective Rent Commencement Dates of the Seventh Expansion Space (collectively, the “Seventh Expansion Rent Commencement Date”) as more particularly set forth on Exhibit C-1 attached hereto and made a part hereof. If Tenant commences its business operations in the P1, P2 or P3 portions of the Seventh Expansion Space prior to each respective Seventh Expansion Rent Commencement Date, the period of time beginning on the date on which Tenant so commences its business operations in the

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respective portion of the Seventh Expansion Space and ending on the last day of the P1 Build Out Period, P2 Build Out Period or P3 Build Out Period, as the case may be, is individually and collectively and referred to as the “Seventh Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Seventh Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the respective Seventh Expansion Rent Commencement Date. The Fixed Rent rate for the Seventh Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Seventh Expansion Space shall be the same. Commencing on each respective Seventh Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of each respective portion of the Seventh Expansion Space in the Premises. The Seventh Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Seventh Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

2.03

Tenant shall be entitled to receive an improvement allowance for each portion of the Seventh Expansion Space in the amounts set forth on Exhibit C-4 attached hereto and made a part hereof. Such allowances shall respectively be known as the “P1 Improvement Allowance”, the “P2 Improvement Allowance”, and the “P3 Improvement Allowance.” The P1 Improvement Allowance, P2 Improvement Allowance and P3 Improvement Allowance are collectively referred to as “Seventh Expansion Space Improvement Allowance.” Such Seventh Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Seventh Expansion Space (the “Seventh Expansion Space Improvements”) and/or the First Expansion Space Improvements. Third Expansion Space Improvements. Fifth Expansion Space Improvements and Sixth Expansion Space Improvements in accordance with the provisions of the Lease for disbursements of the First Expansion Space Improvement Allowance, Third Expansion Space Improvement Allowance, Fifth Expansion Space Improvement Allowance and Sixth Expansion Space Improvement Allowance, respectively. The Seventh Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (1) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 2,03, all references in Sections 7(d), (e), (f) and (g) of the Work Letter to (A) “Tenant’s Work” shall instead refer to the “Seventh Expansion Space Improvements”, (B) “Construction Allowance” shall instead refer to the “Seventh Expansion Space Improvement Allowance”, (C) “Separation Work Reimbursement” shall be deleted, (D) “Application Amount” shall instead refer to that portion of the Application Amount applicable to the Seventh Expansion Space as set forth on Exhibit C-4 attached hereto, and (E) “Total Allowance” shall instead refer to the sum of (i) the Seventh Expansion Space Improvement Allowance plus (ii) that portion of the Application Amount applicable to the Seventh Expansion Space, all as set forth on Exhibit C-4 attached hereto. For the avoidance of doubt, there is no Separation Work and no Separation Work Reimbursement in connection with the Seventh Expansion Space. The Seventh Expansion Space Improvement Allowance shall be available to Tenant as of the Seventh Expansion Effective Date. Notwithstanding anything contained in this Section 2.03, and regardless of the availability of the Seventh Expansion Space Improvement Allowance for the Seventh Expansion Space Improvements (because Tenant has chosen to apply the Seventh Expansion Space Improvement Allowance to other portions of the Premises), Tenant covenants and agrees that Tenant shall construct the Seventh Expansion Space Improvements such that the entirety of the Seventh Expansion Space is substantially similar in quality of finishes, materials and workmanship as the improvements in the balance of the Premises as of the date of this Amendment.

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2.04

Tenant shall be entitled to receive an abatement of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to each portion of the Seventh Expansion Space for the respective periods set forth on Exhibit C-3 attached hereto and made a part hereof. The P1 Rental Abatement. P2 Rental Abatement and P3 Rental Abatement are collectively referred to herein as the “Seventh Expansion Space Rental Abatement.” Such Seventh Expansion Space Rental Abatement shall be applied toward the first rent due with respect to each respective portion of the Seventh Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the P1 Rental Abatement, the P2 Rental Abatement or the P3 Rental Abatement, as the case may be, against the rent due in connection with the P1, P2 or P3 portions of the Seventh Expansion Space, respectively, (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the P1, P2 and P3 portions of the Seventh Expansion Space, respectively, and (B) if an Event of Default has occurred under the Lease.

2.05

If Tenant takes possession of or enters the P1, P2 or P3 portions of the Seventh Expansion Space before the respective Seventh Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the respective Seventh Expansion Rent Commencement Date during which Tenant has entered, or is in possession of, the P1, P2 or P3 portions of the Seventh Expansion Space for the sole purpose of performing improvements in accordance with the terms of the Lease or installing furniture, equipment or other personal property, and (ii) during each respective Seventh Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the respective portion of the Seventh Expansion Space and for any services specifically requested by Tenant. If Landlord fails to deliver possession of any portion of the Seventh Expansion Space to Tenant on the Seventh Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Seventh Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the respective portion of the Seventh Expansion Space.

2.06

Tenant shall be entitled to receive the respective amounts set forth on Exhibit C-4 attached hereto and made a part hereof as Application Amount with respect to the Seventh Expansion Space, which amounts shall be disbursed together with, and in accordance with the terms and conditions of disbursement of, the P1 Improvement Allowance, the P2 Improvement Allowance and the P3 Improvement Allowance, respectively:

3.

Build Out Periods. Notwithstanding anything to the contrary contained in the Lease, including, without limitation, Sections 6.01(b) and 6.03(b) of the Exhibit E to the Original Lease and Section 1.02 of the Third Amendment, Landlord and Tenant have agreed to adjust the First Expansion Build Out Period, the Third Expansion Build Out Period and the Fifth Expansion Build Out Period, and thus the corresponding First Expansion Rent Commencement Date, Third Expansion Rent Commencement Date and Fifth Expansion Rent Commencement Date, shall be fixed at the dates set forth on Exhibit C-1 attached hereto and made a part hereof,

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4.

Rental Abatement and Application Amount. Based on Tenant’s election to convert the maximum amount of the First Expansion Space Rental Abatement, the Third Expansion Space Rental Abatement and the Fifth Expansion Space Rental Abatement to Application Amount, notwithstanding anything to the contrary contained in the Lease, including, without limitation, Sections 6.01(d) and 6.03(d) of the Exhibit E to the Original Lease and Section 1.04 of the Third Amendment, Tenant shall be entitled to receive the rental abatements and Application Amounts with respect to the First Expansion Space, the Third Expansion Space and the Fifth Expansion Space all as set forth on Exhibits C-3 and C-4 attached hereto and made a part hereof.

5.

Early Termination Payment. As of the Seventh Expansion Effective Date, the Early Termination Payment is estimated to be $7,416,677.00, subject to recalculation after determination of the actual amount of Tenant’s Operating Payments and Tenant’s Tax Payments included in the rental abatements granted with respect to each portion of the Premises. For the avoidance of doubt, Tenant’s valid exercise of the Termination Option terminates the Lease with respect to the entire Premises effective as of the Early Termination Date set forth in Section 3.01 of Exhibit E to the Lease.

6.

Effective Dates. Landlord and Tenant acknowledge that the First Expansion Effective Date, Third Expansion Effective Date and Fifth Expansion Effective Date are all March 1, 2019. For convenience, attached as Exhibit C-2 hereto, is a table with the aggregate Fixed Rent for the entire Premises, as well as other terms.

7.	Miscellaneous.

7.01

This Amendment and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such broker.

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7.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

7.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

7.09

This Amendment contains the following exhibits, which are incorporated herein by reference: Exhibit A (Sixth Expansion Space), Exhibit B (Seventh Expansion Space), Exhibit C-1 (Aggregate Terms- Premises and Dates), Exhibit C-2 (Aggregate Terms — Fixed Rent), Exhibit C-3 (Aggregate Terms — Rental Abatement Periods), Exhibit C-4 (Aggregate Terms — Improvement Allowance and Application Amounts), and Exhibit C-5 (Aggregate Terms —Tenant’s Proportionate Share).

[signatures are on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC,
a Delaware limited liability company

By:	/s/ Andrew Gloor
Name: Andrew Gloor
Title: Authorized Signatory

TENANT:

TEMPUS LABS, INC.,
a Delaware corporation

By:	/s/ Jim Rogers
Name: Jim Rogers
Title: Director of Finance

8

EXHIBIT A

SIXTH EXPANSION SPACE

EXHIBIT B

SEVENTH EXPANSION SPACE

EXHIBIT C-1

AGGREGATE TERMS — PREMISES AND DATES

Portions of the Premises and Dates:

Space	RSF	Expansion Effective Date	Last Day of Build Out Period	Rent Commencement Date
Original Premises	79,241	Not applicable	5/31/2018	6/1/2018
Fourth Expansion Space	370	4/20/2018	5/31/2018	6/1/2018
First Expansion Space	5,818	3/1/2019	5/31/2019	6/1/2019
Fifth Expansion Space	3,780	3/1/2019	5/31/2019	6/1/2019
Third Expansion Space	29,755	3/1/2019	8/31/2019	9/1/2019
Sixth Expansion Space	8,020	3/1/2019	11/30/2019	12/1/2019
Seventh Expansion Space P-1	11,089	5/1/2019	4/30/2020	5/1/2020
Seventh Expansion Space P-2	8,261	5/1/2019	10/31/2020	11/1/2020
Seventh Expansion Space P-3	8,272	5/1/2019	4/30/2021	5/1/2021
TOTAL	154,606

EXHIBIT C-1 1

EXHIBIT C-2

AGGREGATE TERMS — FIXED RENT

Fixed Rent:

Period	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
6/1/2018-5/31/2019[1]	$1,831,053.00	$152,587.75	$23.00
6/1/2019-8131/2019[2]	$2,103,548.28	$175,295.69	$23.58
9/1/2019-11/30/20193	$2,805,171.12	$233,764.26	$23.58
12/1/2019-4/3012020[4]	$2,994,282.72	$249,523.56	$23.58
5/1/2020-5/31/2020[5]	$3,255,761.40	$271,313.45	$23.58
6/1/2020-10/31/2020	$3,337,224.36	$278,102.03	$24,17
11/1/20204/30/2021[6]	$3,536,892.84	$294,741.07	$24.17
5/1/2021-5/31/2021[7]	$3,736,827.00	$311,402.25	$24.17
6/1/2021-5/31/2022	$3,829,590.60	$319,132.55	$24.77
6/1/2022-5/31/2023	$3,925,446.36	$327,120.53	$25.39
6/1/2023-5/31/2024	$4,022,848.08	$335,237.34	$26.02
6/1/2024-5/31/2025	$4,123,342.08	$343,611.84	$26.67
6/1/2025-5/31/2026	$4,226,928.00	$352,244.00	$27.34
6/1/2026-5/31/2027	$4,332,060.12	$361,005.01	$28.02
6/1/2027-5/31/2028	$4,440,284.28	$370,023.69	$28.72
6/1/2028-5/31/2029	$4,551,600.60	$379,300.05	$29.44

[1]	Based on the Premises consisting of 79,611 Rentable Square Feet
[2]	Based on the Premises consisting of 89,209 Rentable Square Feet (including the First Expansion Space and the Fifth Expansion Space)
[3]	Based on the Premises consisting of 118,964 Rentable Square Feet (including the Third Expansion Space)
[4]	Based on the Premises consisting of 126,984 Rentable Square Feet (including the Sixth Expansion Space)
[5]	Based on the Premises consisting of 138,073 Rentable Square Feet (including the P1 portion of the Seventh Expansion Space)
[6]	Based on the Premises consisting of 146,334 Rentable Square Feet (including the P2 portion of the Seventh Expansion Space)
[7]	Based on the Premises consisting of 154,606 Rentable Square Feet (including the P3 portion of the Seventh Expansion Space)

EXHIBIT C-2 1

EXHIBIT C-3

AGGREGATE TERMS — RENTAL ABATEMENT PERIODS

Rental Abatement Periods:

Space	Fixed Rent Rental Abatement Period		Tenant’s Operating Payment and Tenants Tax Payment Rental Abatement Period
Original Premises		6/1/2018-5/31/2019	6/1/2018-5/31/2019
Fourth Expansion Space		6/1/2018-5/31/2019	6/1/2018-5/31/2019
First Expansion Space	6/1/2019 -8/31/2019, plus an abatement of $	7,039.78 applied against Fixed Rent for the Month of 9/1/2019-9/30/2019	6/1/2019-4/30/2020
Fifth Expansion Space	6/1/2019-9/31/2019 plus an abatement of $	4,573.80 applied against Fixed Rent for the Month of 10/1/2019-10/31/2019	6/1/2019-5/31/2020
Third Expansion Space	9/1/2019-12/31/2019, plus an abatement of $	32,432.95 applied against the Fixed Rent for the Month of 1/1/2020-1/31/2020	9/1/2019-8/31/2020
Sixth Expansion Space	12/1/2019-3/31/2020, plus an abatement of $	7,779.40 applied against the Fixed Rent for the Month of 4/1/2020-4/30/2020	12/1/2019-11/30/2020
Seventh Expansion Space P-1	5/1/2020-8/31/2020, plus an abatement of $	10,312.77 applied against Fixed Rent for the Month of 9/1/2020-9/30/2020	5/1/2020-4/30/2021
Seventh Expansion Space P-2	11/1/2020-12/31/2020, plus an abatement of $	6,443.58 applied against the Fixed Rent for the Month of 1/1/2021-1/31/2021	11/1/2020-8/31/2021
Seventh Expansion Space P-3	An abatement of $	4,797.76 applied against the Fixed Rent for the Month of 5/1/2021- 5/31/2021	5/1/2021-12/31/2021

EXHIBIT C-3 1

EXHIBIT C-4

AGGREGATE TERMS — IMPROVEMENT ALLOWANCES AND APPLICATION AMOUNTS

Improvement Allowances and Application Amounts:

Space	Improvement Allowance	Application Amount	Total (Improvement Allowance Plus Application Amount)
Original Premises	See #1 below
Fourth Expansion Space	See #1 below
First Expansion Space	$346,636.44	$87,270.00	$433,906.44
Fifth Expansion Space	$245,700.00	$56,700.00	$302,400.00
Third Expansion Space	$1,934,075.00	$446,325.00	$2,380,400.00
Sixth Expansion Space	$521,300.00	$120,300.00	$641,600.00
Seventh Expansion Space P-1	$720,785.00	$166,335.00	$887,120.00
Seventh Expansion Space P-2	$454,355.00	$123,915.00	$578,270.00
Seventh Expansion Space P-3	$413,600.00	$124,080.00	$537,680.00
TOTALS	$4,636,451.44	$1,124,925.00	$5,761,376.44

1.

Landlord has disbursed to Tenant the entire Construction Allowance (as defined in Section 7(a) of Exhibit D to the Original Lease) with respect to both the space demised in Section 2.1 of the Original Lease and the Fourth Expansion Space.

EXHIBIT C-4 1

EXHIBIT C-5

AGGREGATE TERMS—TENANT’S PROPORTIONATE SHARE

Tenant’s Proportionate Share:

Tenant’s Proportionate Share shall be the following percentages for the following time periods:

Period	Tenant’s Proportionate Share
6/1/2018-5/31/2019	6.6615%
6/1/2019-8/31/2019	7.4646%
9/1/2019-11/30/2019	9.9543%
12/1/2019-4/30/2020	10.6254%
5/1/2020-10/31/2020	11.5708%
11/1/2020-4/30/2020	12.2620%
5/1/2021-5/31/2029	12.9542%

EXHIBIT C-5 1

FIFTH AMENDMENT TO AGREEMENT OF LEASE

THIS FIFTH AMENDMENT TO AGREEMENT OF LEASE (the “Amendment”) is made and entered into as of  May 8 , 2020 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018 (the “Original Lease”), which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”), by Second Amendment to Agreement of Lease dated as of July 30, 2018 (the “Second Amendment”), by Third Amendment to Agreement of Lease dated as of December 26, 2018 (the “Third Amendment”) and by Fourth Amendment to Agreement of Lease dated as of April 23, 2019 (the “Fourth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 154,606 Rentable Square Feet on the 5th floor of the Building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”) which consists of the space demised in Section 2.1 of the Original Lease, the First Expansion Space and the Third Expansion Space demised in Section 6 of Exhibit G to the Original Lease (as amended), the Fourth Expansion Space demised in the Second Amendment, the Fifth Expansion Space demised in the Third Amendment and the Sixth Expansion Space and Seventh Expansion Space demised in the Fourth Amendment (the “Premises”).

B.

Tenant has requested that additional space containing approximately 13,129 Rentable Square Feet on the seventh floor of the Building shown on Exhibit A attached hereto as the “Eighth Expansion Space” (the “Eighth Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Eighth Expansion Space and Effective Date.

1.01

Effective on the Amendment Effective Date (the “Eighth Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Eighth Expansion Space, and from and after the Eighth Expansion Effective Date, the Premises currently demised under the Lease and the Eighth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Eighth Expansion Space shall commence on the Eighth Expansion Effective Date and end on the Expiration Date. The Eighth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Eighth Expansion Space.

1.02

Tenant shall commence payment of Rent with respect to the Eighth Expansion Space on December 1, 2020 (the “Eighth Expansion Rent Commencement Date”). The period of time commencing on the Eighth Expansion Effective Date and continuing until the date immediately preceding the Eighth Expansion Rent Commencement Date is referred to herein as the “Eighth Expansion Build Out Period”. If Tenant commences its business operations in the

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Eighth Expansion Space prior to the last day of the Eighth Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations in the Eighth Expansion Space and ending on the last day of the Eighth Expansion Build Out Period is referred to as the “Eighth Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Eighth Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Eighth Expansion Rent Commencement Date. The Fixed Rent rate for the Eighth Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Eighth Expansion Space shall be the same. Commencing on the Eighth Expansion Rent Commencement Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the Eighth Expansion Space in the Premises. The Eighth Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Eighth Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

1.03

Tenant shall be entitled to receive an improvement allowance (the “Eighth Expansion Space Improvement Allowance”) in an amount equal to $50.00 per rentable square foot of the Eighth Expansion Space. Such Eighth Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Eighth Expansion Space (the “Eighth Expansion Space Improvements”). The Eighth Expansion Space Improvements shall include the construction of a demising wall to demise the Eighth Expansion Space from the adjacent office space and Common Area and separation of utilities between the Eighth Expansion space and the adjacent office space and Common Area. The Eighth Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 1.03, all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A) “Tenant’s Work” shall instead refer to the “Eighth Expansion Space Improvements,” and (B) “Construction Allowance,” “Separation Work Reimbursement,” “Application Amount” and “Total Allowance” shall instead refer to the “Eighth Expansion Space Improvement Allowance”.

1.04

Landlord acknowledges and agrees that Section 7(h) of Exhibit D to the Lease shall remain in effect with respect to the Eighth Expansion Space Improvement Allowance such that, if (1) the Eighth Expansion Space Improvements have been completed and (2) all costs related thereto have been paid in full, and less than the entire Eighth Expansion Space Improvement Allowance was used (and the portion not used shall be called the “Eighth Expansion Space Unused Allowance”), then provided Tenant is not then in default under the Lease, Tenant may request that Landlord apply a portion of the Eighth Expansion Space Unused Allowance not to exceed $164,112.50, or 25% of the Eighth Expansion Space Improvement Allowance, against the then next due installments of Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment payable with respect to the Eighth Expansion Space. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to allow the Eighth Expansion Space Unused Allowance to be applied against any portion of the rent for the Eighth Expansion Space during the continuance of an uncured default under the Lease and Landlord’s obligation to allow such application shall only resume when and if such default is cured.

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1.05

Tenant shall be entitled to receive an abatement of 50% of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Eighth Expansion Space (“Eighth Expansion Space Rental Abatement”) for 36 months. Such Eighth Expansion Space Rental Abatement shall be applied toward the first rent due with respect to the Eighth Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Eighth Expansion Space Rental Abatement against the rent due in connection with the Eighth Expansion Space (A) unless and until Tenant shall have occupied and be operating its business in substantially all of the Eighth Expansion Space, and (B) if an Event of Default has occurred and is continuing under the Lease.

1.06

If Tenant takes possession of or enters the Eighth Expansion Space before the Eighth Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided, however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Eighth Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Eighth Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the Eighth Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Eighth Expansion Space and for any services specifically requested by Tenant. If Landlord fails to deliver possession of the Eighth Expansion Space to Tenant on the Eighth Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Eighth Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the Eighth Expansion Space.

2.

Early Termination Payment. As of the Eighth Expansion Effective Date, the Early Termination Payment is estimated to be $8,117,397.00, subject to recalculation after determination of the actual amount of Tenant’s Operating Payments and Tenant’s Tax Payments included in the rental abatements granted with respect to each portion of the Premises. The parties acknowledge and agree that, for purposes of calculating the portion of the Early Termination Payment attributable to the Eighth Expansion Space, only $40.00 per rentable square foot of the Eighth Expansion Space Improvement Allowance shall be included in such calculation. For the avoidance of doubt, Tenant’s valid exercise of the Termination Option terminates the Lease with respect to the entire Premises effective as of the Early Termination Date set forth in Section 3.01 of Exhibit E to the Lease.

3.

Aggregate Terms. For convenience, attached are the following exhibits setting forth certain aggregate terms relating to the Premises: (i) attached as Exhibit A-1 is a depiction of the Premises (other than the Eighth Expansion Space) (and Exhibit A and Exhibit A-1 together depict the entire Premises as of the Effective Date), (i) attached as Exhibit C-1 is a table with the aggregate Premises, rent commencement dates, as well as other terms for the entire Premises, (ii) attached as Exhibit C-2 is a table with the aggregate Fixed Rent for the entire Premises, (iii) attached as Exhibit C-3 is a table with the aggregate rental abatements and rental abatement periods for the entire Premises, (iv) attached as Exhibit C-4 hereto is a table with the aggregate Improvement Allowances and Application Amounts for the Premises (other than the Eighth Expansion Space), and (v) attached as Exhibit C-5, is a table with the aggregate Tenant’s Proportionate Share for the entire Premises.

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4.	Miscellaneous.

4.01

This Amendment and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

4.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

4.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

4.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

4.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

4.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such broker.

4.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

4.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

4

4.09

This Amendment contains the following exhibits, which are incorporated herein by reference: Exhibit A (Eighth Expansion Space), Exhibit A-1 (Remainder of Premises), Exhibit C-1 (Aggregate Terms- Premises and Dates), Exhibit C-2 (Aggregate Terms – Fixed Rent), Exhibit C-3 (Aggregate Terms – Rental Abatement Periods), Exhibit C-4 (Aggregate Terms – Improvement Allowance and Application Amounts), and Exhibit C-5 (Aggregate Terms – Tenant’s Proportionate Share).

[signatures are on following page]

5

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC,
a Delaware limited liability company

By:	/s/ Andy Gloor
Name: Andrew Gloor
Title: Authorized Signatory

TENANT:

TEMPUS LABS, INC.,
a Delaware corporation

By:	/s/ Vanessa Rollings
Name: Vanessa Rollings
Title: CFO

6

EXHIBIT A

EIGHTH EXPANSION SPACE

EXHIBIT A-1

REMAINDER OF PREMISES

EXHIBIT C-1

AGGREGATE TERMS — PREMISES AND DATES

Portions of the Premises and Dates:

Space	RSF	Expansion Effective Date	Last Day of Build Out Period	Rent Commencement Date
Original Premises	79,241	Not applicable	5/31/2018	6/1/2018
Fourth Expansion Space	370	4/20/2018	5/31/2018	6/1/2018
First Expansion Space	5,818	3/1/2019	5/31/2019	6/1/2019
Fifth Expansion Space	3,780	3/1/2019	5/31/2019	6/1/2019
Third Expansion Space	29,755	3/1/2019	8/31/2019	9/1/2019
Sixth Expansion Space	8,020	3/1/2019	11/30/2019	12/1/2019
Seventh Expansion Space P-1	11,089	5/1/2019	4/30/2020	5/1/2020
Seventh Expansion Space P-2	8,261	5/1/2019	10/31/2020	11/1/2020
Seventh Expansion Space P-3	8,272	5/1/2019	4/30/2021	5/1/2021
Eighth Expansion Space	13,129	Eighth Expansion Effective Date	11/30/2020	12/1/2020
TOTAL	167,735

EXHIBIT C-1 1

EXHIBIT C-2

AGGREGATE TERMS — FIXED RENT

Fixed Rent:

Period	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
6/1/2018-5/31/2019[1]	$1,831,053.00	$152,587.75	$23.00
6/1/2019-8/31/2019[2]	$2,103,548.28	$175,295.69	$23.58
9/1/2019-11/30/2019[3]	$2,805,171.12	$233,764.26	$23.58
12/1/2019-4/30/2020[4]	$2,994,282.72	$249,523.56	$23.58
5/1/2020-5/31/2020[5]	$3,255,761.40	$271,313.45	$23.58
6/1/2020-10/31/2020	$3,337,224.36	$278,102.03	$24.17
11/1/2020-11/30/2020[6]	$3,536,892.84	$294,741.07	$24.17
12/1 /2020-4/30/2021[7]	$3,854,220.72	$321,185.06	$24.17
5/1/2021-5/31/2021[8]	$4,054,155.00	$337,846.25	$24.17
6/1/2021-5/31/2022	$4,154,796.00	$346,233.00	$24.77
6/1/2022-5/31/2023	$4,258,791.60	$354,899.30	$25.39
6/1/2023-5/31/2024	$4,364,464.68	$363,705.39	$26.02
6/1/2024-5/31/2025	$4,473,492.48	$372,791.04	$26.67
6/1/2025-5/31/2026	$4,585,874.88	$382,156.24	$27.34
6/1/2026-5/31/2027	$4,699,934.76	$391,661.23	$28.02
6/1/2027-5/31/2028	$4,817,349.24	$401,445.77	$28.72
6/1/2028-5/31/2029	$4,938,118.44	$411,509.87	$29.44

[1]	Based on the Premises consisting of 79,611 Rentable Square Feet
[2]	Based on the Premises consisting of 89,209 Rentable Square Feet (including the First Expansion Space and the Fifth Expansion Space)
[3]	Based on the Premises consisting of 118,964 Rentable Square Feet (including the Third Expansion Space)
[4]	Based on the Premises consisting of 126,984 Rentable Square Feet (including the Sixth Expansion Space)
[5]	Based on the Premises consisting of 138,073 Rentable Square Feet (including the P1 portion of the Seventh Expansion Space)
[6]	Based on the Premises consisting of 146,334 Rentable Square Feet (including the P2 portion of the Seventh Expansion Space)
[7]	Based on the Premises consisting of 159,463 Rentable Square Feet (including the Eighth Expansion Space)
[8]	Based on the Premises consisting of 167,735 Rentable Square Feet (including the P3 portion of the Seventh Expansion Space)

EXHIBIT C-2 1

EXHIBIT C-3

AGGREGATE TERMS — RENTAL ABATEMENT PERIODS

Rental Abatement Periods:

Space	Fixed Rent Rental Abatement Period		Tenant’s Operating Payment and Tenants Tax Payment Rental Abatement Period
Original Premises		6/1/2018-5/31/2019	6/1/2018-5/31/2019
Fourth Expansion Space		6/1/2018-5/31/2019	6/1/2018-5/31/2019
First Expansion Space	6/1/2019 -8/31/2019, plus an abatement of $	7,039.78 applied against Fixed Rent for the Month of 9/1/2019-9/30/2019	6/1/2019-4/30/2020
Fifth Expansion Space	6/1/2019-9/31/2019 plus an abatement of $	4,573.80 applied against Fixed Rent for the Month of 10/1/2019-10/31/2019	6/1/2019-5/31/2020
Third Expansion Space	9/1/2019-12/31/2019, plus an abatement of $	32,432.95 applied against the Fixed Rent for the Month of 1/1/2020-1/31/2020	9/1/2019-8/31/2020
Sixth Expansion Space	12/1/2019-3/31/2020, plus an abatement of $	7,779.40 applied against the Fixed Rent for the Month of 4/1/2020-4/30/2020	12/1/2019-11/30/2020
Seventh Expansion Space P-1	5/1/2020-8/31/2020, plus an abatement of $	10,312.77 applied against Fixed Rent for the Month of 9/1/2020-9/30/2020	5/1/2020-4/30/2021
Seventh Expansion Space P-2	11/1/2020-12/31/2020, plus an abatement of $	6,443.58 applied against the Fixed Rent for the Month of 1/1/2021-1/31/2021	11/1/2020-8/31/2021
Seventh Expansion Space P-3	An abatement of $	4,797.76 applied against the Fixed Rent for the Month of 5/1/2021- 5/31/2021	5/1/2021-12/31/2021
Eighth Expansion Space		An abatement of 50% of Fixed Rent for the period from 12/1/2020 — 11/30/2023	An abatement of 50% for the period 12/1/2020 – 11/30/2023

EXHIBIT C-3 1

EXHIBIT C-4

AGGREGATE TERMS — IMPROVEMENT ALLOWANCES AND APPLICATION AMOUNTS

Improvement Allowances and Application Amounts:

Space	Improvement Allowance	Application Amount	Total (Improvement Allowance Plus Application Amount)
Original Premises	See #1 below
Fourth Expansion Space	See #1 below
First Expansion Space	$346,636.44	$87,270.00	$433,906.44
Fifth Expansion Space	$245,700.00	$56,700.00	$302,400.00
Third Expansion Space	$1,934,075.00	$446,325.00	$2,380,400.00
Sixth Expansion Space	$521,300.00	$120,300.00	$641,600.00
Seventh Expansion Space P-1	$720,785.00	$166,335.00	$887,120.00
Seventh Expansion Space P-2	$454,355.00	$123,915.00	$578,270.00
Seventh Expansion Space P-3	$413,600.00	$124,080.00	$537,680.00
TOTALS	$4,636,451.44	$1,124,925.00	$5,761,376.44

1.

Landlord has disbursed to Tenant the entire Construction Allowance (as defined in Section 7(a) of Exhibit D to the Original Lease) with respect to both the space demised in Section 2.1 of the Original Lease and the Fourth Expansion Space.

EXHIBIT C-4 1

EXHIBIT C-5

AGGREGATE TERMS—TENANT’S PROPORTIONATE SHARE

Tenant’s Proportionate Share:

Tenant’s Proportionate Share shall be the following percentages for the following time periods:

Period	Tenant’s Proportionate Share
6/1/2018-5/31/2019	6.6615%
6/1/2019-8/31/2019	7.4646%
9/1/2019-11/30/2019	9.9543%
12/1/2019-4/30/2020	10.6254%
5/1/2020-10/31/2020	11.5708%
11/1/2020-11/30/2020	12.2620%
12/1/2020-4/30/2021	13.3606%
5/1/2021-5/31/2029	14.0528%

EXHIBIT C-5 1

SIXTH AMENDMENT TO AGREEMENT OF LEASE

THIS SIXTH AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into as of May 4, 2021 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018 (the “Original Lease”), which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”), by Second Amendment to Agreement of Lease dated as of July 30, 2018 (the “Second Amendment”), by Third Amendment to Agreement of Lease dated as of December 26, 2018 (the “Third Amendment”), by Fourth Amendment to Agreement of Lease dated as of April 23, 2019 (the “Fourth Amendment”) and by Fifth Amendment to Agreement of Lease dated as of May 8, 2020 (the “Fifth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 167,735 Rentable Square Feet on the 5th and 7th floors of the Building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”) which consists of the space demised in Section 2.1 of the Original Lease, the First Expansion Space and the Third Expansion Space demised in Section 6 of Exhibit G to the Original Lease (as amended), the Fourth Expansion Space demised in the Second Amendment, the Fifth Expansion Space demised in the Third Amendment, the Sixth Expansion Space and Seventh Expansion Space demised in the Fourth Amendment and the Eighth Expansion Space demised in the Fifth Amendment (the “Premises”).

B.

Tenant has requested that additional space containing approximately 12,303 Rentable Square Feet on the 2nd floor of the Building shown on Exhibit A attached hereto as the “Ninth Expansion Space” (the “Ninth Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Ninth Expansion Space and Effective Date.

1.01

Effective on July 1, 2021 (the “Ninth Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Ninth Expansion Space, and from and after the Ninth Expansion Effective Date, the Premises currently demised under the Lease and the Ninth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Ninth Expansion Space shall commence on the Ninth Expansion Effective Date and end on the Expiration Date. The Ninth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Ninth Expansion Space.

1.02

Tenant shall commence payment of Rent with respect to the Ninth Expansion Space on the Ninth Expansion Effective Date, subject to Section 1.03 below. The initial annual Fixed Rent rate per rentable square foot of the Ninth Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Ninth Expansion Effective Date. The Fixed Rent rate for the Ninth Expansion Space shall increase at

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such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Ninth Expansion Space shall be the same. Commencing on the Ninth Expansion Effective Date, Tenant’s Proportionate Share shall be increased to reflect the inclusion of the Ninth Expansion Space in the Premises and shall equal 15.0647%. The Ninth Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Ninth Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

1.03

Tenant shall be entitled to receive an abatement of 100% of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Ninth Expansion Space (“Ninth Expansion Space First Rental Abatement”) for 6 consecutive months commencing on the Ninth Expansion Effective Date. Such Ninth Expansion Space First Rental Abatement shall be applied toward the first rent due with respect to the Ninth Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Ninth Expansion Space First Rental Abatement against the rent due in connection with the Ninth Expansion Space if an Event of Default has occurred and is continuing under the Lease.

1.04

In addition to the Ninth Expansion Space First Rental Abatement, Tenant shall be entitled to receive an abatement of 50% of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Ninth Expansion Space (“Ninth Expansion Space Second Rental Abatement”) for 42 consecutive months commencing on March 1, 2024 (“Ninth Expansion Space Second Rental Abatement Period”). Such Ninth Expansion Space Second Rental Abatement shall be applied toward the first rent due with respect to the Ninth Expansion Space commencing on March 1, 2024. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Ninth Expansion Space Second Rental Abatement against the rent due in connection with the Ninth Expansion Space if an Event of Default has occurred and is continuing under the Lease, provided if such Event of Default is cured, then Tenant shall again be entitled to apply the Ninth Expansion Space Second Rental Abatement against the rent due in connection with the Ninth Expansion Space and the Ninth Expansion Space Second Rental Abatement Period shall be extended by the period of time that the Ninth Expansion Space Second Rental Abatement was suspended such that Tenant receives the full benefit of the Ninth Expansion Space Second Rental Abatement for the equivalent of the full Ninth Expansion Space Second Rental Abatement Period.

1.05

If Landlord fails to deliver possession of the Ninth Expansion Space to Tenant on the Ninth Expansion Effective Date because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Ninth Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the Ninth Expansion Space.

1.06

Tenant acknowledges that the Ninth Expansion Space was previously leased by Uptake Technologies, Inc. (“Uptake”), pursuant to a lease with Landlord, which lease terminated as to the Ninth Expansion Space on the day prior to the Ninth Expansion Effective Date. Uptake has agreed with Landlord to leave all furniture, fixtures and equipment, including, without limitation, teledata cabling and phone systems, except for the items listed on Exhibit B attached hereto (“Uptake’s Removal FF&E”; all such furniture, fixtures and equipment other than Uptake’s Removal FF&E is referred to as “Uptake’s FF&E”) located in the Ninth Expansion Space as of

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the day prior to the Ninth Expansion Effective Date and Tenant agrees to accept Uptake’s FF&E that is located in the Ninth Expansion Space on the Ninth Expansion Effective Date. Landlord makes no representation or warranty as to the condition, quantity, type or usefulness of Uptake’s FF&E and Tenant acknowledges that Landlord shall not have any obligation to inspect the Ninth Expansion Space regarding the condition, quantity, type or usefulness of Uptake’s FF&E. Tenant will cause Uptake to convey Uptake’s FF&E to Tenant by bill of sale.

2.

Early Termination Payment. As of the Ninth Expansion Effective Date, the Early Termination Payment is estimated to be $8,786,354.00, subject to recalculation after determination of the actual amount of Tenant’s Operating Payments and Tenant’s Tax Payments included in the rental abatements granted with respect to each portion of the Premises. For the avoidance of doubt, Tenant’s valid exercise of the Termination Option terminates the Lease with respect to the entire Premises effective as of the Early Termination Date set forth in Section 3.01 of Exhibit E to the Lease.

3.

Aggregate Terms. For convenience, attached are the following exhibits setting forth certain aggregate terms relating to the Premises: (i) attached as Exhibit A-1 is a depiction of the Premises (other than the Ninth Expansion Space) (and Exhibit A and Exhibit A-1 together depict the entire Premises as of the Ninth Expansion Effective Date), and (ii) attached as Exhibit C-2 is a table with the aggregate Fixed Rent for the entire Premises commencing on the Ninth Expansion Effective Date.

4.

Parking Spaces. Effective on the Ninth Expansion Effective Date, Landlord shall license to Tenant an additional 5 Reserved Parking Spaces, for a total of 8 Reserved Parking Spaces. Such additional 5 Reserved Parking Spaces shall be located on Level P-4 of the 900 Parking Garage and shall in all other respects be subject to the terms of Section 10.7, as amended, of the Lease.

5.	Miscellaneous.

5.01

This Amendment and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

5.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

5.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

5.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

5.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

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5.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such broker.

5.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

5.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

5.09

This Amendment contains the following exhibits, which are incorporated herein by reference: Exhibit A (Ninth Expansion Space), Exhibit A-1 (Remainder of Premises), Exhibit B (Uptake’s Removal FF&E) and Exhibit C-2 (Aggregate Terms – Fixed Rent).

[signatures are on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC,
a Delaware limited liability company

By:	/s/ Andrew Gloor
Name: Andrew Gloor
Title: Authorized Signatory

TENANT:

TEMPUS LABS, INC.,
a Delaware corporation

By:	/s/ Jim Rogers
Name: Jim Rogers
Title: Vice President, Finance

5

EXHIBIT A

NINTH EXPANSION SPACE

EXHIBIT A-1

REMAINDER OF PREMISES

EXHIBIT B

UPTAKE’S REMOVAL FF&E

1.	Ping pong tables
2.	Uptake signage (i.e., all signs with the word “Uptake” or Uptake’s logo)
3.	Audio system and equipment in podcast room and in A/V travel case immediately outside of podcast room
4.	Piano
5.	Uptake’s video games
6.	Sectional Couch in southeast corner, if any

Exhibit B 1

EXHIBIT C-2

AGGREGATE TERMS – FIXED RENT

Fixed Rent:

Period	Annual Rate of Fixed Rent	Monthly Fixed Rent	Rental Rate Per Rentable Square Foot
7/1/2021-5/31/2022	$4,459,541.28	$371,628.44	$24.77
6/1/2022-5/31/2023	$4,571,164.80	$380,930.40	$25.39
6/1/2023-5/31/2024	$4,684,588.80	$390,382.40	$26.02
6/1/2024-5/31/2025	$4,801,613.52	$400,134.46	$26.67
6/1/2025-5/31/2026	$4,922,238.96	$410,186.58	$27.34
6/1/2026-5/31/2027	$5,044,664.76	$420,388.73	$28.02
6/1/2027-5/31/2028	$5,170,691.40	$430,890.95	$28.72
6/1/2028-5/31/2029	$5,300,318.76	$441,693.23	$29.44

Exhibit C-2 1

SEVENTH AMENDMENT TO AGREEMENT OF LEASE

THIS SEVENTH AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into as of January 19, 2023 (the “Amendment Effective Date”), by and between CHICAGO KINGSBURY, LLC, a Delaware limited liability company (“Landlord”) and TEMPUS LABS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EQC 600 West Chicago, LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated January 18, 2018 (the “Original Lease”), which lease has been previously amended by First Amendment to Agreement of Lease dated as of January 30, 2018 (the “First Amendment”), by Second Amendment to Agreement of Lease dated as of July 30, 2018 (the “Second Amendment”), by Third Amendment to Agreement of Lease dated as of December 26, 2018 (the “Third Amendment”), by Fourth Amendment to Agreement of Lease dated as of April 23, 2019 (the “Fourth Amendment”), by Fifth Amendment to Agreement of Lease dated as of May 8, 2020 (the “Fifth Amendment”), and by Sixth Amendment to Agreement of Lease dated as of May 4, 2021 (the “Sixth Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 180,038 Rentable Square Feet on the 2nd, 5th and 7th floors of the Building located at 600 West Chicago Avenue, Chicago, Illinois (the “Building”) which consists of the space demised in Section 2.1 of the Original Lease, the First Expansion Space and the Third Expansion Space demised in Section 6 of Exhibit G to the Original Lease (as amended), the Fourth Expansion Space demised in the Second Amendment, the Fifth Expansion Space demised in the Third Amendment, the Sixth Expansion Space, the Seventh Expansion Space demised in the Fourth Amendment, the Eighth Expansion Space demised in the Fifth Amendment, and the Ninth Expansion Space demised in the Sixth Amendment (the “Premises”).

B.

Tenant has requested that additional space containing approximately 37,228 Rentable Square Feet on the 5th floor of the 900 Building shown on Exhibit A attached hereto as the “Tenth Expansion Space” (the “Tenth Expansion Space”) be added to the Premises currently demised under the Lease and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Tenth Expansion Space and Effective Date.

1.01

Effective on Amendment Effective Date (the “Tenth Expansion Effective Date”), the Premises, as defined in the Lease, is increased by the addition of the Tenth Expansion Space, and from and after the Tenth Expansion Effective Date, the Premises currently demised under the Lease and the Tenth Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease.- The Term for the Tenth Expansion-Space shall-commence on-the Tenth Expansion Effective Date and end on the Expiration Date. The Tenth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises currently demised under the Lease unless such concessions are expressly provided for herein with respect to the Tenth Expansion Space.

1.02

Tenant shall commence payment of Rent with respect to the Tenth Expansion Space on January 1, 2024 (the “Tenth Expansion Rent Commencement Date”). The period of time commencing on the Tenth Expansion Effective Date and continuing until the date immediately preceding the Tenth Expansion Rent Commencement Date is referred to herein as the “Tenth Expansion Build Out

1

Period”. If Tenant commences Its business operations in the Tenth Expansion Space prior to the last day of the Tenth Expansion Build Out Period, the period of time beginning on the date on which Tenant so commences its business operations in the Tenth Expansion Space and ending on the last day of the Tenth Expansion Build Out Period is referred to as the “Tenth Expansion Beneficial Occupancy Period.” The initial annual Fixed Rent rate per rentable square foot of the Tenth Expansion Space shall be the same as the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease on the Tenth Expansion Rent Commencement Date. The Fixed Rent rate for the Tenth Expansion Space shall increase at such times and in such amounts as the Fixed Rent rate for the initial Premises increases, it being the intent of Landlord and Tenant that the Fixed Rent rate per rentable square foot of the Premises initially demised by the Lease and the Fixed Rent rate per rentable square foot of the Tenth Expansion Space shall be the same. The Tenth Expansion Space shall be delivered to Tenant in its “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Any construction, alterations or improvements to the Tenth Expansion Space shall be performed by Tenant at its sole cost and expense and shall be governed in all respects by the terms of the Lease.

1.03

Tenant shall be entitled to receive an improvement allowance (the “Tenth Expansion Space Improvement Allowance”) in an amount equal to $70.00 per rentable square foot of the Tenth Expansion Space. Such Tenth Expansion Space Improvement Allowance shall be applied toward the cost of the improvements to be performed by Tenant in the Tenth Expansion Space (the “Tenth Expansion Space Improvements”). The Tenth Expansion Space Improvement Allowance shall be disbursed in the same manner as described in, and subject to the same terms and conditions of, Sections 7(d), (e), (f) and (g) of the Work Letter attached to the Lease as Exhibit D, except that, for purposes of this Section 1.03, all references to the following terms in Sections 7(d), (e), (f) and (g) of the Work Letter shall instead have the following meanings: (A) “Tenant’s Work” shall instead refer to the “Tenth Expansion Space Improvements.” and (B) “Construction Allowance,” “Separation Work Reimbursement,” “Application Amount” and “Total Allowance” shall instead refer to the “Tenth Expansion Space Improvement Allowance”, Tenant shall reimburse Landlord for the reasonable, actual out-of-pocket costs incurred by Landlord to review plans and specifications for the Tenth Expansion Space Improvements.

1.04

Notwithstanding anything to the contrary contained in Section 7 of the Work Letter attached to the Lease or this Amendment, if (1) the Tenth Expansion Space Improvements have been completed and all costs related thereto have been paid in full, and (2) less than the entire Tenth Expansion Space Improvement Allowance was used (and the portion not used shall be called the “Tenth Expansion Unused Allowance”), then, provided Tenant is not then in default under the Lease, Tenant may request that Landlord apply the portion of the Tenth Expansion Unused Allowance not to exceed $1,302,980.00, or 50% of the Tenth Expansion Space Improvement Allowance, against the next due installments of Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment payable with respect to the Tenth Expansion Space commencing in February, 2025. If Tenant is not able to get the full benefit of such portion of the Tenth Expansion Unused Allowance by applying the same as a credit against Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment as aforesaid for any reason (such as, for example, because the Lease terminates early due to a casualty), then Tenant shall not be entitled to any cash or credit or other compensation of any kind for such portion of the Tenth Expansion Unused Allowance. If Tenant’s general contractor (or Tenant, if applicable) does not submit a request for payment of the entire Tenth Expansion Space Improvement Allowance in accordance with the requirements of this Amendment to Landlord, by December 31, 2024, any portion thereof not requested by such date shall be deemed to be Tenth Expansion Unused Allowance and shall no longer be available to be reimbursed to Tenant and shall automatically be applied against the next due installments of Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment in accordance with the terms of this paragraph. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to allow the Tenth Expansion Unused Allowance to be applied against any portion of the rent for the Tenth Expansion Space during the continuance of an uncured default under the Lease, and Landlord’s obligation to allow such application shall only resume when and if such default is cured.

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1.05

Tenant shall be entitled to receive an abatement of 50% of the aggregate of the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment initially payable with respect to the Tenth Expansion Space (“Tenth Expansion Space First Rental Abatement”) for 12 consecutive months commencing on the Tenth Expansion Effective Date. Such Tenth Expansion Space First Rental Abatement shall be applied toward the first rent due with respect to the Tenth Expansion Space. Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Tenth Expansion Space First Rental Abatement against the rent due in connection with the Tenth Expansion Space if an Event of Default has occurred and is continuing under the Lease.

1.06

In addition to the Tenth Expansion Space First Rental Abatement, Tenant shall be entitled to receive an abatement of 100% of the Fixed Rent only with respect to the Tenth Expansion Space (“Tenth Expansion Space Second Rental Abatement”) for 5 non-consecutive months of January, 2025, January, 2026, January, 2027, January, 2028 and January, 2029 (“Tenth Expansion Space Second Rental Abatement Period”). Such Tenth Expansion Space Second Rental Abatement shall be applied toward the first rent due with respect to the Tenth Expansion Space during each month of the Tenth Expansion Space Second Rental Abatement Period, Notwithstanding anything herein to the contrary, in no event shall Tenant be entitled to apply the Tenth Expansion Space Second Rental Abatement against the rent due in connection with the Tenth Expansion Space if an Event of Default has occurred and is continuing under the Lease, provided if such Event of Default is cured, then Tenant shall again be entitled to apply the Tenth Expansion Space Second Rental Abatement against the rent due in connection with the Tenth Expansion Space and the Tenth Expansion Space Second Rental Abatement Period shall be extended by the period of time that the Tenth Expansion Space Second Rental Abatement was suspended such that Tenant receives the full benefit of the Tenth Expansion Space Second Rental Abatement for the equivalent of the full Tenth Expansion Space Second Rental Abatement Period.

1.07

If Tenant takes possession of or enters the Tenth Expansion Space before the Tenth Expansion Rent Commencement Date, Tenant shall pay for all services requested by Tenant (e.g., freight elevator usage [except as provided in Section 1.08 below] and utilities) and Tenant shall be subject to the terms and conditions of the Lease; provided. however, (i) except for the cost of such services requested by Tenant, Tenant shall not be required to pay Rent for any entry or possession before the Tenth Expansion Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Tenth Expansion Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property, and (ii) during the Tenth Expansion Beneficial Occupancy Period, Tenant shall not be required to pay Rent but shall pay the cost of utilities and janitorial services for the Tenth Expansion Space and for any services specifically requested by Tenant. If Landlord fails to deliver possession of the Tenth Expansion Space to Tenant on the Tenth Expansion Effective Date because of any act or-occurrence beyond the reasonable control of Landlord, including. without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms. then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Tenth Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Landlord shall make reasonable efforts to obtain possession of the Tenth Expansion Space.

1.08

During the performance of the Tenant Expansion Space Improvements and Tenant moving Its furniture, fixtures and equipment into the Tenth Expansion Space, Tenant shall be entitled to use one (1) freight elevator in the 900 Building without charge, except if an elevator operator is required for operation of such freight elevator, Tenant shall reimburse Landlord for the cost of such elevator operator.

2.

Early Termination Payment. As of the Tenth Expansion Effective Date, the Early Termination Payment is estimated to be $11,300,662.99, subject to recalculation after determination of the actual amount of Tenant’s Operating Payments and Tenant’s Tax Payments Included in the rental abatements granted with respect to each portion of the Premises. For the avoidance of doubt, Tenant’s valid exercise of the Termination Option terminates the Lease with respect to the entire Premises effective as of the Early Termination Date set forth in Section 3.01 of Exhibit E to the Lease.

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3.

Aggregate Terms. For convenience, attached are the following exhibits setting forth certain aggregate terms relating to the Premises: (i) attached as Exhibit A-1 is a depiction of the Premises (other than the Tenth Expansion Space) (and Exhibit A and Exhibit A-1 together depict the entire Premises as of the Tenth Expansion Effective Date), and (ii) attached as Exhibit C-2 is a table with the aggregate Fixed Rent for the entire Premises.

4.

Additional Security Deposit. Landlord is currently holding $250,000.00 as the Security deposit under the Lease. As of the Amendment Effective Date, Tenant shall not be entitled to any further reductions in the Security Deposit and the second and third grammatical paragraphs of Section 2.5 of the Lease are deleted in their entirety.

5.

Space Planning Allowance. In addition to the above described Tenth Expansion Space Improvement Allowance, Landlord, provided Tenant is not in Default, agrees to provide Tenant with a space planning allowance (the “Space Planning Allowance”) in an amount not to exceed the (a) $0.12 per rentable square foot of the Tenth Expansion Space applied toward the cost of the preparation of a preliminary space plan for the Tenth Expansion Space to be prepared by Tenant’s architect, and (b) $0.05 per rentable square foot of the Tenth Expansion Space applied toward the cost of one (1) revision to such a preliminary space plan for the Tenth Expansion Space. If the Space Planning Allowance exceeds the cost of the preparation of the preliminary plan and one (1) revision thereto by Tenant’s architect, any remaining Space Planning Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto, The Space Planning Allowance shall be paid to Tenant within 30 days after Tenant’s submission to Landlord of (i) a request for disbursement of the Space Planning Allowance, and (ii) paid invoice and lien waiver from Tenant’s architect in at least the amount of the requested disbursement.

6.	Landlord Work.

6.01

Landlord, at its sole cost, shall perform the following work (collectively, “Tenth Expansion Landlord Work”): (a) adjacent to the Tenant Expansion Space, construct a demising wall for the Tenth Expansion Space to create a Common Area corridor and separate utilities serving such Common Corridor from utilities serving the Tenth Expansion Space, and (b) perform the structural work necessary to create an opening (the “Tempus 600-900 Connection”) between the portion of the Premises located In the 600 Building and immediately adjacent to the 900 Building and the Tenth Expansion Space such that there is access from the portion of the Premises located in the 600 Building to and from the Tenth Expansion Space through the Tempus 600-900 Connection without using the Common Area, including, without limitation, any work (the “Compliance Work”) required to cause the Tempus 600-900 Connection to conform to all City of Chicago building, life safety, and ADA codes, including but not limited to structural reinforcements, fire separations and life safety systems, and floor leveling to meet ADA requirements, provided to the extent any such Compliance Work is required due to the Tenth Expansion Space Improvements (which includes any improvements and finishes Tenant desires to install in and adjacent to the Tempus 600-900 Connection), such Compliance Work shall be performed by Tenant as part of the Tenth Expansion Space Improvements. Landlord shall perform the Tenth Expansion Landlord Work at the same time Tenant is performing the Tenth Expansion Space Improvements and both Landlord and Tenant shall work cooperatively and in good faith to each perform their respective work concurrently. Landlord shall enter into a direct contract for the Tenth Expansion Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenth Expansion Landlord Work. Landlord shall notify Tenant when the Tenant Expansion Landlord Work is substantially complete. For the avoidance of doubt, Tenant shall construct and install, as part of the Tenth Expansion Space Improvements, all finishes to the Tempus 600-900 Connection and the Tenth Expansion Landlord Work shall be limited to the work described in clause (b) above.

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6.02

Landlord, at its sole cost, shall install a car washing station and one (1) electric vehicle charging station in the 5th Floor Private Parking Area (defined in Section 7 below) (the “5th Floor Parking Area Improvements”) for the use by Tenant and by other users of the parking spaces located in the 5th Floor Private Parking Area. Landlord shall enter into a direct contract for the 5th Floor Parking Area Improvements with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the 5th Floor Parking Area Improvements.

7.

Parking Spaces. As of the Tenth Expansion Rent Commencement Date, Landlord grants Tenant a license to use 4 Reserved Parking Spaces and 31 Non-reserved Parking Spaces (collectively, the ‘Tenth Expansion Parking Spaces’) located in the private parking area adjacent to the Tenth Expansion Space (the “5th Floor Private Parking Area”) under the terms and conditions of Section 10.7 of the Lease. The Reserved Parking Spaces in the 5th Floor Private Parking Area shall be located as close as possible to the entrance to the 5th Floor Private Parking Area from the 5th floor of the 900 Building. As provided in Section 10.7 of the Lease, Tenant shall pay a monthly parking fee for the Tenth Expansion Parking Spaces equal to the then current monthly market rental rate for reserved and non-reserved parking spaces in the 5th Floor Private Parking Area as is then being offered to the general public by Landlord, as the same may be adjusted by Landlord from time to time, provided so long as Tenant is not in Default under the Lease, Tenant shall not be charged any monthly parking fee for 5 of the Tenth Expansion Parking Spaces.

8.

Signage. Provided Tenant (i) is the Tenant named in the introductory paragraph of the Lease or the transferee of a transfer for which Landlord’s consent is not required pursuant to Section 14.9 of the Lease, (ii) is leasing and occupying at least 30,000 rentable square feet in the Tenth Expansion Space, and (iii) obtains, at its cost, all applicable approvals and permits from Governmental Authorities and third parties, as of the Tenth Expansion Rent Commencement Date, Tenant shall have to right to install, at its cost and subject to Landlord’s reasonable approval of plans and specifications therefor, signage identifying Tenant’s name in the following locations: (a) at the entrance to the first floor elevator lobby serving the Tenth Expansion Space, (b) at the ground level exterior entrance to parking garage which provides access to the 5th Floor Private Parking Area, and (c) on the 5th floor of such parking garage, near the roll-up door that separates the 5th Floor Private Parking Area from other facilities on the 5th floor of such parking garage (collectively, the “Tenth Expansion Signage”). The Tenth Expansion Signage shall conform, in Landlord’s reasonable judgment, to Landlord’s then current signage standards. Tenant, at its cost, shall maintain, repair, insure and replace the Tenth Expansion Signage during the Term (or so long as Tenant Is permitted to maintain the Tenth Expansion Signage) and shall, at its cost, remove the Tenth Expansion Signage at the expiration or earlier termination of the Lease, or earlier if Tenant no longer meets the criteria required in this Section 8.

9.	Operating Expenses and Taxes.

9.01

The “600 Real Property” shall mean the 600 Building, the land on which the 600 Building is located, and any other buildings, improvements and structures located on such land, but does not include any residential buildings, structures or units or parking facilities. The “900 Real Property” shall mean the 900 Building, the land on which the 900 Building is located, and any other buildings, improvements and structures located on such land, but does not include any residential buildings, structures or units or parking facilities. As used herein, “Real Property” shall mean both the 600 Real Property and the 900 Real Property. As used in the Lease, “Real Property” shall refer to both the 600 Real Property and the 900 Real Property or to only the 600 Real Property or only the 900 Real Property, as the context requires, if not expressly set forth In this Amendment.

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9.02

Tenant shall pay Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes for the Tenth Expansion Space, calculated using Tenant’s Proportionate Share for the Tenth Expansion Space as set forth in Section 9.02(b) below, in accordance with Article 7 of the Lease, except as modified below:

a.

Each reference in Article 7 of the Lease to the Building shall refer to the 900 Building and the 600 Building, collectively, and each reference In Article 7 of the Lease to the Real Property shall refer to the 900 Real Property, and the 600 Real Property, collectively. For the avoidance of doubt, for purposes of Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes for the Tenth Expansion Space only, Operating Expenses and Taxes shall both be calculated on the combined Operating Expenses and Taxes, respectively, for the 600 Real Property and the 900 Real Property.

b.	Commencing on the Tenth Expansion Rent Commencement Date, Tenant’s Proportionate Share with respect to the Tenth Expansion Space only shall equal 2.2956%.

9.03

For the avoidance of doubt, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes for the Premises located in the 600 Building (i.e., the Premises excluding the Tenth Expansion Space) in accordance with the Lease without reference to any modifications set forth in Section 9.02 above.

10.

Available ROFO Space. For the avoidance of doubt, the Available ROFO Space, as defined in Section 2 of Exhibit G to the Lease, includes the remaining rentable space on the 5th floor of the 900 Building consisting of 31,263 rentable square feet, as depicted on Exhibit A attached hereto.

11.	Miscellaneous.

11.01

This Amendment and the attached exhibits, if any, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

11.02	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

11.03	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

11.04

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather Is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

11.05

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

11.06

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE, Inc. (“Tenant’s Broker”). Tenant agrees to indemnify and hold the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord hereby agrees to pay all brokerage commissions or finder’s fees (if any) that may be due to the Tenant’s Broker in connection with this Amendment pursuant to its written agreement with such broker.

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11.07

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto For which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or the 900 Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise).

11.08

This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall Include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

11.09

This Amendment contains the following exhibits, which are incorporated herein by reference: Exhibit A (Tenth Expansion Space and Available ROFO Space), Exhibit A-1 (Remainder of Premises) and Exhibit C-2 (Aggregate Terms — Fixed Rent).

[signatures are on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CHICAGO KINGSBURY, LLC, a Delaware limited liability company

By:	/s/ Andrew Gloor
Name:	Andrew Gloor
Title:	Authorized Signatory

TENANT:

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ Ryan Bartolucci
Name:	Ryan Bartolucci
Title:	CAO

EXHIBIT A

TENTH EXPANSION SPACE AND AVAILABLE ROFO SPACE

EXHIBIT A

1

EXHIBIT A-2

REMAINDER OF PREMISES

EXHIBIT A-1

1

EXHIBIT C-2

AGGREGATE TERMS — FIXED RENT

EXHIBIT C-2

1